--------------------------------------------------------------------------------
The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                                       As filed pursuant to Rule 424(b)(5) under
                                                      the Securities Act of 1933
                                                      Registration No. 333-73290

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 2002

Prospectus Supplement
(To Prospectus dated February 26, 2002)

            $49,000,000 UNITED FIDELITY AUTO RECEIVABLES TRUST 2002-A
                       AUTOMOBILE RECEIVABLE BACKED NOTES

                          UNITED FIDELITY FINANCE, LLC,
                                    as seller

                            UNITED FIDELITY BANK, fsb
                        as originator and master servicer

         We are offering the following three classes of automobile receivable backed notes by this prospectus supplement and the accompanying prospectus:

                                 Interest                           Price     Underwriting
  Class of   Initial Aggregate     Rate            Final           to Public     Discount
   Notes     Principal Balance  (per annum)    Maturity Date       per Note     per Note
   -----     -----------------  -----------    -------------       --------     --------
    A-1         $10,000,000         %        September 15, 2003        %             %

    A-2         $27,000,000         %          August 15, 2006         %             %

    A-3         $12,000,000         %          August 15, 2009         %             %

         The total price to the public is $          .  The total underwriting
discount is $          .  The total proceeds to the trust are $          .

         A financial guaranty insurance policy issued by Financial Security Assurance Inc. unconditionally and irrevocably guarantees timely payment of scheduled payments (as defined in the policy) of interest and principal on the offered notes, as more fully described in this prospectus supplement.

                                  [LOGO OF FSA]

         The trust is also issuing $500,000 aggregate principal amount of class B automobile receivable backed subordinate notes and an automobile receivable backed certificate. We are not offering the class B notes or the certificate pursuant to this prospectus supplement.

         You should carefully consider the factors set forth under "Risk Factors" beginning on page S-10 of this prospectus supplement and on page 8 in the prospectus.

         A security is not a deposit and neither the notes nor the underlying automobile receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

         The notes represent obligations of United Fidelity Auto Receivables Trust 2002-A only and do not represent obligations of or interests in United Fidelity Finance, LLC, United Fidelity Bank, fsb, Fidelity Federal Bancorp, any of their affiliates or any governmental agency.

         This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           CITY SECURITIES CORPORATION

         The date of this prospectus supplement is August , 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the offered notes in the following documents:

         (1) this prospectus supplement, which describes the specific terms of your offered notes; and

         (2) the accompanying prospectus, which provides general information, some of which may not apply to the offered notes.

         If the description of the offered notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in this prospectus supplement where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         In this prospectus supplement and the accompanying prospectus, "we" refers to the seller and "you" refers to any prospective investor in the offered notes.

         We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

         Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

         All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, the Bank or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

                                                TABLE OF CONTENTS
SUMMARY OF TERMS................................................................................................S-1

RISK FACTORS...................................................................................................S-10
         You May Not Be Able to Resell the Notes...............................................................S-10
         The Offered Notes are Obligations of the Trust Only and Are Not Guaranteed by Any
                  Party Other than the Note Insurer............................................................S-10
         Limited Assets; Limited Recourse......................................................................S-10
         Charge-Off and Delinquency Experience.................................................................S-11
         Servicing Transfer and other Servicing Related Risks..................................................S-11
         Some Offered Notes Are More at Risk Than Others If There Are Losses on The Receivables................S-11
         Noteholders Have a Limited Right to Declare Indenture Event of Defaults or Remedies...................S-12
         A Change in the Note Ratings May Adversely Affect the Offered Notes...................................S-12
         You May Incur a Loss If There Is a Default Under the Note Policy......................................S-12
         The Transfer of Subsequent Receivables to the Trust May Alter the Characteristics of
                  the Receivables Pool.........................................................................S-13
         Risk of Impact of Recent Events on the Financial Markets..............................................S-14
         The Bank is Subject to a Supervisory Agreement with the Office of Thrift Supervision..................S-14
         Risk of the Bank Having a Limited Ability to Originate Eligible Loans.................................S-15

FORMATION OF THE TRUST.........................................................................................S-16

THE RECEIVABLES POOL...........................................................................................S-18

SERVICING......................................................................................................S-27

MATURITY AND PREPAYMENT CONSIDERATIONS.........................................................................S-31

WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES.....................................................................S-33

DESCRIPTION OF THE OFFERED NOTES...............................................................................S-37

DESCRIPTION OF THE AGREEMENTS..................................................................................S-40

THE POLICY.....................................................................................................S-59

THE NOTE INSURER...............................................................................................S-61

REPORTS TO NOTEHOLDERS.........................................................................................S-63

FEDERAL INCOME TAX CONSEQUENCES................................................................................S-64

ERISA CONSIDERATIONS...........................................................................................S-67

UNDERWRITING...................................................................................................S-69

LEGAL OPINIONS.................................................................................................S-70

EXPERTS........................................................................................................S-70

INDEX OF PRINCIPAL TERMS.......................................................................................S-72

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

o The definitions of, or references to, capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page S-74 in this prospectus supplement or on page 62 of the accompanying prospectus.

The Trust

         United Fidelity Auto Receivables Trust 2002-A, a Delaware business trust established pursuant to a trust agreement between the seller and the owner trustee, will issue the offered notes described in this prospectus supplement. The trust will also issue class B notes and a certificate. The class B notes and the certificate are not being offered pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the class B notes and the certificate is presented solely to provide you with a better understanding of the offered notes.

The Originator and Master Servicer

         United Fidelity Bank, fsb, is the originator and master servicer. The originator will sell all of its right, title and interest in and to the receivables to the seller pursuant to the purchase agreement between the originator and the seller.

The Seller

         United Fidelity Finance, LLC, a Delaware limited liability company, is the seller. The seller will acquire all the right, title and interest of the originator in and to the receivables pursuant to the purchase agreement. The seller will sell all of its right, title and interest in and to the receivables to the trust pursuant to the sale and servicing agreement among the seller, the trust, the master servicer and originator, the trust collateral agent and the back-up servicer.

The Note Insurer

         Financial Security Assurance Inc. is a New York monoline insurance company and will be the note insurer of the offered notes. Financial Security will issue a note policy, which will guarantee the timely payment of scheduled payments (as defined in the policy) of interest and principal due on the offered notes but only as described in the section of this prospectus supplement titled "The Policy."

The Indenture Trustee, Trust Collateral Agent, Collateral Agent and the Back-up Servicer

         Wells Fargo Bank Minnesota, National Association, a national banking association, will serve as the indenture trustee, the trust collateral agent, the collateral agent and the back-up servicer.

The Owner Trustee

         Wilmington Trust Company, a Delaware banking corporation, will serve as the owner trustee.

Cut-off Dates

         With respect to each of the initial receivables conveyed to the trust on the closing date, the initial cut-off date will be the close of business on July 31, 2002 and with respect to any subsequent receivables acquired by the trust during the funding period, the subsequent cut-off date will be the close of business on the last day of the calendar month immediately preceding the date of such transfer.

Closing Date

         On or about September , 2002.

The Notes

         On the closing date, the trust will issue the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the "Class A Notes" or the "offered notes"), as described below, under an indenture between the trust and the indenture trustee. We are offering only the offered notes for sale in this prospectus supplement. The offered notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the offered notes are as follows:

                               Interest Rate           Initial Aggregate
           Class                (per annum)            Principal Balance
           -----                -----------            -----------------
         A-1 Notes                   %                    $10,000,000

         A-2 Notes                   %                    $27,000,000

         A-3 Notes                   %                    $12,000,000

         See "Description of the Offered Notes" in this prospectus supplement.

         The trust is also issuing $500,000 aggregate principal amount of Class B asset-backed subordinate notes (the "Class B Notes" or the "subordinate notes") and an automobile receivable backed certificate. The trust is not offering the subordinate notes or the certificate pursuant to this prospectus supplement. The offered notes and the subordinate notes are also referred to collectively in this prospectus supplement as the "notes."

Form of Offered Notes

         The offered notes will be issued in a book entry-form through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof. Definitive notes will be issued only under limited circumstances.

Distribution Date

         The trust collateral agent will be required to pay certain payments of principal and interest to the noteholders, from amounts on deposit in a note distribution account, on the 15th day of each month, unless the 15th day is not a business day in which case the payments will be made on the next succeeding business day.

First Distribution Date

         The first distribution date will be September 16, 2002.

Record Date

         On each distribution date, the trust will pay principal and interest to the holders of record as of the related record date. The record date for the notes will be the business day immediately preceding the distribution date. If definitive offered notes are issued, the record date for the notes will be the last day of the month preceding the distribution date.

Interest

         The note rate for each class of offered notes is specified on the cover page of this prospectus supplement. For each distribution date, interest on the Class A-1 Notes will accrue at the interest rate for the Class A-1 Notes from and including the immediately preceding distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding the current distribution date. For each distribution date, interest on the Class A-2 Notes and the Class A-3 Notes will accrue at their respective interest rates from and including the fifteenth day of the immediately preceding calendar month, whether or not such day is a business day (or, in the case of the first distribution date, from and including the closing date), to but excluding the fifteenth day of the month of the current distribution date (whether or not such day is a business day). Interest on the Class A-1 Notes for any accrual period will be calculated on an "actual/360" basis. Interest on the Class A-2 and Class A-3 Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Principal

         Principal of the offered notes will be payable on each distribution date in an amount equal to 98% of the principal amortization which occurred in the receivables pool during the prior calendar month (and including amounts remaining on deposit in the pre-funding account at the end of the funding period which are transferred to the collection account), plus an amount equal to (i) the aggregate principal balances of all receivables that became charged-off receivables during the related collection period, in each case immediately prior to the charge-off of such receivable, minus (ii) any liquidation proceeds allocable to principal with respect to such charged-off receivables received during such collection period, plus the aggregate amount of cram down losses on the receivables incurred during the collection period immediately preceding the distribution date, plus any portion refunded to obligors during the related collection period of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the amount financed. For each distribution date, the "collection period" means the preceding calendar month or, in the case of the initial distribution date, the period beginning on August 1, 2002 and ending on August 31, 2002.

         The outstanding principal amount of the offered notes of any class, if not previously paid, will be payable in full on the final maturity date for that class specified on the cover page of this prospectus supplement.

         The classes of offered notes are "sequential pay" classes which will receive the amount to be paid as principal to the holders of the offered notes on each distribution date as follows:

         o first, the Class A-1 Notes will begin to amortize, until they are paid in full;

         o once the Class A-1 Notes are paid in full, the Class A-2 Notes will begin to amortize, until they are paid in full; and

         o once the Class A-2 Notes are paid in full, the Class A-3 Notes will begin to amortize, until they are paid in full.

         However, if the offered notes are accelerated after an event of default, principal payments will be paid pro rata to the holders of the offered notes based on the aggregate outstanding principal balance of the classes of the offered notes.

The Certificate

         A certificate will be issued which will represent the beneficial interest in the trust and will be subordinated in right of payment to the notes. The certificate represents the right to receive certain cash flows in accordance with the priorities described under "Description of the Agreements -- Priority of Distributions" and the right to receive certain amounts released from the spread account. Distributions with respect to the certificate, in addition to being subordinate to payment of amounts due and payable in respect of the notes, are also subordinate to payment in full of amounts due to the note insurer and to the funding requirements of the spread account. The certificate will be issued to the seller and pledged by the seller to the note insurer as collateral security. The certificate is not being offered pursuant to this prospectus supplement.

Description of the Automobile Loan Receivables

         The receivables will consist of both the initial receivables and any subsequent receivables. On the closing date, the trust will acquire receivables with an aggregate principal balance of approximately $36,000,000 as of the initial cut-off date. Pursuant to the sale and servicing agreement, the trust will be required to acquire additional receivables meeting certain eligibility criteria and approved by the note insurer with an aggregate principal balance not to exceed approximately $14,000,000.

The Pre-Funding Account

         On the closing date, the seller will deposit into the pre-funding account an amount equal to approximately $14,000,000. The trust collateral agent will establish and maintain the pre-funding account on behalf of the indenture trustee for the benefit of the noteholders and the note insurer. The pre-funding account will hold funds to be applied by the trust collateral agent for the acquisition of additional receivables during the period from the closing date until the earlier of the date on which the pre-funding balance is less than $100,000, or the date which is ninety days following the closing date. Amounts on deposit in the pre-funding account will not be available to cover losses on the receivables. The pre-funding balance will be applied to purchase subsequent receivables from the seller, to the extent they are available. Amounts remaining on deposit in the pre-funding account at the end of the funding period will be used to pre-pay the principal of the offered notes in a sequential pay fashion.

Capitalized Interest Account

         On the closing date the seller will deposit, from the proceeds of the
sale of the offered notes, $          into a capitalized interest account to be
maintained with the trust collateral agent, in the name of the trust, for the benefit of the noteholders and the note insurer. The amount deposited in the capitalized interest account will be applied on the distribution dates only during the funding period and the distribution date immediately following the end of such funding period, in each case, to fund the monthly capitalized interest amount. See "Description of the Agreements -- Capitalized Interest Account."

Priority of Distributions

         The trust collateral agent will, on each distribution date, distribute from the collection account in the following order of priority:

         o from the Amount Available, to the servicer and the lock-box processor, their respective fees for the related distribution date and together with all unpaid fees from prior collection periods;

         o from the Amount Available, to the back-up servicer, the indenture trustee, the trust collateral agent, the collateral agent and the owner trustee, their respective fees and expenses (the aggregate amount of all such expenses for all distribution dates not to exceed $25,000 with respect to the owner trustee and $50,000 with respect to the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent), in each case, for the related distribution date and together with all unpaid fees and expenses (subject to the aggregate limitation on expenses of $25,000 with respect to the owner trustee and $50,000 with respect to the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent) from prior collection periods;

         o from the Amount Available, to the Class A note distribution account, an amount equal to the Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount and Class A-3 Interest Distributable Amount;

         o from the Amount Available, to the Class A note distribution account, an amount equal to Class A Noteholders' Principal Distributable Amount, until the Class A note balance has been reduced to zero;

         o from the Amount Available, to the note insurer, the premium and all other amounts due under the insurance agreement;

         o from Available Funds, to the spread account, the amount required to bring the balance of the spread account to the required amount;

         o from Available Funds and any Spread Account Release Amount, to the Class B note distribution account, an amount equal to the Class B Interest Distributable Amount;

         o from Available Funds and any Spread Account Release Amount, to the Class B note distribution account, an amount equal to Class B Noteholders' Principal Distributable Amount, until the Class B note balance has been reduced to zero;

         o from Available Funds, to the back-up servicer, the indenture trustee, the trust collateral agent, the collateral agent and the owner trustee, their respective reasonable expenses to the extent not otherwise paid as provided above; and

         o to the certificate distribution account, any remaining Available Funds, together with any releases to be made from the spread account to the certificateholder.

For a more detailed description of the flow of funds, see "Description of the Agreements -- Priority of Distributions."

Principal Prepayment

         The servicer may elect to purchase the receivables if as of the last day of any collection period the receivables pool balance is 10% or less of the sum of the initial receivables pool balance and the aggregate principal balance of the subsequent receivables as of the related subsequent cut-off dates, with the result that the offered notes will be redeemed by the trust on the next following distribution date. The servicer may not exercise the clean-up call if the clean-up call price is less than the full amount of principal and interest payable on the offered notes and all amounts due to the note insurer, the master servicer, the lock-box processor, the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent. See "Description of the Offered Notes -- Clean-up Call."

         The offered notes will be prepaid in sequential order, beginning with the Class A-1 Notes, on the distribution date immediately following the end of the funding period to the extent of the pre-funding balance (net of investment earnings) remaining on deposit in the pre-funding account after giving effect to the conveyance to the trust of all subsequent receivables.

The Trust Property

         The trust property will include all right, title and interest of the seller in and to:

         o certain retail installment sale contracts between the dealers and the obligors of the financed vehicles or any other person who owes payments on the receivables and all monies received after the initial cut-off date and all amounts due thereunder on or before the initial cut-off date but received after the initial cut-off date for the initial receivables or the related subsequent cut-off dates for any subsequent receivables;

         o the security interests in the financed vehicles granted by obligors pursuant to the receivables, and any other interest of the originator in the financed vehicles, including the certificates of title and other evidence of ownership for the financed vehicles;

         o any proceeds from claims on any physical damage, credit life or disability, GAP or other insurance policies maintained by the obligors covering the financed vehicles or the obligors and any proceeds from the liquidation of the receivables or financed vehicles;

         o all property (including the right to receive future liquidation proceeds) that secures a receivable and that has been acquired by or on behalf of the trust pursuant to the liquidation of the receivable;

         o the sale and servicing agreement, the purchase agreement and each transfer agreement for subsequent receivables to the extent each relates to the receivables, or the receivable files or the financed vehicles, including the right of the seller to cause the originator to repurchase the receivables and/or to obtain indemnification for third party claims;

         o        dealer recourse relating to the receivables;

         o certain rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the receivables or otherwise covering an obligor or a financed vehicle;

         o all amounts and property from time to time held in or credited to any of the trust accounts (such as the pre-funding account and capitalized interest account) and any lock-box account established by the servicer, if applicable (to the extent the amounts and property in the lock-box account relate to the receivables);

         o the receivable files and all other documents that the originator keeps on file in accordance with its customary procedures relating to the receivables or the obligors or financed vehicles; and

         o        the proceeds of any and all of the foregoing.

The spread account is not part of the trust property.

Offered Note Insurance Policy

         The note insurer will issue a financial guaranty insurance policy for the benefit of the holders of the offered notes, pursuant to an insurance and indemnity agreement, dated as of August 1, 2002. Under this policy, the note insurer will unconditionally and irrevocably guarantee the timely payments of scheduled payments (as defined in the policy) of the interest and principal due on each class of offered notes on each distribution date during the term of the policy and the ultimate payment of principal on each class of offered notes on their respective final stated maturity dates, in each case as described in this prospectus supplement.

The Spread Account

         On the closing date, a spread account will be established pursuant to the spread account agreement. The spread account will not be property of the trust, but will be held by the collateral agent for the benefit of the holders of the offered notes and the note insurer. Amounts, if any, in the spread account in excess of the required amount under the spread account agreement will be distributed in accordance with the spread account agreement as described in "Description of the Agreements -- Spread Account." The amount required to be on deposit in the spread account may increase or decrease without noteholder consent and there can be no assurance that the amounts on deposit in the spread account will reach the required amount or be available to make payments on the offered notes. Consequently, the holders of the offered notes should not rely on amounts on deposit in or to be deposited to the spread account as a source of repayment of the offered notes.

Subordination of the Subordinate Notes

         The subordination of the subordinate notes as described in this prospectus supplement will provide additional credit enhancement for the offered notes.

Servicing

         Under the sale and servicing agreement, the master servicer will perform all servicing and administrative duties with respect to the receivables. Except for the master servicer's initial term which will begin on the closing date and end on December 31, 2002, the master servicer will serve consecutive three month terms as servicer, each of which will automatically be terminated unless renewed by the note insurer. The note insurer will agree to renew the term of the master servicer for successive three month periods unless a servicer default has occurred and is not cured. Unless the master servicer is removed, the back-up servicer will not be responsible for the servicing and administration of the receivables and will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be furnished by the servicer pursuant to the sale and servicing agreement. If the master servicer is removed, the back-up servicer will assume the role of master servicer. See "Servicing." As used in this prospectus supplement, the term "servicer" refers to whichever entity is responsible for the servicing and administration of the receivables.

Federal Tax Status

         For federal income tax purposes, Krieg DeVault LLP, special tax counsel, is of the opinion that:

         o        the offered notes will be characterized as indebtedness; and

         o the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

By your acceptance of a an offered note, you agree to treat the offered notes as indebtedness. See "Certain Federal Income Tax Consequences" for more detail.

         We suggest that you and your tax advisors review the information under "Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

State Tax Considerations

         You should consult your own tax advisors regarding state and local tax consequences of the purchase, ownership and disposition of the offered notes.

ERISA Considerations

         Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, the offered notes may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or entities using assets of such plans, provided that each such purchaser will be deemed to represent and warrant that its purchase and holding of the offered notes will be covered by a Department of Labor Prohibited Transaction Class Exemption ("PTCE"). Employee benefit plans and their representatives should review the information set forth in "ERISA Considerations".

Legal Investment

         The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Ratings

         As a condition to the issuance of the offered notes, the Class A-1 Notes will be rated "A-1+" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "P1" by Moody's Investors Service, Inc. ("Moody's"). The Class A-2 and A-3 Notes will be rated "AAA" by S&P and "Aaa" by Moody's. A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor and is subject to revision or withdrawal at any time by those rating agencies. The rating by S&P of the Class A-1 Notes will be issued without regard to the issuance of the note policy by the note insurer. The ratings issued by Moody's of each class of offered notes and the ratings by S&P of the Class A-2 and A-3 Notes will be based primarily on the issuance of the note policy by the note insurer. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in this prospectus supplement.

Investment Information

         The mailing address and principal executive office of the seller is 18 N.W. Fourth Street, P. O. Box 1347, Evansville, Indiana 47706-1347. Its telephone number is (812) 429-0550.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not Be Able to Resell the Notes

         There is currently no secondary market for the offered notes. The underwriter currently intends to make a market in the offered notes, but is under no obligation to do so. We cannot assure you that a secondary market will develop for your offered notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your offered notes.

The Offered Notes are Obligations of the Trust Only and Are Not Guaranteed by Any Party Other than the Note Insurer

         The notes are obligations of the trust only and do not represent an interest in or obligation of the seller, the Bank, any of their affiliates or any other party or governmental body. Except for the note policy, neither the notes nor the underlying receivables are insured or guaranteed by any party. See "Description of the Offered Notes," "The Policy" and "The Note Insurer" in this prospectus supplement. A security is not a deposit and neither the notes nor the underlying automobile receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.

Limited Assets; Limited Recourse

         The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables, the pre-funding account and the capitalized interest account held by the trust collateral agent on behalf of the noteholders and the note insurer. Holders of the offered notes must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the collection account, amounts on deposit in the capitalized interest account and amounts remaining on deposit in the pre-funding account at the end of the pre-funding period, as well as the security provided by the note policy. The notes are secured solely by the assets in the trust, and the notes will not be insured or guaranteed by the originator, the seller, the master servicer, the back-up servicer, the indenture trustee, the trust collateral agent, the collateral agent, the owner trustee or the underwriter. Additionally, the spread account will not be property of the trust and holders of the offered notes should not rely on amounts on deposit in the spread account as a source of repayment of, or in evaluating the likelihood of payment on, the offered notes.

         Neither the originator nor the seller is obligated to make any payment on the notes or the receivables. The originator will make certain limited representations and warranties in the purchase agreement regarding the receivables sold by it to the seller. The seller will make certain limited representations and warranties in the sale and servicing agreement regarding the receivables sold by it to the trust. Pursuant to the sale and servicing agreement, the seller will assign its rights against the originator under the purchase agreement to the trust on the closing date. As a result, each of the originator and the seller may be required to repurchase any related receivable as to which a breach of one or more of the representations and warranties made by it has occurred and remains uncured if such breach has a material adverse effect on the value of such receivable or the interests of the trust or the note insurer. The originator is a savings association with total assets of $158 million as of June 30, 2002. There can be no assurance that the originator or the seller will have the financial ability or resources to meet its obligations under the purchase agreement, the sale and servicing agreement or any other related agreement.

         Neither the originator nor the seller will have any responsibility for or will make any representation with respect to the collectibility of amounts due under the receivables or the value or sufficiency of any financed vehicle securing any receivable.

Charge-Off and Delinquency Experience

         The Bank has calculated and presented herein its historical net loss and delinquency experience with respect to its indirect automobile loan servicing portfolio through July 31, 2002. Net loss and delinquency experience could increase significantly for various reasons, including changes in the local, regional or national economies, changes in technology or other events. Accordingly, there can be no assurance that the net loss and delinquency experience presented herein is representative of the likely experience of the trust with respect to the receivables and the future delinquency and loan loss experience of the trust with respect to the receivables may be worse than that set forth herein. See "The Receivables Pool - Delinquency and Credit Loss Experience."

Servicing Transfer and other Servicing Related Risks

         If the Bank ceases operations or is removed as master servicer under the sale and servicing agreement, the back-up servicer (or other successor servicer) will assume responsibility for the servicing and administration of the receivables. See "Servicing." Servicing transfers generally result in higher delinquency and loss rates, and we cannot assure you that higher delinquency and loss rates on the receivables will not result in connection with a transfer of servicing.

         Unless and until the master servicer is removed or resigns, the back-up servicer will not be responsible for the servicing and administration of the receivables. So long as the Bank remains the master servicer, the back-up servicer will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be furnished by the servicer pursuant to the sale and servicing agreement. Accordingly, it is expected that the trust, and indirectly the noteholders, will depend on the Bank for the servicing and administration of the receivables.

         The applicable servicer will depend on data processing and technology for the performance of the servicing function. Any failure by the applicable servicer to fully address and resolve any servicing, data processing or technological issues that may arise, including any required modifications of existing systems, replacement of such systems or other matters could have a material adverse effect on collection activity with respect to the receivables and payment to the noteholders.

         The Federal Deposit Insurance Corporation ("FDIC") takes the position that provisions which allow for the termination of an insured depository institution as servicer merely because the FDIC is appointed conservator or receiver of the institution may be voided by the FDIC pursuant to its statutory authority to enforce contracts of an insolvent depository institution notwithstanding provisions in such contracts that are terminable upon the insolvency of the institution or the appointment of a conservator or receiver of the institution. Accordingly, in the event of a servicer default, if a conservator or receiver were appointed for the Bank and no other servicer default other than the conservatorship or receivership of the Bank has occurred, the FDIC may be able to prevent a termination of the Bank as master servicer in a situation in which the Bank might otherwise be terminated as master servicer as described under "Description of the Agreements -- Rights Upon Servicer Default." This could adversely affect the servicing of the receivables and could adversely affect payments to noteholders.

Some Offered Notes Are More at Risk Than Others If There Are Losses on The Receivables

         Principal will be paid on the offered notes in alpha-numeric order, beginning with the Class A-1 Notes and ending with the Class A-3 Notes, with certain exceptions noted in this prospectus supplement if an indenture event of default occurs and the payment of principal of the offered notes is accelerated. Because payments of principal will generally be applied first to the Class A-1 Notes until the Class A-1 Notes are paid in full, second to the Class A-2 Notes until the Class A-2 Notes are paid in full, and third to the Class A-3 Notes, in the event the note insurer defaults under the note policy after a more senior class of offered notes has been fully or partially repaid and before the other classes of notes have been fully repaid, delinquencies, defaults and losses experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Noteholders Have a Limited Right to Declare Indenture Event of Defaults or Remedies

         So long as the offered notes are outstanding, the note insurer is the only party that has the right to declare an indenture event of default and control the remedy for such default, unless the note insurer is in default under the note policy, in which case the noteholders will have the right subject to applicable voting requirements.

         If an indenture event of default occurs and so long as the offered notes are outstanding, the note insurer or, in certain limited circumstances, the majority noteholders, will have the right to accelerate the payment of principal of the notes and direct the indenture trustee to liquidate the trust property. The term "majority noteholders" means holders of 51% or more, by principal amount, of the offered notes until the offered notes are paid in full, and thereafter 51% or more, by principal amount, of the subordinate notes.

         Following an indenture event of default and so long as the offered notes are outstanding, the trust collateral agent will continue to submit claims under the note policy to enable the trust to make payments to the holders of the offered notes each month. However, following the acceleration of the notes after an indenture event of default, the note insurer, in its sole discretion, may elect to prepay all or any portion of the principal of the outstanding offered notes pro rata to the noteholders based on the aggregate outstanding principal balance of the classes of the offered notes, plus accrued interest.

A Change in the Note Ratings May Adversely Affect the Offered Notes

         Moody's and S&P are the rating agencies rating the offered notes. The rating for any class of offered notes will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. The ratings of the offered notes address the likelihood of timely payment of accrued interest on each distribution date, and ultimate payment of principal on the applicable final maturity dates. The rating by S&P of the Class A-1 Notes will be issued without regard to the issuance of the note policy by the note insurer. The ratings issued by Moody's of each class of offered notes and the ratings by S&P of the Class A-2 and A-3 Notes will be based primarily on the issuance of the note policy by the note insurer. The downgrading of any rating of the note insurer, therefore, may lead to a change in the ratings of the offered notes. We cannot predict with certainty what effect any revision or withdrawal of the rating of the offered notes may have on the liquidity or market value of the offered notes. See "The Note Insurer" in this prospectus supplement for a description of the note insurer's ratings. A rating is not a recommendation to buy, sell or hold the offered notes.

You May Incur a Loss If There Is a Default Under the Note Policy

         If the spread account is reduced to zero and the note insurer defaults under the note policy, the trust will depend solely on payments on and proceeds from the receivables to make payments on the offered notes. The note insurer will default under the note policy if it fails to pay any required amount to the trust when due after the applicable grace period, if any, for any reason, including the insolvency of the note insurer.

         If the trust does not have sufficient funds to fully make the required payments to the holders of the offered notes on a distribution date during a default by the note insurer, amounts to be distributed on the offered notes on such distribution date will generally be reduced in the following order:

         o        Class A monthly interest, pro rata; and

         o Class A monthly principal, in sequential order; however, if the offered notes are accelerated following an event of default, Class A monthly principal will be paid pro rata to the holders of each class of the offered notes based on the aggregate principal balance of the classes of the offered notes.

         See "Servicing - Delinquencies and Net Losses," "Description of the Offered Notes - Payments of Principal" and "The Policy" in this prospectus supplement.

The Transfer of Subsequent Receivables to the Trust May Alter the
Characteristics of the Receivables Pool

         Because the subsequent receivables are not included in the initial receivables, the receivables pool's characteristics after the transfer of subsequent receivables to the pool may vary from the initial receivables pool's characteristics.

Geographic Concentration of Receivables May Result in More Risk

         If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the receivables may differ from what you expect, and you may experience delays or reductions in payments on your securities. The following are approximate percentages of the aggregate principal balance of the receivables as of the initial cut-off date of the receivables originated by or through a dealer located in the following states:

         Illinois          41.03%
         Indiana           26.93%
         Kentucky          30.51%

         None of the remaining states accounted for more than 5% of the aggregate principal balance of the receivables as of the initial cut-off date.

Risk of Impact of Recent Events on the Financial Markets

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, Washington D.C. and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but there has been an adverse effect on general economic conditions, consumer confidence and general market liquidity. The effects could involve, among other things, increased volatility in the prices of securities, including the notes. These disruptions and uncertainties could materially adversely affect the ability of an investor to resell its offered notes. You should consider the possible effect on delinquency, default and prepayment experience of the receivables. In addition, under the Soldiers' and Sailors' Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, maybe entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. Because the Relief Act covers obligors who enter military service (including reservists who are called to active duty) after origination of the receivables, no information can be provided as to the number of receivables that may be affected. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on the offered notes.

The Bank is Subject to a Supervisory Agreement with the Office of Thrift Supervision

         The Bank entered into a supervisory agreement with the Office of Thrift Supervision ("OTS") on February 3, 1999. The supervisory agreement has been, and may continue to be, amended from time to time by the OTS. If the Bank is unable to comply with the terms and conditions of the supervisory agreement, the OTS could take additional regulatory action, including the issuance of a cease and desist order requiring further corrective action. The supervisory agreement currently requires the Bank to:

         o reduce its level of classified assets and letters of credit to core capital and allowance for loan and lease losses to 50% or less;

         o        refrain from engaging in any "sub prime" lending activity;

         o not increase the size of the consumer loan portfolio in excess of 30% of the Bank's assets;

         o refrain from paying dividends or distributing capital without OTS approval;

         o        adopt a strategic plan including:

                  - capital targets for tangible, leverage, core and total risk-based capital,
                  - establishment of concentration limits for all assets, and
                  - development of a plan to reduce its concentration of high risk assets;

         o refrain from making additional investments in equity securities or real estate for development without OTS approval;

         o        develop a plan to divest real estate held for development;

         o develop a plan to reduce employee turnover and obtain OTS approval before hiring any additional or replacing any directors or senior executive officers;

         o develop a conflicts of interests policy and refrain from engaging in any transaction with or distribution of funds to its holding company or its subsidiaries or selling any assets to an affiliate without OTS approval;

         o develop a plan to increase liquidity and manage liquidity and cash flow;

         o refrain from increasing the level of executive compensation in excess of the greater of $5,000 or the annual cost of living, without OTS approval;

         o not increase its assets in excess of net interest credited on its deposit liabilities without OTS approval;

         o not engage in new activities not included in its strategic plan without OTS approval;

         o maintain a fully-staffed and functioning internal audit department and internal loan review process;

         o adopt a policy to administer the general partnerships held by the subsidiaries of the Bank; and

         o adopt a policy to administer its mortgage brokerage activities.

         The Bank is in compliance with all provisions of the supervisory agreement.

Risk of the Bank Having a Limited Ability to Originate Eligible Loans

         The Bank is a savings association with total assets of $158 million as of June 30, 2002. Accordingly, the Bank's ability to originate eligible automobile loans is limited. If sufficient automobile loans are not originated during the pre-funding period, a mandatory redemption of a portion of the notes could result on the following distribution date. If a mandatory redemption occurs, you will receive a principal prepayment. You will bear the risk of reinvesting any principal repayment. If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

                             FORMATION OF THE TRUST

         The trust is a business trust formed under the laws of the State of Delaware under a trust agreement between the seller and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in this prospectus supplement. Upon formation, the trust will not engage in any business activity other than:

         o        issuing and selling the notes and the certificate;

         o making payments of interest and principal on the notes and distributions on the certificate;

         o acquiring, managing and holding the receivables and related interests described in this prospectus supplement; and

         o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

         The trust will use the proceeds from the initial sale of notes to purchase the initial receivables from the seller and to fund the initial deposits in the pre-funding account, the spread account, and the capitalized interest account.

         Each note represents the right to receive a repayment of principal plus interest thereon at the specified rate from the trust.

         The trust property will include all right, title and interest of the seller in and to:

         o certain retail installment sale contracts between the dealers and the obligors of the financed vehicles or any other person who owes payments on the receivables and all monies due or received after the initial cut-off date and all amounts due thereunder on or before the initial cut-off date but received after the initial cut-off date for the initial receivables or the related subsequent cut-off dates for any subsequent receivables;

         o the security interests in the financed vehicles granted by obligors pursuant to the receivables, and any other interest of the originator in the financed vehicles, including the certificates of title and other evidence of ownership for the financed vehicles;

         o any proceeds from claims on any physical damage, credit life or disability, GAP or other insurance policies maintained by the obligors covering the financed vehicles or the obligors and any proceeds from the liquidation of the receivables or financed vehicles;

         o all property (including the right to receive future liquidation proceeds) that secures a receivable and that has been acquired by or on behalf of the trust pursuant to the liquidation of the receivable;

         o the sale and servicing agreement, the purchase agreement and each transfer agreement for subsequent receivables to the extent each relates to the receivables, or the receivable files or the financed vehicles, including the right of the seller to cause the originator to repurchase the receivables and/or to obtain indemnification for third party claims;

         o        dealer recourse relating to the receivables;

         o certain rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the receivables or otherwise covering an obligor or a financed vehicle;

         o all amounts and property from time to time held in or credited to any of the trust accounts (such as the pre-funding account and capitalized interest account) and any lock-box account established by the servicer, if applicable (to the extent the amounts and property in the lock-box account relate to the receivables);

         o the receivable files and all other documents that the originator keeps on file in accordance with its customary procedures relating to the receivables or the obligors or financed vehicles; and

         o        the proceeds of any and all of the foregoing.

         The spread account will not be an asset of the trust, but will be held by the collateral agent for the benefit of the holders of the offered notes and the note insurer.

         The receivables were or will be purchased by the originator from the dealers in accordance with the originator's requirements. The seller will transfer on the closing date the initial receivables and the related certificates of title (or applications therefor) or certificates or notices of lien to the trust collateral agent on behalf of the trust. The pool of initial receivables on the closing date will consist of receivables with an aggregate principal balance of approximately $36,000,000 as of the initial cut-off date, which were selected on or prior to the initial cut-off date. During the funding period, the trust may acquire additional receivables meeting certain eligibility criteria and approved by the note insurer with an aggregate principal balance as of the related subsequent cut-off dates not to exceed approximately $14,000,000.

                             THE SELLER AND THE BANK

         The Bank currently acquires receivables from approximately 238 new and used automobile dealers in Illinois, Kentucky and Indiana. The Bank is a federally-chartered savings association, formed in 1914. The Bank began originating and purchasing indirect automobile receivables in 1994. For the fiscal years ended 2001 and 2000, the Bank acquired receivables aggregating $127.9 million and $45.3 million respectively, representing an annual increase of 182%. The seller is a subsidiary of the Bank.

                              THE RECEIVABLES POOL

Eligibility Criteria

         The initial receivables were selected from the portfolio of the Bank for purchase by the seller according to various criteria, including that each receivable, as of the applicable cut-off date:

         o has been underwritten in accordance with the Bank's established standards;

         o is attributable to the purchase of and secured by a new or used automobile, light duty truck van or mini-van;

         o has been acquired from dealers from which the Bank has an executed, valid and enforceable dealer agreement;

         o has an original term that does not exceed 72 months, provided that 25 of the initial receivables providing for 72 monthly payments may have a first payment that is due up to 90 days after the related origination date;

         o is located within the United States and secured by a first priority, perfected security interest in the related financed vehicle;

         o requires the Bank to maintain all necessary insurance covering the related financed vehicle;

         o has a remaining term to scheduled maturity of not less than 12 months;

         o has been created in a transaction that complied, and is in material compliance with applicable federal, state and local laws;

         o        is not delinquent for more than 30 days at the cut-off date;

         o has a Fair Isaac Creditdesk credit score of 190 or higher at origination (which credit score relates solely to an internal Bank credit scoring model);

         o provides for level monthly payments that fully amortize the amount financed over the original term;

         o constitutes "tangible chattel paper" under the UCC and is freely transferable; and

         o        is not subject to a bankruptcy proceeding.

         During the funding period, the seller will purchase the subsequent receivables from the Bank and then sell them to the trust. The Bank anticipates that the aggregate principal balance of the subsequent receivables will equal approximately $14,000,000. The seller will sell the subsequent receivables to the trust on subsequent transfer dates and the trust will be required to use the funds in the pre-funding account for the purpose of purchasing the subsequent receivables.

         No transfer of subsequent receivables to the trust will be made unless:

         o as of each subsequent cut-off date, each subsequent receivable and/or the subsequent financed vehicle related to that subsequent receivable satisfy the receivable eligibility criteria listed in this prospectus supplement and any other criteria included in the sale and servicing agreement and purchase agreement regarding the initial receivables;

         o so long as no insurer default shall have occurred and be continuing, the note insurer has approved the transfer of the subsequent receivables to the trust;

         o neither the Bank nor the seller has selected the subsequent receivables in a manner that either of them believes is adverse to the interests of the note insurer or the noteholders;

         o the Bank and the seller deliver certain opinions of counsel with respect to transfer of the subsequent receivables; and

         o the rating agencies confirm that the ratings on the offered notes have not been withdrawn or reduced because of the subsequent receivables transfer to the trust.

         Because the subsequent receivables may be originated after the initial receivables, the receivables pool's characteristics after the transfer of subsequent receivables to the pool may vary from the initial receivables pool's characteristics.

         In addition, following the transfer of the subsequent receivables to the trust, the pool of receivables held by the trust must meet the following criteria:

         (a) the receivables' weighted average annual percentage rate is not less than 8.75%;

         (b) the receivables' weighted average remaining term on the subsequent cut-off date is not greater than 72 months;

         (c) the obligors with respect to not more than 35% of the receivables (by principal balance as of the related cut-off date) reside in Texas and California;

         (d) no less than 21.5% (by principal balance as of the related cut-off date) of the receivables are attributable to the purchase of and secured by new financed vehicles;

         (e) based on the location of the dealers, the percentages of receivables (by principal balance of the receivables as of the related cut-off date) originated by or through dealers in Illinois, Indiana and Kentucky will not be more than 46%, 31% and 37% respectively;

         (f) the receivables pool has a weighted average FICO score of at least 700; and

         (g) each subsequent receivable will have a minimum APR no lower than the lowest APR of any initial receivable.

         The criteria in clauses (a) and (b) will be based on the characteristics of:

         o        the initial receivables on the initial cut-off date; and

         o all of the receivables, including the subsequent receivables, on the related subsequent cut-off date.

         The criteria in clause (c) will be based on the obligor's mailing addresses on:

         o the initial cut-off date for the obligors on the initial receivables; and

         o the respective subsequent cut-off dates for the obligors on the subsequent receivables.

         In addition to satisfying the foregoing criteria, any subsequent receivable must also satisfy any other applicable criteria included in the sale and servicing agreement and purchase agreement.

         Following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire pool of receivables held by the trust may vary from the initial pool of receivables in the following respects:

         o        composition of the receivables;

         o        geographic distribution of the receivables;

         o        distribution by remaining Principal Balance;

         o        distribution by APR;

         o        distribution by remaining term; and

         o distribution of the receivables secured by new and used vehicles.

Payments on the Receivables

         Each receivable provides for the allocation of payments according to the "simple interest method" of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal. Except as otherwise described, the scheduled payment on each receivable is a fixed level monthly payment which will amortize the full amount of the receivable over its term assuming that the obligor makes each payment on its due date.

         Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.

Purchase Obligations

         The Bank will make certain limited representations and warranties in the purchase agreement regarding the receivables sold to the seller. The seller will make certain limited representations and warranties in the sale and servicing agreement regarding the receivables sold by it to the trust. Pursuant to the sale and servicing agreement, the seller will assign its rights against the Bank under the purchase agreement to the trust on the closing date. As a result of the foregoing, each of the Bank and the seller will be obligated to repurchase any related receivable as to which a breach of one or more of the representations and warranties made by it has occurred and remains uncured if such breach has a material adverse effect on the value of such receivable or the interests of the noteholders or the note insurer. In addition, the Bank will be required to indemnify the trust for any third party claims attributable to or based upon any breach of any such representation or warranty.

         If the master servicer breaches certain of its servicing obligations (including, but not limited to its obligation to ensure that the perfected security interest of the indenture trustee in the related financed vehicles is maintained) in a manner that materially and adversely affects any receivables or the interests of the trust or the note insurer, the master servicer will be obligated, unless such breach shall have been cured in all material respects, to purchase such receivable from the trust. The master servicer shall be obligated to purchase such receivable if a master servicer breach is not cured by the last day of the first full collection period following the discovery by or notice to the servicer of the breach. If the Bank is no longer acting as master servicer and Wells Fargo or another successor servicer has assumed responsibility for the servicing and administration of the receivables, Wells Fargo will not be required to purchase such receivables, but Wells Fargo or such other successor servicer will be obligated to reimburse the trust for any losses caused by its breach.

Composition

         The statistical information with respect to the initial receivables presented in this prospectus supplement is based on a pool of receivables as of the initial cut-off date which is the close of business on July 31, 2002.

         The weighted average remaining maturity of the initial receivables is approximately 46.66 months as of the initial cut-off date.

         All of the aggregate principal balances of the initial receivables as of the cut-off date are simple interest contracts which provide for equal monthly payments. Approximately 23.1% of the aggregate principal balance of the initial receivables as of the initial cut-off date represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

         Initial receivables representing more than 10% of the aggregate principal balance of the receivables as of the initial cut-off date were originated in the States of Illinois, Indiana and Kentucky. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

                                            Composition of the Initial Receivables by
                                      Financed Vehicle Type as of the Initial Cut-Off Date

                                                      New Financed           Used Financed            All Financed
                                                        Vehicles                Vehicles                Vehicles
                                                   -------------------    ---------------------    --------------------
Aggregate Principal Balance                            $ 8,329,183.91          $ 27,671,351.07          $36,000,534.98


Number of Motor Vehicle Loans                                     593                    2,611                   3,204


Average Principal Balance                                   14,045.84                10,597.99               11,236.12


Average Original Balance                                    19,176.99                13,625.28               14,652.79


Weighted Average Contract Rate                                 8.488%                   9.276%                  9.093%

Contract Rate (Range)                                    5.40%-13.84%           4.90% - 17.34%          4.90% - 17.34%


Weighted Average Original Term (in months)                      63.81                    60.38                   61.17

Original Term (in months) (Range)                         20.0 - 73.9              18.0 - 74.0             18.0 - 74.0


Weighted Average Remaining Term (in months)                     46.57                    46.69                   46.66

Remaining Term (in months) (Range)                        12.5 - 71.4              12.1 - 72.3             12.1 - 72.3

                             Distribution of Initial Receivables by Financed Vehicle
                                    Model Year as of the Initial Cut-Off Date

                                             Percent of                                              Percent of
                         Number of          Total Number           Aggregate Principal          Aggregate Principal
   Model Year           Receivables        of Receivables                Balance                      Balance
------------------    ----------------   --------------------    -------------------------    -------------------------
1992 and earlier                  39            1.22%             $         199,225.47                    0.55%

1993                              56            1.75%             $         264,525.48                    0.73%

1994                             111            3.46%             $         572,111.26                    1.59%

1995                             180            5.62%             $       1,167,752.03                    3.24%

1996                             299            9.33%             $       2,232,590.96                    6.20%

1997                             431           13.45%             $       4,113,577.54                   11.43%

1998                             431           13.45%             $       4,736,207.23                   13.16%

1999                             543           16.95%             $       6,637,929.95                   18.44%

2000                             568           17.73%             $       7,388,799.87                   20.52%

2001                             425           13.26%             $       6,510,423.45                   18.08%

2002                             121            3.78%             $       2,177,391.74                    6.05%
                      ----------------   --------------------    -------------------------    -------------------------

Total                          3,204          100.00%             $      36,000,534.98                  100.00%
                      ================   ====================    =========================    =========================

                                     Geographic Distribution of Initial Receivables
                                             as of the Initial Cut-Off Date

                                             Percent of                                               Percent of
                        Number of           Total Number            Aggregate Principal           Aggregate Principal
     State             Receivables         of Receivables                 Balance                       Balance
-----------------    ----------------    --------------------    --------------------------    --------------------------
Illinois                      1,375            42.92%             $    14,769,600.80                    41.03%

Indiana                         831            25.94%             $     9,695,192.07                    26.93%

Kentucky                        953            29.74%             $    10,984,960.06                    30.51%

Missouri                         45             1.40%             $       550,782.05                     1.53%
                     ----------------    --------------------    --------------------------    --------------------------


Total                         3,204           100.00%             $    36,000,534.98                   100.00%
                     ================    ====================    ==========================    ==========================

                                    Distribution of Initial Receivables by Remaining Term
                                               as of the Initial Cut-Off Date

                                                         Percent of                                          Percent of
                                     Number of          Total Number         Aggregate Principal        Aggregate Principal
     Remaining Term Range           Receivables        of Receivables              Balance                    Balance
-------------------------------    --------------    -------------------   ------------------------    -----------------------
12 Months                                   5                0.16%           $        15,329.01                 0.04%


13 to 24 Months                           270                8.43%           $     1,259,313.39                 3.50%


25 to 36 Months                           816               25.47%           $     6,659,330.40                18.50%


37 to 48 Months                         1,038               32.40%           $    11,792,465.55                32.76%


49 to 60 Months                           877               27.37%           $    12,576,283.30                34.93%


61 to 72 Months                           198                6.18%           $     3,697,813.33                10.27%
                                   --------------    -------------------   ------------------------    -----------------------



Total                                   3,204              100.00%           $    36,000,534.98               100.00%
                                   ==============    ===================   ========================    =======================

                                   Distribution of Initial Receivables by Contract Rate
                                              as of the Initial Cut-Off Date


                               Percent of                                                                  Percent of
                               Number of             Total Number           Aggregate Principal        Aggregate Principal
     Contact Rate             Receivables           of Receivables                Balance                    Balance
------------------------    ----------------     ----------------------    -----------------------    ----------------------
Less than 5.00%                         13               0.41%              $         194,504.73              0.54%


5.00% to 5.99%                          33               1.03%              $         492,633.53              1.37%


6.00% to 6.99%                         257               8.02%              $       3,401,612.42              9.45%


7.00% to 7.99%                         595              18.57%              $       7,517,076.57             20.88%


8.00% to 8.99%                         747              23.31%              $       8,896,283.94             24.71%


9.00% to 9.99%                         594              18.54%              $       6,594,474.39             18.32%


10.00% to 10.99%                       387              12.08%              $       4,024,342.92             11.18%


11.00% to 11.99%                       209               6.52%              $       2,063,837.09              5.73%


12.00% to 12.99%                       164               5.12%              $       1,383,924.45              3.84%


13.00% to 13.99%                       118               3.68%              $         888,151.98              2.47%


14.00% to 14.99%                        49               1.53%              $         331,042.79              0.92%


15.00% to 15.99%                        28               0.87%              $         159,751.24              0.44%


16.00% to 16.99%                         9               0.28%              $          49,358.46              0.14%


17.00% to 17.99%                         1               0.03%              $           3,540.47              0.01%
                            ----------------     ----------------------    -----------------------    ----------------------

Total                               3,204               100.00%             $    36,000,534.98              100.00%
                            ================     ======================    =======================    ======================

                                    SERVICING

General

         Under the sale and servicing agreement, the Bank, as master servicer, will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, investigating delinquencies, communicating with obligors, repossessing the collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each loan and the related collateral. The Bank, as master servicer, will serve consecutive 90-day terms which will automatically terminate unless renewed by the note insurer. The note insurer will agree to renew the term of the master servicer for successive 90-day periods unless a servicer default shall have occurred and be continuing.

         Unless and until the master servicer is removed, the back-up servicer will not be responsible for the servicing and administration of the receivables and will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be delivered by the master servicer pursuant to the sale and servicing agreement.

         The back-up servicer, Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), has agreed that, in the event the Bank is terminated as master servicer, Wells Fargo will assume all of the servicing and administration functions and will be responsible for all aspects of servicing and administering the receivables from and after the date of termination of the master servicer.

         As used in this prospectus supplement and with respect to any date, the term "servicer" refers to whichever entity is then responsible for the servicing and administration of the receivables.

Delinquencies and Net Losses

         We have set forth below certain information about the historical experience of the Bank relating to delinquencies and net losses on the fixed rate retail vehicle installment sale contracts serviced by the Bank and which relate to the Bank's indirect automobile loan servicing portfolio. The Bank overhauled its consumer auto lending program in the beginning of 1999, which included hiring a new team of executives and focusing on originating receivables of a higher credit quality. As a result of this transition, very few automobile loans were made in 1999 and, in fact, less than ten percent of the receivables in the pool were originated prior to the hiring of the current management team in 1999. Management concluded that the delinquency numbers of 1999 do not accurately reflect the Bank's current lending criteria.

         We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                                                               Delinquency Experience

                                              As of July 31,                                As of December 31,
                               ----------------------------------------------------------------------------------------------
                                       2002                     2001                   2001                    2000
                               ----------------------------------------------------------------------------------------------
                                Dollars      Number     Dollars      Number     Dollars     Number     Dollars      Number
                                (000's)     of Loans    (000's)     of Loans    (000's)    of Loans    (000's)     of Loans
                               ----------------------------------------------------------------------------------------------
Outstanding Principal Amount      $45,135       4,246     $43,903       3,874    $45,703       4,061     $36,238       3,299
Delinquencies(1)(2)
     30-59 Days                     $ 318          45       $ 470          64      $ 377          50       $ 826          96
     60-89 Days                       123          17         160          13         91          15         251          39
     90 Days or More                  120          10          61           8        140          10          34           4
                               ----------------------------------------------------------------------------------------------

Total Delinquencies                 $ 560          72       $ 691          85      $ 608          75      $1,112         139
                               ==============================================================================================
Delinquencies(1)(2)(3)
     30-59 Days                     0.70%       1.06%       1.07%       1.65%      0.82%       1.23%       2.28%       2.91%
     60-89 Days                     0.27%       0.40%       0.36%       0.34%      0.20%       0.37%       0.69%       1.18%
     90 Days or More                0.27%       0.24%       0.14%       0.21%      0.31%       0.25%       0.10%       0.12%
                               ----------------------------------------------------------------------------------------------

Total Delinquencies(3)(4)           1.24%       1.70%       1.57%       2.19%      1.33%       1.85%       3.07%       4.21%
                               ==============================================================================================

-------------------------------
(1)      Delinquencies include principal amounts and repossession inventories.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)      As a percent of outstanding principal dollars.
(4) Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of their components due to rounding.

                                             Loan Loss Experience (Dollars in 000's)

                                             Seven Months Ended July 31, (6)            Year Ended December 31,
                                            -----------------------------------    ----------------------------------
                                                 2002               2001               2001               2000
                                            ----------------   ----------------    --------------    ----------------
                      Number of Loans(1)              4,246              3,874             4,061               3,299
 Period End Outstanding Principal Amount          $  45,135          $  43,903         $  45,703           $  36,238
 Average Outstanding Principal Amount(2)          $  46,145          $  40,534         $  42,402           $  31,817
                 Number of Repossessions                 30                 44                76                  67
             Number of Gross Charge-Offs                 40                 48                92                  75
                    Gross Charge-Offs(3)           $    204           $    237          $    401            $    317
  Gross Charge-Offs as a % of Period End
         Outstanding Principal Amount(3)              0.78%              0.93%             0.88%               0.87%
 Gross Charge-Offs as a % of Average End
         Outstanding Principal Amount(3)              0.76%              1.00%             0.95%               1.00%
                           Recoveries(4)            $    43            $    39           $    59             $    57
                      Net Charge-Offs(5)            $   161            $   198           $   343             $   260
    Net Charge-Offs as a % of Period End
         Outstanding Principal Amount(5)              0.61%              0.77%             0.75%               0.72%
   Net Charge-Offs as a % of Average End
         Outstanding Principal Amount(5)              0.60%              0.84%             0.81%               0.82%

-------------------------------------
(1)      Number of loans as of period end.
(2) The average for each period presented was computed taking a simple average of monthly average principal amounts for such period.
(3) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.
(4) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of repossessed vehicles.
(5) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.
(6) Percentages for the seven-month periods ended July 31, 2002 and July 31, 2001 are annualized.

         The data presented in the foregoing tables are for illustration purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by the Bank's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time. Moreover, the mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the Bank, or that of the trust with respect to the receivables, in the future will be similar to that set forth above.

The Master Servicer

         Under the sale and servicing agreement, the Bank will act as master servicer and perform all servicing and administrative duties with respect to the receivables. See "Origination, Underwriting and Servicing Procedures - Servicing Procedures" in the accompanying prospectus.

Perfection of Security Interests

         Each retail installment sale contract contains a sale assignment with a clause granting the originator a security interest in the related financed vehicle. The security interest is perfected by noting the originator's security interest on the financed vehicle's certificate of title or, in some states, by delivery of a certificate or notification of lien to the originator as secured party. The Bank is recorded as lienholder on the financed vehicle titles. The originating dealer is required to complete the title work and take all the steps required to perfect the Bank's security interest. The loan is subject to repurchase by the originating dealer from the originator, and subject to repurchase by the Bank or the seller from the trust, if the Bank's security interest is not properly perfected.

         The Bank's quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title or notice of lien has been received.

The Indenture Trustee, Trust Collateral Agent, Collateral Agent and Back-up Servicer

         Wells Fargo is the trust collateral agent and back-up servicer under the sale and servicing agreement, the collateral agent under the spread account agreement and the indenture trustee under the indenture. Wells Fargo is a national banking association, the principal offices of which are located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The indenture trustee's, trust collateral agent's and back-up servicer's duties in connection with the notes and the trust property are limited solely to its express obligations under the indenture and the sale and servicing agreement. The collateral agent's duties are limited solely to its express obligations under the spread account agreement.

         If certain events of default pursuant to the insurance agreement or a servicer default shall occur and remain unremedied and the master servicer is terminated as servicer or resigns as servicer, in each case in accordance with the sale and servicing agreement, Wells Fargo will be obligated to serve as successor servicer unless otherwise directed by the note insurer or, if a note insurer default has occurred and is continuing, the majority noteholders.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the securities is set forth in the prospectus. In addition, no principal payments will be made:

         o on the Class A-2 Notes until the Class A-1 Notes have been paid in full; or

         o on the Class A-3 Notes until the Class A-2 Notes and the Class A-1 Notes have been paid in full.

         However, if the offered notes are accelerated after an event of default, principal payments will be paid pro rata to the holders of the offered notes.

         Since the rate of payment of principal of each class of offered notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of offered notes could occur significantly earlier than the respective final maturity dates.

         It is expected that final payment of each class of offered notes will occur on or prior to the respective final maturity dates. Failure to make final payment of any class of offered notes by the respective final maturity dates would constitute an event of default under the indenture. See "Description of the Agreements - Indenture Events of Default" in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of offered notes in full on or prior to the respective final maturity dates. If sufficient funds are not available, final payment of any class of offered notes could occur later than such dates.

          The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Agreements -- Sale and Assignment of Receivables" in the accompanying prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce the outstanding amounts of the offered notes and the anticipated aggregate interest payments on the offered notes. The noteholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         There is also a possibility of increased prepayments on one or more classes of the offered notes if there is a failure to acquire subsequent receivables and funds remain in the pre-funding account at the end of the funding period which are applied to prepay such classes. Such application of funds in the pre-funding account or purchases of receivables from the trust will have an effect similar to prepayment of the receivables.

         Noteholders should consider:

         o in the case of offered notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

         o in the case of offered notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         Monthly interest will be distributable to holders of each class of offered notes on each distribution date to the extent of the interest rate applicable to such class of offered notes applied to the aggregate principal balance for each class of offered notes as of the preceding distribution date or (in the case of the first distribution date) the closing date, as applicable (after giving effect to payments of principal on such class of offered notes on such preceding distribution date). See "Description of the Offered Notes -- Payments of Interest" in this prospectus supplement.

         Upon a full or partial prepayment on a receivable, holders of offered notes should receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the receivables;

         (2)      from a withdrawal from the spread account; or

         (3)      by a draw on the note policy.

         The receivables will have different contract rates. The contract rate on % by principal balance of the initial receivables will not exceed the sum of:

         (1) the weighted average of the interest rates on the offered notes; and

         (2) the per annum rate used to calculate the monthly servicing fee, the lock-box processor fee, the back-up servicer fee, the owner trustee fee and the trust collateral agent fee.

         Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you. See "Risk Factors -- Rapid Prepayments May Reduce Your Anticipated Yield" and "Weighted Average Life of the Securities" in the accompanying prospectus.

                   WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES

         Information regarding certain maturity and prepayment considerations about the offered notes is described under "Weighted Average Life of the Securities" in the accompanying prospectus. Because the rate of payment on principal of the offered notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default, principal in respect of required repurchases or purchases of receivables by the Bank or the servicer) and the application of funds which remain in the pre-funding account at the end of the funding period to pay principal on the offered notes, final payment on each class of offered notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the offered notes at yields at least equal to the yield on your offered notes.

         Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables of an equal principal amount, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on page S-36 have been prepared on the basis of certain assumptions, including that:

         o all payments on the receivables are made on the last day of each month and include 30 days of interest;

         o payments on the offered notes are paid on each distribution date commencing September 16, 2002 and on the fifteenth calendar day of each subsequent month in accordance with the description set forth under "Description of the Offered Notes -- Payments on the Notes";

         o        the offered notes are issued on August 31, 2002;

         o the first collection period will be August 1, 2002 through August 31, 2002;

         o the insurance premium is paid from cash flows from the receivables as required under the note policy;

         o the spread account will be invested by the trust collateral agent and will earn interest;

         o the receivables prepay in full at the specified constant percentage of ABS monthly;

         o no defaults or delinquencies in the payment of any of the receivables occur;

         o no receivables are repurchased due to a breach of any representation or warranty or for any other reason;

         o the servicer exercises its rights with respect to the optional purchase of the receivables on the first distribution date on which it is entitled to exercise such rights;

         o        no indenture event of default or servicer default occurs; and

         o 50% of the prefunding amount is used to purchase subsequent receivables on September 30, 2002 and 50% is used to purchase subsequent receivables on October 31, 2002.

         The amortization tables indicate the projected weighted average life of each class of offered notes and set forth the percentage of the initial aggregate principal balance of each class of offered notes that is projected to be outstanding after each of the distribution dates shown at specified ABS percentages. The amortization tables also assume that the receivables have been aggregated into four hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                       Weighted Average       Weighted Average
              Cut-off Date       Weighted Average      Original Term to       Remaining Term to
  Pool     Principal Balance       Contract Rate     Maturity (in Months)   Maturity (in Months)       Cut-off Date
--------------------------------------------------------------------------------------------------------------------
   1       $   8,465,264.00           8.517%                         64                     46         July 31, 2002

   2          27,535,270.98           9.271%                         60                     47         July 31, 2002

   3           6,999,732.51           8.600%                         60                     60    September 30, 2002

   4           6,999,732.51           8.600%                         60                     60      October 31, 2002
          -------------------
Total      $  50,000,000.00
          ===================


         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on page S-36. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the offered notes may decline. For example, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the offered notes outstanding over time and the weighted average lives of the offered notes to vary from what is illustrated in the tables below.

                  Important notice regarding calculation of the
                 weighted average life and the assumptions upon
                     which the tables on page S-36 are based

         The weighted average life of an offered note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related distribution date,
(b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

         The tables on page S-36 have been prepared based on (and should be read in conjunction with) the assumptions described on pages S-33 and S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).

                                              Percent of Initial Note Balance at Various ABS Percentages

                             Class A-1 Notes                      Class A-2 Notes                     Class A-3 Notes
                     -----------------------------------------------------------------------------------------------------------
                         Assumed ABS Percentage               Assumed ABS Percentage               Assumed ABS Percentage
                     -----------------------------------------------------------------------------------------------------------

     Payment Dates    0.0%      1.0%     1.5%     2.5%     0.0%     1.0%      1.5%     2.5%     0.0%     1.0%     1.5%     2.5%
-------------------  ------ --------- -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
      Closing Date     100       100      100      100      100      100       100      100      100      100      100      100
September 15, 2002      94        90       87       80      100      100       100      100      100      100      100      100
  October 15, 2002      87        79       74       61      100      100       100      100      100      100      100      100
 November 15, 2002      80        68       60       39      100      100       100      100      100      100      100      100
 December 15, 2002      72        54       44       16      100      100       100      100      100      100      100      100
  January 15, 2003      63        41       28        0      100      100       100       97      100      100      100      100
 February 15, 2003      55        28       12        0      100      100       100       89      100      100      100      100
    March 15, 2003      46        16        0        0      100      100        99       81      100      100      100      100
    April 15, 2003      38         3        0        0      100      100        93       73      100      100      100      100
      May 15, 2003      29         0        0        0      100       96        88       65      100      100      100      100
     June 15, 2003      21         0        0        0      100       92        82       58      100      100      100      100
     July 15, 2003      12         0        0        0      100       87        77       50      100      100      100      100
   August 15, 2003       3         0        0        0      100       83        72       43      100      100      100      100
September 15, 2003       0         0        0        0       98       78        66       36      100      100      100      100
  October 15, 2003       0         0        0        0       94       74        61       30      100      100      100      100
 November 15, 2003       0         0        0        0       91       70        56       23      100      100      100      100
 December 15, 2003       0         0        0        0       88       65        52       17      100      100      100      100
  January 15, 2004       0         0        0        0       84       61        47       11      100      100      100      100
 February 15, 2004       0         0        0        0       81       57        42        5      100      100      100      100
    March 15, 2004       0         0        0        0       78       53        38        0      100      100      100      100
    April 15, 2004       0         0        0        0       74       49        33        0      100      100      100       88
      May 15, 2004       0         0        0        0       71       45        29        0      100      100      100       77
     June 15, 2004       0         0        0        0       67       41        25        0      100      100      100       66
     July 15, 2004       0         0        0        0       64       37        21        0      100      100      100       58
   August 15, 2004       0         0        0        0       60       33        17        0      100      100      100       50
September 15, 2004       0         0        0        0       56       29        13        0      100      100      100       42
  October 15, 2004       0         0        0        0       53       26         9        0      100      100      100        0
 November 15, 2004       0         0        0        0       49       22         6        0      100      100      100        0
 December 15, 2004       0         0        0        0       45       18         2        0      100      100      100        0
  January 15, 2005       0         0        0        0       42       15         0        0      100      100       98        0
 February 15, 2005       0         0        0        0       38       11         0        0      100      100       90        0
    March 15, 2005       0         0        0        0       34        8         0        0      100      100       83        0
    April 15, 2005       0         0        0        0       30        5         0        0      100      100       76        0
      May 15, 2005       0         0        0        0       27        1         0        0      100      100       70        0
     June 15, 2005       0         0        0        0       23        0         0        0      100       96       64        0
     July 15, 2005       0         0        0        0       19        0         0        0      100       89       58        0
   August 15, 2005       0         0        0        0       15        0         0        0      100       82       52        0
September 15, 2005       0         0        0        0       11        0         0        0      100       76       47        0
  October 15, 2005       0         0        0        0        7        0         0        0      100       69       42        0
 November 15, 2005       0         0        0        0        3        0         0        0      100       63        0        0
 December 15, 2005       0         0        0        0        0        0         0        0       98       57        0        0
  January 15, 2006       0         0        0        0        0        0         0        0       89       51        0        0
 February 15, 2006       0         0        0        0        0        0         0        0       80       45        0        0
    March 15, 2006       0         0        0        0        0        0         0        0       70        0        0        0
    April 15, 2006       0         0        0        0        0        0         0        0       61        0        0        0
      May 15, 2006       0         0        0        0        0        0         0        0       52        0        0        0
     June 15, 2006       0         0        0        0        0        0         0        0       42        0        0        0
     July 15, 2006       0         0        0        0        0        0         0        0        0        0        0        0

Weighted Average
Life (years)          0.54      0.36     0.30     0.20     2.21     1.67      1.40     0.94     3.70     3.32     2.94     1.94

                        DESCRIPTION OF THE OFFERED NOTES

General

         The trust will issue the offered notes under an indenture. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the offered notes. The following summary describes material terms of the offered notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the offered notes and the indenture. The following summary supplements the description of the general terms and provisions of the offered notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

         The trust will offer the offered notes in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the offered notes will hold their interests through The Depository Trust Company. See "Description of the Securities -- Book-Entry Registration" in the accompanying prospectus.

Distribution Dates

         The trust collateral agent will be required to pay certain payments of principal and interest to the noteholders, from amounts on deposit in a note distribution account, on the 15th day of each month. If such day is not a business day, then payments will be made on the next following business day. The first distribution date will be September 16, 2002. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

         A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of Indiana, Delaware, Minnesota or New York are authorized or obligated to be closed.

         The final maturity dates are as follows:

         o        for the Class A-1 Notes, September 15, 2003;

         o        for the Class A-2 Notes, August 15, 2006; and

         o        for the Class A-3 Notes, August 15, 2009.

Payments of Interest

         Interest on the principal amounts of the offered notes will accrue at the respective per annum interest rates for the various classes of offered notes and will be payable to the noteholders on each distribution date. The note rate for each class of offered notes is specified on the cover page of this prospectus supplement. The trust will make payments to the noteholders as of each record date.

         Interest will accrue and will be calculated on the various classes of offered notes as follows:

o Interest on the Class A-1 Notes will accrue from and including the prior distribution date (or the closing date, in the case of the first distribution date) to but excluding the current distribution date and be calculated on the basis of actual days elapsed and a 360-day year.

o Interest on the Class A-2 Notes and Class A-3 Notes will accrue from and including the 15th day of the calendar month preceding the distribution date, whether or not a business day (or the closing date, in the case of the first distribution date), to but excluding the 15th day of the calendar month of that distribution date (whether or not a business day) and be calculated on the basis of a 360-day year of twelve 30-day months.

o Interest accrued as of any distribution date but not paid on such distribution date will accrue interest at the applicable interest rate (to the extent lawful).

         The trust will pay interest on the offered notes (without priority among the classes of offered notes) on each distribution date with the amount available in accordance with the priority set forth under "Description of the Agreements--Priority of Distributions" in this prospectus supplement.

         The trust collateral agent will pay interest on the offered notes from the Class A note distribution account after paying accrued and unpaid trustees' fees, the servicer fees, the lock-box processor fees, back-up servicer fees, the trust collateral agent fees and the collateral agent fees. See "Description of the Agreements -- Priority of Distributions" in this prospectus supplement. If, on any distribution date, there are insufficient funds to make a full payment of interest on the offered notes, the trust will apply the funds available to pay interest on the offered notes ratably, based on the aggregate amount of interest payable on each class of offered notes.

Payments of Principal

         On any distribution date, other than the final maturity date for any class of offered notes, the amount required to make distributions of principal to holders of the Class A Notes will equal the Class A Noteholders' Principal Distributable Amount.

         The classes of offered notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

         o first, the Class A-1 Notes will begin to amortize, until they are paid in full;

         o once the Class A-1 Notes are paid in full, the Class A-2 Notes will begin to amortize, until they are paid in full; and

         o once the Class A-2 Notes are paid in full, the Class A-3 Notes will begin to amortize, until they are paid in full.

         However, if the offered notes are accelerated following an event of default, all principal payments on the offered notes will be made pro rata to the holders of each class of offered notes based on the aggregate outstanding principal balance of the classes of the offered notes.

         In addition, any outstanding principal amount of any class of offered notes that has not been previously paid will be payable on the final maturity date for that class. The actual date on which the aggregate outstanding principal amount of any class of offered notes is paid may be earlier than the final maturity date for that class, depending on a variety of factors. See "Risk Factors -- Rapid Prepayments May Reduce Your Anticipated Yield" in the accompanying prospectus.

Clean-up Call

         The servicer may elect to purchase the receivables if as of the last day of any collection period the receivables pool balance is 10% or less of the sum of the initial receivables pool balance and the aggregate principal balance of the subsequent receivables as of the related subsequent cut-off dates, with the result that the offered notes will be redeemed by the trust on the next following distribution date; provided that the servicer's right to exercise such option will be subject to the prior approval of the note insurer if, after giving effect thereto, a claim on the note policy would occur or any amount owing to the note insurer would remain unpaid. The purchase price will be the lower of the estimated fair market value of all receivables or the outstanding principal balance of the receivables plus accrued interest. The servicer may not exercise the clean-up call if the clean-up call price is less than the full amount of principal and interest payable on the offered notes and all amounts due to the note insurer, the master servicer, the lock-box processor, the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent are paid.

                          DESCRIPTION OF THE AGREEMENTS

         The following summary describes material terms of the purchase agreement, any subsequent assignment and the trust documents, including the sale and servicing agreement, any subsequent transfer agreement, the indenture and the trust agreement. We will file a copy of the purchase agreements and the trust documents with the Securities and Exchange Commission after the trust issues the offered notes. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the purchase agreement and trust documents, contained in the prospectus, and to the extent that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale and Assignment of the Receivables

         On the closing date, the Bank will enter into a purchase agreement with the seller under which the Bank will sell and assign to the seller, without recourse, its entire interest in and to the initial receivables. A subsequent assignment is used on each subsequent transfer date to assign the subsequent receivables from the Bank to the seller. Under the purchase agreement, the Bank will also sell and assign, without recourse, among other things, its security interest in the financed vehicles securing the receivables and its rights to receive all payments on, or proceeds from, the receivables to the extent received after the applicable cut-off date. Under the purchase agreement, the Bank will agree that, upon the breach of any representation or warranty under the sale and servicing agreement which triggers the seller's repurchase obligation, the trust will be entitled to require the Bank to repurchase the receivables from the trust. The trust's rights under the sale and servicing agreement will constitute part of the trust's property and may be enforced directly by the trust and the note insurer. In addition, the trust will pledge the rights to the indenture trustee as collateral for the offered notes and for the benefit of the note insurer and the indenture trustee may directly enforce those rights.

         On the closing date, or, for subsequent receivables, the subsequent transfer date, the seller will sell and assign to the trust, without recourse, among other things, the seller's entire interest in the receivables and the proceeds, including its security interest in the financed vehicles. Each receivable transferred by the seller to the trust will be identified in a receivable schedule appearing as an exhibit to the purchase agreement or the related subsequent transfer agreement.

         The trust collateral agent will maintain continuous possession of a receivable file for each receivable for the benefit of the indenture trustee on behalf of the noteholders and the note insurer, which receivable file is required to contain, among other things, the original receivable and original certificate of title.

Accounts

         Within fifteen days after the related receivable is acquired by the trust, the Bank will instruct the obligor on such receivable to make payments on such receivable directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer, on behalf of the indenture trustee, will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to the note insurer, in the indenture trustee's name for the noteholders' and the note insurer's benefit, into which the servicer must deposit all obligor payments within one business day of receipt. The trust collateral agent, on behalf of the indenture trustee, will establish and maintain with itself, in the indenture trustee's name, on each of the noteholders' and note insurer's benefit a collection account, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit.

         The servicer will establish and maintain separate distribution accounts for the Class A and Class B notes in which amounts released from the collection account for distribution to holders of the notes will be deposited and from which all distributions to noteholders will be made, in the name of the indenture trustee for the benefit of the holders of the notes and, in the case of the offered notes, the note insurer.

The Spread Account

         On the closing date and, with respect to subsequent receivables, the related subsequent transfer date, deposits will be made into the spread account as provided in the spread account agreement. In addition, on each distribution date, the trust collateral agent will be required to deposit additional amounts into the spread account, to the extent that the funds in the spread account are below the required level, from funds available in the collection account as described under "- Priority of Distributions." Amounts, if any, on deposit in the spread account will be available, to the extent provided in the spread account agreement, to fund any Deficiency Claim Amount. Amounts on deposit in the spread account on any distribution date which are in excess of the required amount (after giving effect to all other distributions made on the distribution date) will be distributed in accordance with the spread account agreement.

         The spread account will not be part of the trust property, but amounts deposited from time to time in the spread account will be held and applied, as provided in the spread account agreement, for the benefit of the noteholders and the note insurer.

         The note insurer and the collateral agent may amend the spread account agreement and any provision in the insurance agreement relating to the spread account without the consent of, or notice to, the indenture trustee, the trust collateral agent, the owner trustee or the noteholders but with notice to the rating agencies. Accordingly, noteholders should not rely on the spread account as a source of payment of, or in evaluating the likelihood of receiving payment on, the offered notes. Notwithstanding any reduction in or elimination of the funding requirements of the spread account or the depletion thereof, the note insurer must fund for the benefit of the holders of the offered notes, as and to the extent described herein, the full amount of each Scheduled Payment required to be paid and which would not be paid in the absence of a note policy payment. If the note insurer breaches its obligations, the holders of the offered notes will bear any losses on the receivables.

The Pre-Funding Account; Principal Prepayment of the Offered Notes

         The trust collateral agent will establish and maintain the pre-funding account in the name of the indenture trustee for the benefit of the noteholders and the note insurer into which the initial pre-funded amount will be deposited on the closing date from the net proceeds received from the sale of the offered notes and from which, with respect to subsequent receivables, monies will be applied during the funding period.

         On the closing date, the trust will deposit the initial pre-funded amount, which will equal approximately $14,000,000 in the pre-funding account. The funding period encompasses the period from the closing date until the earliest of:

         o the date on which the amount on deposit in the pre-funding account is less than $100,000;

         o the date on which an event of default under the indenture has occurred; or

         o the close of business on the date which is ninety days following the closing date.

         The pre-funding account will be part of the trust property but amounts on deposit in the pre-funding account will not be available to cover losses on the receivables. Amounts on deposit in the pre-funding account may be invested in eligible investments as described in the sale and servicing agreement. Earnings on investment of funds will be deposited into the collection account on each distribution date, for application in accordance with the priority of distributions. Any losses on investments of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account.

         Upon each conveyance of subsequent receivables to the trust, an amount equal to the purchase price paid by the seller to the Bank for such subsequent receivable on the subsequent transfer date will be withdrawn from the pre-funding account and paid to the seller.

         If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, that amount will be applied on the next distribution date as a partial principal prepayment of the offered notes which will be in addition to the payment of principal that the noteholders are otherwise entitled to receive. The offered notes will be subject to a partial principal prepayment, in sequential order.

         The seller expects that the amount of subsequent receivables purchased during the funding period will be less than the pre-funded amount and that, as a result, there will be at least a nominal amount of principal prepaid to the holders of the offered notes.

Capitalized Interest Account

         On the closing date, the trust will deposit funds in the capitalized interest account which will be maintained with the trust collateral agent, in the name of the indenture trustee, for the benefit of the noteholders and the note insurer. The amount, if any, that is on deposit in the capitalized interest account will be applied on the distribution dates occurring in September, October, November and December, 2002, provided that the closing occurs on or before August 30, 2002, to fund the monthly capitalized interest amount. The monthly capitalized interest amount will equal the difference between (a) one month's interest on the pre-funding account balance as of the last day of the immediately preceding collection period, or with respect to the initial distribution date, as of the closing date, at a rate equal to the sum of the weighted average note rate and the rate at which the premium is calculated and
(b) interest earned on amounts on deposit in the pre-funding account for the related collection period, which rate will be an assumed rate of 1.25% per annum. Any amounts remaining in the capitalized interest account not used for these purposes will be paid directly to the seller on that date.

         As described in the prospectus, all accounts will be eligible deposit accounts.

Servicing Compensation

         On each distribution date, the servicer will receive a servicing fee equal to the product of 1/12 of 1% and the Pool Balance as of the first day of the related collection period plus all late fees, prepayment charges and other administrative expenses or similar charges allowed by applicable law with respect to the receivables collected during the related collection period. The servicer will not be reimbursed for out-of-pocket expenses in excess of the sum of $75,000 in the aggregate over the term of the notes, excluding any out-of-pocket expenses reasonably incurred by the servicer in enforcing a defaulted receivable (to the extent that such expenses reduced the amount of Liquidation Proceeds with respect to such defaulted receivable). As used in this prospectus supplement and with respect to any date, the term "servicer" refers to whichever entity is then responsible for the servicing and administering of the receivables.

         If the master servicer has been removed, the servicing fee payable to the servicer will be equal to an amount described in the sale and servicing agreement.

         The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for their beneficial owner. These servicer functions will include:

         o        collecting and posting all payments;

         o        responding to obligor inquiries regarding the receivables;

         o        investigating delinquencies;

         o        sending payment coupons or statements to obligors;

         o        reporting tax information to obligors;

         o        monitoring the collateral;

         o        accounting for collections;

         o        furnishing monthly and annual statements to the trust and the note insurer with respect to distributions; and

         o        generating federal income tax information.

         The basic servicing fee also will reimburse the servicer for:

         o        taxes;

         o        accounting fees;

         o        outside auditor fees;

         o        data processing costs; and

         o        other costs incurred with administering the receivables.

         Unless the back-up servicer is also acting as the servicer, the back-up servicer will receive a fee on each distribution date for, among other things:

         o        standing by to act as servicer;

         o so long as the back-up servicer is Wells Fargo, performing certain functions to ensure Wells Fargo's preparedness to assume the role of servicer; and

         o confirming certain calculations made by the servicer on the servicer's certificate furnished by the servicer pursuant to the sale and servicing agreement, including, but not limited to, (i) interest and principal payments due to the noteholders and (ii) certain receivable performance ratios.

Fees to Trustees, Collateral Agents, Lock-Box Processor and Back-up Servicer

         The aggregate of the fees payable on any distribution date to the master servicer, the lock-box processor, the back-up servicer, the indenture trustee, the owner trustee, the trust collateral agent and the collateral agent is not expected to be greater than the product of 1/12 of % per annum and the Pool Balance as of the first day of the related collection period.

Delivery of Servicer's Certificate

         On the determination date, which is the fifth business day prior to each distribution date, the servicer will be required to deliver the servicer's certificate to the trust collateral agent, the collateral agent, the note insurer, the owner trustee and the back-up servicer specifying, among other things:

         o        the amount of aggregate collections on the receivables;

         o the aggregate amount of receivables purchased by the Bank, the seller or the servicer, during the preceding collection period; and

         o the amounts to be distributed by the trust collateral agent on the immediately following distribution date.

Priority of Distributions

         On each distribution date, the servicer is required to instruct the trust collateral agent to make the following distributions in the following order of priority:

         (1) from the Amount Available, to the servicer and the lock-box processor, their respective fees for the related distribution date and together with all unpaid fees from prior collection periods;

         (2) from the Amount Available, to the back-up servicer, the indenture trustee, the trust collateral agent, the collateral agent and the owner trustee, their respective fees and expenses (the aggregate amount of all such expenses for all distribution dates not to exceed $25,000 with respect to the owner trustee and $50,000 with respect to the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent), in each case, for the related distribution date and together with all unpaid fees and expenses (subject to the aggregate limitation on expenses of $25,000 with respect to the owner trustee and $50,000 with respect to the back-up servicer, the indenture trustee, the trust collateral agent and the collateral agent) from prior collection periods;

         (3) from the Amount Available, to the Class A note distribution account, an amount equal to the Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount and Class A-3 Interest Distributable Amount;

         (4) from the Amount Available, to the Class A note distribution account, an amount equal to Class A Noteholders' Principal Distributable Amount until the Class A Notes are paid in full;

         (5) from the Amount Available, to the note insurer, the premium and all other amounts due under the insurance agreement;

         (6) from Available Funds, to the spread account, the amount required to bring the balance of the spread account to the required amount;

         (7) from Available Funds and any Spread Account Release Amount, to the Class B note distribution account, an amount equal to the Class B Interest Distributable Amount;

         (8) from Available Funds and any Spread Account Release Amount, to the Class B note distribution account, an amount equal to the Class B Noteholders' Principal Distributable Amount until the Class B notes are paid in full;

         (9) from Available Funds, to the back-up servicer, the indenture trustee, the trust collateral agent, the collateral agent and the owner trustee, their respective reasonable expenses, to the extent not paid under (2) above; and

         (10) to the certificate distribution account, any remaining Available Funds, together with any releases to be made from the spread account to the certificateholder.

         After considering all distributions made on the related distribution date, amounts on deposit in the spread account on any distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the Class B note distribution account or the certificateholder, as applicable, without the noteholders' consent.

         If the offered notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

         On each distribution date, the trust collateral agent shall distribute all amounts on deposit in the Class A note distribution account as follows:

         o to the holders of the Class A-1 Notes, the Class A-1 Interest Distributable Amount, to the holders of the Class A-2 Notes, the Class A-2 Interest Distributable Amount, and to the holders of the Class A-3 Notes, the Class A-3 Interest Distributable Amount; provided, however, that if there are not sufficient funds to pay such distribution, the amounts shall be payable to the holders of the offered notes on a pro rata basis, based on the aggregate amount of interest payable on each class of offered notes; and

         o except in the event that the offered notes are accelerated following an event of default, to the holders of the offered notes, the Class A Noteholders' Principal Distributable Amount in the following order of priority: (a) first, to the holders of the Class A-1 Notes in an amount necessary to reduce the outstanding Class A-1 note balance to zero, (b) after the outstanding Class A-1 note balance is reduced to zero, to the holders of the Class A-2 Notes in an amount necessary to reduce the Class A-2 note balance to zero and (c) after the outstanding Class A-2 note balance is reduced to zero, to the holders of the Class A-3 Notes in an amount necessary to reduce the Class A-3 note balance to zero.

         However, if the offered notes are accelerated following an event of default, all principal payments on the offered notes shall be made pro rata to the holders of each class of offered notes, based on the aggregate principal balance of the classes of the offered notes.

Certain Definitions

         "Additional Funds Available" means, with respect to any distribution date, the sum of:

         1. the Deficiency Claim Amount, if any, received by the trust collateral agent for that distribution date; plus

         2. the Insurer Optional Deposit, if any, received by the trust collateral agent for that distribution date.

         "Amount Available" means, with respect to any distribution date, the sum of:

         1.       Available Funds for the distribution date; and

         2. the Additional Funds Available, if any, for the distribution date.

         " Amount Financed" means, with respect to a receivable, the aggregate amount originally advanced under the receivable toward the purchase price of the financed vehicle and any related costs, including the cost of any insurance and warranties.

         "Available Funds" means, with respect to any distribution date, each of the following then on deposit in the trust accounts with respect to the related collection period:

         o Scheduled Receivable Payments (including Modified Scheduled Receivable Payments) received by the servicer,

         o        partial and full prepayments received by the servicer,

         o        Liquidation Proceeds,

         o        Recoveries,

         o interest earned on funds held in the collection account and the pre-funding account,

         o amounts paid by the Bank, the seller or the servicer with respect to receivables purchased by them and any indemnity payments made in addition to purchasing the purchased receivables as provided in the purchase agreement and the sale and servicing agreement,

         o proceeds from any insurance policies related to the receivables or financed vehicles,

         o upon exercise of the servicer's clean-up call, amounts received in respect of the clean-up call price required to be paid by the trust to redeem the offered notes, and

         o funds transferred from the capitalized interest account and/or the pre-funding account to the collection account.

         "Class A Noteholder's Principal Carryover Shortfall" means, for any distribution date, the excess of the Class A Noteholders' Principal Distributable Amount for the immediately preceding distribution date over the amounts that were actually deposited in the Class A note distribution account pursuant to clause (4) under "--Priority of Distributions" on the immediately preceding distribution date.

         "Class A Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of (1) the Class A Percentage of the Total Principal Distributable Amount for such distribution date and (2) the Class A Noteholders' Principal Carryover Shortfall for the distribution date.

         "Class A Percentage" means, (1) 98% for each distribution date occurring before the distribution date on which the Class A-3 Notes have been paid in full, (2) 98% (or such lesser percentage necessary to pay the Class A-3 Notes in full) on the distribution date on which the Class A-3 Notes are paid in full, and (3) zero on each distribution date occurring after the distribution date on which the Class A-3 Notes have been paid in full.

         "Class A-1 Interest Carryover Shortfall" means (1) for the initial distribution date, zero, and (2) for any other distribution date, the excess of
(a) the Class A-1 Interest Distributable Amount for the preceding distribution date, over (b) the amount of interest on the Class A-1 Notes that was actually deposited in the Class A note distribution account on such preceding distribution date, plus interest on the amount of interest due but not paid to the holders of the Class A-1 Notes on the preceding distribution date, to the extent permitted by law, at the Class A-1 note rate from and including such preceding distribution date to but excluding the current distribution date.

         "Class A-1 Interest Distributable Amount" means, for any distribution date, the sum of (1) the Class A-1 Monthly Interest Distributable Amount for such distribution date, plus (2) the Class A-1 Interest Carryover Shortfall for such distribution date.

         "Class A-1 Monthly Interest Distributable Amount" means, for any distribution date, interest accrued on the Class A-1 Notes during the applicable interest period at the Class A-1 note rate on the principal amount of the Class A-1 Notes outstanding as of the prior distribution date after giving effect to payments made on such distribution date or, in the case of the first distribution date, as of the closing date. For the Class A-1 Notes, interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period.

         "Class A-2 Interest Carryover Shortfall" means, (1) for the initial distribution date, zero, and (2) for any other distribution date, the excess of
(a) the Class A-2 Interest Distributable Amount for the preceding distribution date, over (b) the amount of interest on the Class A-2 Notes that was actually deposited in the Class A note distribution account on such preceding distribution date, plus interest on the amount of interest due but not paid to the holders of the Class A-2 Notes on the preceding distribution date, to the extent permitted by law, at the Class A-2 note rate from and including such preceding distribution date to but excluding the current distribution date.

         "Class A-2 Interest Distributable Amount" means, for any distribution date, the sum of (1) the Class A-2 Monthly Interest Distributable Amount for such distribution date, plus (2) the Class A-2 Interest Carryover Shortfall for such distribution date.

         "Class A-2 Monthly Interest Distributable Amount" means, for any distribution date, interest accrued during the applicable interest period at the Class A-2 note rate on the principal amount of the Class A-2 Notes outstanding as of the prior distribution date after giving effect to payments made on such distribution date or, in the case of the first distribution date, as of the closing date. For the Class A-2 Notes, interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         "Class A-3 Interest Carryover Shortfall" means, (1) for the initial distribution date, zero, and (2) for any other distribution date, the excess of
(a) the Class A-3 Interest Distributable Amount for the preceding distribution date, over (b) the amount of interest on the Class A-3 Notes that was actually deposited in the Class A note distribution account on such preceding distribution date, plus interest on the amount of interest due but not paid to the holders of the Class A-3 Notes on the preceding distribution date, to the extent permitted by law, at the Class A-3 note rate from and including such preceding distribution date to but excluding the current distribution date.

         "Class A-3 Interest Distributable Amount" means, for any distribution date, the sum of (1) the Class A-3 Monthly Interest Distributable Amount for such distribution date, plus (2) the Class A-3 Interest Carryover Shortfall for such distribution date.

         "Class A-3 Monthly Interest Distributable Amount" means, for any distribution date, interest accrued on the Class A-3 Notes during the applicable interest period at the Class A-3 note rate on the principal amount of the Class A-3 Notes outstanding as of the prior distribution date after giving effect to payments made on such distribution date or, in the case of the first distribution date, as of the closing date. For the Class A-3 Notes, interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         "Class B Interest Carryover Shortfall" means, (1) for the initial distribution date, zero, and (2) for any other distribution date, the excess of
(a) the Class B Interest Distributable Amount for the preceding distribution date, over (b) the amount of interest on the Class B Notes that was actually deposited in the Class B note distribution account on such preceding distribution date, plus interest on the amount of interest due but not paid to the holders of the Class B Notes on the preceding distribution date, to the extent permitted by law, at the Class B note rate from and including such preceding distribution date to but excluding the current distribution date.

         "Class B Interest Distributable Amount" means, for any distribution date, the sum of (1) the Class B Monthly Interest Distributable Amount for such distribution date, plus (2) the Class B Interest Carryover Shortfall for such distribution date.

         "Class B Monthly Interest Distributable Amount" means, for any distribution date, interest accrued during the applicable interest period at the Class B note rate on the principal amount of the Class B notes outstanding as of the end of the prior distribution date after giving effect to payments made on such distribution date or, in the case of the first distribution date, as of the closing date. For the Class B notes, interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         "Class B Noteholder's Principal Carryover Shortfall" means, for any distribution date, the excess of the Class B Noteholders' Principal Distributable Amount for the immediately preceding distribution date over the amounts that were actually deposited in the Class B note distribution account pursuant to (8) under "Priority of Distributions" on the immediately preceding distribution date.

         "Class B Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of (1) the Class B Percentage of the Total Principal Distributable Amount for such distribution date and (2) the Class B Noteholders' Principal Carryover Shortfall for the distribution date.

         "Class B Percentage" means, for any distribution date, 100% minus the Class A Percentage.

         "Collection Period" means, for each distribution date, the preceding calendar month (or, with respect to the first distribution date, the period beginning on August 1, 2002 and ending on August 31, 2002). Any amount stated "as of the close of business on the last day of a collection period" will include all collections, charge-offs and other account activity during the related collection period.

         "Cram Down Loss" means, for any receivable (other than a charged-off receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on the receivable or otherwise modifies or restructures the scheduled payments to be made on the receivable, an amount equal to:

         o the Principal Balance of the receivable immediately prior to the order minus the Principal Balance of the receivable as so reduced, modified or restructured; plus

         o if the court issued an order reducing the effective interest rate on the receivable, the excess of (a) the net present value (using a discount rate equal to the adjusted APR on such receivable) of the Scheduled Receivable Payments as so modified or restructured over (b) the net present value (using a discount rate equal to the original APR on such receivable) of the Scheduled Receivable Payments as so modified or restructured.

A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

         "Deficiency Claim Amount" means, for any distribution date, the amount, after taking into account the application on such distribution date of the Available Funds on such distribution date, equal to any shortfall in the full payment of amounts described in clauses (1) through (5) under "Priority of Distributions" above, to the extent available for the coverage of such shortfall on such distribution date in accordance with the provisions of the spread account agreement.

         "Insurer Optional Deposit" means, for any distribution date, an amount, other than a Policy Claim Amount delivered by the note insurer, at its sole option, to the trust collateral agent for any of the following purposes:

         o to provide funds to pay the fees or expenses of any of the trust's service providers for the distribution date;

         o to distribute as a component of the Class A Noteholders' Principal Distributable Amount to the extent the Class A note balance exceeds the sum of the Pool Balance and the remaining pre-funding balance as of the related determination date; and

         o to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on the note policy.

         "Liquidation Proceeds" means the monies collected from whatever source during a collection period on a defaulted receivable, net of the sum of (1) any out-of-pocket expenses reasonably incurred by the servicer in enforcing such defaulted receivable plus (2) any amounts required by law to be remitted to the related obligor.

         "Modified Scheduled Receivable Payment" means, with respect to any receivable which is not a charged-off receivable and as to which the related obligor shall have been declared bankrupt with the result that such obligor's periodic scheduled receivable payment amount has been reduced pursuant to an order of the bankruptcy court, the amount of such reduced periodic Scheduled Receivable Payment.

         "Policy Claim Amount" for any determination date, an amount equal to the (1) Scheduled Payments (as defined under "The Policy" below) for the related distribution date less (2) the sum of (a) the Available Funds for the distribution date, plus (b) the portion of the Deficiency Claim Amount, if any, available to be distributed from the spread account pursuant to the spread account agreement plus (c) the Insurer Optional Deposit, if any.

         "Pool Balance" means, as of a particular date, the aggregate Principal Balance of the receivables at the end of the related collection period (excluding receivables that have been purchased by the originator, the seller or the servicer and charged-off receivables).

         "Principal Balance" means, for any receivable as of any date,

         (1)      the Amount Financed

         minus

         (2)      the sum of

                  (a) that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal;

                  plus

                  (b) any portion refunded to obligors of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed;

                  plus

                  (c) any payment of the purchase amount with respect to the receivable allocable to principal;

                  plus

                  (d) the principal portion of any Modified Scheduled Receivable Payments received on or prior to such day;

                  plus

                  (e) any prepayment in full or any partial prepayments applied to reduce the principal balance of the receivable;

                  plus

                  (f)      the amount of any Cram Down Loss;

         provided, however, that any charged-off receivable or purchased receivable will have a principal balance of zero.

         "Recoveries" means, with respect to a charged-off receivable and for any collection period occurring after the collection period during which such receivable becomes a charged-off receivable, all payments, including insurance proceeds, that the servicer received from or on behalf of an obligor regarding such charged-off receivable, or from liquidation of the related financed vehicle, net of any reasonably incurred out-of-pocket expenses incurred by the servicer in enforcing such charged-off receivable.

         "Scheduled Receivable Payments" on a receivable means that portion of the payment required to be made by the obligor during the respective collection period sufficient to amortize the principal balance under the simple interest method over the term of the receivable and to provide interest at the APR.

         "Spread Account Release Amount" means, with respect to any distribution date, the excess of amounts on deposit in the spread account (after giving effect to the withdrawal of any Deficiency Claim Amounts on such distribution date) over the amount required to be on deposit in the spread account for such distribution date (as described in the spread account agreement).

         "Total Principal Distributable Amount" means, for any distribution date, the sum of:

         (1) the portion of Available Funds relating to principal for the collection period immediately preceding the distribution date;

         (2) an amount equal to (x) the aggregate Principal Balances of all receivables that became charged-off receivables during the related collection period, in each case immediately prior to the charge-off of such receivable minus (y) any Liquidation Proceeds allocable to principal with respect to such charged-off receivables received during such collection period;

         (3) the aggregate amount of Cram Down Losses on the receivables incurred during the collection period immediately preceding the distribution date; and

         (4) any portion refunded to obligors during the related collection period of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed.

provided that, if such distribution date is the first distribution date following the termination of the pre-funding period, the amount referenced in
(1) above for such distribution date shall include the amount, if any, transferred from the pre-funding account to the noteholders.

Events of Default and Trigger Events

         Upon the occurrence of certain trigger events (as set forth in the spread account agreement), the note insurer may, in its sole discretion, direct the re-liening of any certificates of title related to financed vehicles owned by the trust that do not name the indenture trustee or the trust as secured party, and may direct the servicer to deliver any loan documents not already in the trust collateral agent's possession, to either the trust collateral agent or a third party custodian acceptable to the note insurer. Any re-titling and delivery of documents to the trust collateral agent will be at the master servicer's expense.

Statements to Noteholders

         On or prior to each determination date, the trust collateral agent will make available to the noteholders, the note insurer, the trust collateral agent, the collateral agent and the rating agencies, and to the certificateholder a statement detailing information required under the Agreements. These statements will be based on the information in the related servicer's certificate. Each statement that the trust collateral agent delivers to the noteholders will include the following information regarding the notes on the related distribution date, as applicable:

         o the amount of the distribution(s) allocable to principal on the offered notes and the subordinate notes (expressed as a dollar amount per $1,000 of the notes' initial principal amount);

         o the amount of the distribution(s) allocable to interest on the offered notes and the subordinate notes (expressed as a dollar amount per $1,000 of the notes' initial principal amount);

         o separately identified, the amount of such distribution payable out of amounts withdrawn from the spread account or pursuant to a claim on the note policy (expressed as a dollar amount per $1,000 of the notes' initial principal amount);

         o the Pool Balance as of the close of business on the last day of the preceding collection period;

         o each class of offered notes' outstanding principal amount, after considering all payments previously reported on that date (expressed as a dollar amount per $1,000 of the notes' initial principal amount);

         o the subordinate notes' outstanding principal amount, after considering all payments previously reported on that date (expressed as a dollar amount per $1,000 of the notes' initial principal amount);

         o separately identified, the amount of the fees paid to the master servicer, the lock-box processor, the back-up servicer, the trust collateral agent, the collateral agent, the owner trustee and the indenture trustee for the related collection period and/or due but unpaid for the collection period or prior collection periods;

         o the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class A-3 Interest Carryover Shortfall, if any;

         o        the Class B Interest Carryover Shortfall, if any;

         o the Class A Noteholders' Principal Carryover Shortfall, if any;

         o the Class B Noteholders' Principal Carryover Shortfall, if any;

         o the delinquency and loan loss experience during the related period;

         o the aggregate amount of receivables, if any, that were acquired or reacquired by the originator, the seller or the master servicer during the related period; and

         o during the funding period, the amount remaining in the pre-funding account and the amount remaining in the capitalized interest account.

         Unless and until definitive offered notes are issued, the indenture trustee or trust collateral agent will send these reports to Cede & Co., as registered holder of the offered notes and the nominee of DTC on the trust's behalf. See "Description of the Securities" in the accompanying prospectus.

         After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

         o a statement as to the aggregate amounts of interest and principal paid to the noteholder;

         o information regarding the amount of servicing compensation the servicer received; and

         o other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

Indenture Events of Default

         The occurrence of any of the following events will result in an event of default under the indenture:

         o default in the payment of any interest on the offered notes when the same becomes due and payable (which continues and is not cured within one business day);

         o default in the payment of the principal of the notes on the applicable final maturity date;

         o so long as a note insurer default has not occurred and is continuing (and the note policy has not expired in accordance with its terms following payment in full of the offered notes and all amounts due to the note insurer have been paid in full), an insurance agreement indenture cross default shall have occurred; provided, however, that the occurrence of an insurance agreement indenture cross default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the seller, the master servicer or the Bank may not form the basis of an indenture event of default; provided further, however, that the occurrence of an insurance agreement indenture cross default may not form the basis of an indenture event of default unless the note insurer has, after prior notice to the rating agencies, delivered to the trust and the indenture trustee a written notice specifying that an insurance agreement indenture cross default constitutes an event of default under the indenture;

         o so long as a note insurer default has occurred and is continuing (and the note policy has not expired in accordance with its terms following payment in full of the offered notes and all amounts due to the note insurer have been paid in full), a default in the performance of any covenant, agreement, representation or warranty of the trust made in the indenture or other related documents which was incorrect in any material respect when made, and the default (i) materially and adversely affects the noteholders or the note insurer and
                  (ii) continues or is not cured, for a period of 30 days after written notice is provided to the trust by the indenture trustee or to the trust and the indenture trustee by the majority noteholders or the note insurer;

         o so long as a note insurer default has occurred and is continuing (and the note policy has not expired in accordance with its terms following payment in full of the offered notes and all amounts due to the note insurer have been paid in full), certain events of bankruptcy, insolvency, receivership or liquidation of the trust occurs;

         o the trust being treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; or

         o the trust or the seller becoming treated as an investment company pursuant to the Investment Company Act of 1940, as amended.

         The term "insurance agreement indenture cross defaults" means:

         o        any demand for payment being made under the note policy;

         o any representation or warranty made by the trust, the seller, the master servicer or the Bank under the transaction documents or in any certificate or report furnished under any of the transaction documents shall prove to be incorrect in any material respect; provided, however, that if the trust, the seller, the master servicer or the Bank, as the case may be, effectively cures any such breach within the applicable cure period, if any, then such breach shall not, in and of itself, constitute an event of default under the insurance and indemnity agreement;

         o (i) any failure by the trust, the seller, the master servicer or the Bank to pay when due amounts payable by such entity under any of the transaction documents (after giving effect to any applicable grace periods), (ii) any of the trust, the seller, the master servicer or the Bank asserts that any of the transaction documents to which it is a party is not valid and binding, or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the transaction documents or any property thereof shall find or rule that any material provision of the transaction documents is not valid and binding on the parties;

         o any failure of the trust, the seller, the master servicer or the Bank to perform or observe any covenant or agreement contained in any of the transaction documents (except for certain covenants or agreements specified in the insurance and indemnity agreement beyond the applicable cure period, if any);

         o certain events of bankruptcy, insolvency, receivership or liquidation of the trust, the seller, the master servicer or the Bank;

         o the sum of the Available Funds with respect to any distribution date plus the amount (if any) on deposit in the spread account being less than certain required distributions;

         o the Average Default Rate (as defined in the spread account agreement) with respect to the determination dates provided in the insurance agreement being equal to or greater than the percentage set forth with respect thereto;

         o the Average Net Loss Rate (as defined in the spread account agreement) for the determination dates provided in the insurance agreement being equal to or greater than the percentage set forth with respect thereto;

         o the Average Delinquency Ratio (as defined in the spread account agreement) being equal to or greater than the percentage set forth in the insurance agreement;

         o a servicer default shall have occurred under the sale and servicing agreement (other than the note insurer not delivering a servicer extension notice);

         o the seller becoming subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

         o the trust becoming treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

         o the offered notes not being treated as indebtedness for federal or applicable state income tax purposes and such characterization's having a material adverse effect on the trust and the noteholders or the note insurer;

         o the failure of the trust, or the Bank or the seller, as applicable, to comply (and to deliver evidence of such compliance to the note insurer) with certain covenants and agreements in the insurance and indemnity agreement relating to perfection of liens and security interests and the transfer of good and valid title to the initial receivables and subsequent receivables;

         o the occurrence of an "event of default" under and as defined in any insurance and indemnity agreement or similar agreement among the note insurer, the Bank and/or the seller and/or any affiliate of the Bank;

         o the occurrence of a Lock-Box Trigger Event (as defined in the insurance and indemnity agreement); or

         o the failure of the Bank to comply with certain covenants under the insurance and indemnity agreement relating to test data and the lock-box agreement.

Rights Upon Indenture Event of Default

         If an indenture event of default occurs, the entire principal balance of the offered notes, together with interest accrued thereon, may be accelerated; provided, however, that so long as no note insurer default has occurred and is continuing and the note policy has not expired in accordance with its terms or any amounts remain due and payable to the note insurer, the note insurer will control the remedy for an indenture event of default. If a note insurer default has occurred and is continuing or the note policy has expired in accordance with its terms or any amounts remain due and payable to the note insurer, the indenture trustee (at the request of the majority noteholders) may declare an indenture event of default and cause the acceleration of the principal and interest on the notes. Upon the occurrence of an indenture event of default, the indenture trustee may, with the prior written consent of the note insurer (so long as a note insurer default has not occurred and is continuing), or shall, if instituted by the note insurer (so long as a note insurer default has not occurred and is continuing) exercise certain rights and remedies with respect to the trust property, including (under certain circumstances) the right to cause the liquidation of the trust property. Neither the note insurer nor the majority noteholders may, however, cause the indenture trustee to liquidate the trust assets in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and the accrued interest on the notes together with all amounts due and owing to the note insurer, unless the indenture trustee determines that the trust property will not continue to provide sufficient funds for payments of principal and interest on the notes as they would have become due if the note had not been accelerated or such event of default arose from certain of the insurance agreement indenture cross defaults. Following the occurrence of any indenture event of default, the indenture trustee will continue to submit claims under the policy for any shortfalls in the scheduled payments on the notes. If the offered notes are accelerated after an indenture event of default, the note insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the offered notes, pro rata to the noteholders based on the aggregate outstanding principal balance of the classes of the offered notes, plus accrued but unpaid interest thereon.

Note Insurer Default

         A "note insurer default" means the existence and continuance of any of the following:

         o the note insurer shall have failed to make a payment required under the note policy in accordance with its terms; or

         o certain events of bankruptcy, insolvency, receivership or liquidation of the note insurer shall have occurred.

Servicer Defaults

         While the master servicer, the back-up servicer or any successor servicer is acting as servicer, any one of the following events shall constitute a servicer default under the sale and servicing agreement:

         o any failure by the servicer (i) to deposit, or to deliver to the trust collateral agent for deposit, to any trust account or the spread account any amount required to be so delivered or deposited by the servicer (which failure is not remedied within one business day), or (ii) to deliver to the trust collateral agent or the note insurer the servicer's certificate on the related determination date (which failure is not remedied within two business days), or (iii) to deliver the servicer's annual compliance certificate or annual accountant's report (which failure is not remedied within five days after the date such statement or report, as the case may be, is required to be delivered);

         o failure on the part of the servicer, and for so long as the master servicer is obligated to perform as the servicer, failure on the part of the seller or the originator, as applicable, to repurchase a receivable in accordance with the sale and servicing agreement or the purchase agreement, as applicable, which failure continues unremedied for a period of two business days after it is required to be delivered in accordance with the applicable agreement;

         o failure on the part of the servicer to observe its covenants and agreements with respect to mergers, consolidations or assumptions as provided in the sale and servicing agreement or, for so long as the master servicer is obligated to perform as the servicer, failure on the part of the seller to observe the covenants and agreements;

         o failure on the part of the servicer, and for so long as the master servicer is obligated to perform as the servicer, failure on the part of the seller or the originator to observe or perform any other covenants or agreements of the servicer, the seller or the originator (as the case may be) in the notes or the certificate or in the sale and servicing agreement or any other transaction document, which failure (i) materially and adversely affects the rights of noteholders or the note insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of the failure has been given (a) to the servicer, the seller or the originator (as the case may be) by the note insurer or the trust collateral agent, or (b) to the servicer, the seller or the originator (as the case may be), and to the trust collateral agent and the note insurer by the noteholders evidencing not less than 25% of the outstanding principal balance of the offered notes or, if the offered notes are no longer outstanding, not less than 25% of the outstanding principal balance of the subordinate notes;

         o the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as the Bank is servicer, or any of its affiliates, and actions by the servicer or, so long as the Bank is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

         o any servicer, or for so long as the master servicer is obligated to perform as the servicer, any originator or any servicer representation, warranty or statement made in the sale and servicing agreement or any other transaction document, certificate, report or other writing is proved incorrect in any material respect, which has a material adverse effect on the note insurer's interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

         o        an insurance agreement indenture cross default has occurred;

         o        a claim is made under the note policy;

         o so long as a note insurer default has not occurred and is continuing, the note insurer shall not have delivered to the servicer an extension notice in accordance with the sale and servicing agreement; or

         o the occurrence of a servicer default under and as defined in any sale and servicing agreement or any similar agreement with respect to which (i) the originator or any of its affiliates is designated as servicer, master servicer or any similar capacity and (ii) the note insurer has issued a financial guaranty insurance policy relating to one or more classes of securities issued under or otherwise relating to such agreement.

Rights Upon Servicer Default

         As long as a servicer default remains unremedied:

         o provided no note insurer default has occurred and is continuing, the note insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

         o if a note insurer default has occurred and is continuing, then a majority of the holders of the offered notes may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

         If the servicer is terminated, then the back-up servicer or any other successor servicer that the note insurer appoints, so long as no note insurer default has occurred and is continuing and so long as the offered notes are outstanding or amounts remain due and owing to the note insurer, will succeed to all the responsibilities, duties, and liabilities of the servicer. If a note insurer default has occurred and is continuing or if the offered notes are no longer outstanding and all amounts remaining due and owing to the note insurer have been paid, then the majority noteholders may appoint a successor servicer. Otherwise, the trust collateral agent will appoint a successor servicer.

         Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties.

Amendment

         Notwithstanding anything to the contrary described under "Description of the Agreements - Amendment" in the prospectus, the seller, the master servicer, the back-up servicer, the trust collateral agent, the collateral agent and the owner trustee with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with the note insurer's consent, so long as no note insurer default has occurred and is continuing and so long as the offered notes are outstanding or any amounts remain due and owing to the note insurer, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, no such amendment is permitted if it would in any material respect adversely affect the interests of any noteholder. In addition, if a note insurer default has occurred and is continuing, no such amendment is permitted if it would materially adversely affect the note insurer's interests. The seller, the master servicer, the back-up servicer, the trust collateral agent, the collateral agent and the owner trustee may also amend the sale and servicing agreement with the consent of the note insurer, the indenture trustee and the holders of a majority of the principal amount of the outstanding offered notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

         However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on receivables or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all offered notes outstanding.

         The seller and servicer must deliver to the owner trustee, the indenture trustee and the note insurer upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

                                   THE POLICY

         The following summary of the terms of the note policy does not purport to be complete and is qualified in its entirety by reference to the note policy.

         Simultaneously with the issuance of the offered notes, the note insurer will deliver an insurance policy to the trust collateral agent for the benefit of each holder of the offered notes. Under the note policy, the note insurer unconditionally and irrevocably guarantees to the trust collateral agent, for the benefit of each holder of the offered notes, the full and complete payment of (i) Scheduled Payments (as defined below) with respect to the offered notes and (ii) any Scheduled Payments which are subsequently avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means, with respect to each distribution date, distributions which are required to be made on the offered notes during the term of the note policy in accordance with the original terms of the offered notes when issued and without regard to any subsequent amendment or modification of the offered notes, the sale and servicing agreement or the indenture that has not been consented to in writing by the Note Insurer, which payments, with respect to any distribution date, are (i) the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount with respect to the related distribution date, (ii) the Class A Noteholders' Principal Distributable Amount and (iii) with respect to the final stated maturity date for any classes of offered notes, the outstanding principal amount of such class on such final stated maturity date, after taking into account reductions on each such date of such outstanding principal amount from all sources other than the note policy. Scheduled Payments shall not include (x) any portion of the Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount or Class A-3 Interest Distributable Amount because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the note insurer, or (y) any portion of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount or the Class A-3 Interest Distributable Amount representing interest on any Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall or Class A-3 Interest Carryover Shortfall, as applicable, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or part. Scheduled Payments do not include payments (including, without limitation, amounts set forth in clauses (x) and (y) above) which become due on an accelerated basis as a result of (a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis,
(c) the occurrence of an indenture event of default, (d) any Mandatory Prepayment Amount (other than any such amounts that remain due and unpaid on the Class A-1 stated final maturity date, the Class A-2 stated final maturity date or the Class A-3 stated final maturity date, as applicable), or (e) any other cause, unless the note insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. For purposes hereof, "Mandatory Prepayment Amount" means an amount equal to the principal pre-payment, if any, due to the Class A noteholders from funds, if any, on deposit in the pre-funding account at the end of the pre-funding period. In the event the note insurer does not so elect, the note policy will continue to guarantee Scheduled Payments due on the offered notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the offered notes attributable to any increase in interest rates, penalty or other additional sum payable by the trust by reason of any default or indenture event of default in respect of the offered notes or by reason of any deterioration of the credit worthiness of the trust, nor shall Scheduled Payments include nor shall coverage be provided under the note policy in respect of any taxes, withholding or other charges imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of an offered note.

         Payment of claims on the note policy made in respect of Scheduled Payments will be made by the note insurer following Receipt (as defined below) by the Note Issuer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third business day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the offered notes.

         If any Scheduled Payment avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the note policy, the note insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the note insurer from the trust collateral agent of (A) a certified copy of the final non-appealable order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the holder of the offered notes is required to return the amount of any Scheduled Payments paid with respect to the offered notes during the term of the note policy because such payments were avoidable as preference payments under applicable bankruptcy law,
(B) a certificate of the holder of the offered notes that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the offered notes, in such form as is reasonably required by the note insurer and provided to the holder of the offered notes by the Note Issuer, irrevocably assigning to the note insurer all rights and claims of the holder of the offered notes relating to or arising under the offered notes against the debtor or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the note insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of Receipt, the note insurer shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any holder of the offered notes directly (unless a holder of the offered notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such holder of the offered notes upon proof of such payment reasonably satisfactory to the note insurer). In connection with the foregoing, the note insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each holder of the offered notes in the conduct of any proceeding with respect to a preference claim.

         The terms "Receipt" and "Received" with respect to the note policy shall mean actual delivery to the trust and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the note policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the note insurer or its fiscal agent shall promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

         Under the note policy, "business day" means any day other than Saturday, Sunday, or legal holiday or other day on which banking institutions in Wilmington, Delaware, New York, New York, Evansville, Indiana, Minneapolis, Minnesota or any other location of any successor servicer, successor owner trustee, successor trust collateral agent or successor collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

         The note insurer's obligations under the note policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the note policy whether or not such funds are properly applied by the trust collateral agent.

         The note insurer shall be subrogated to the rights of each holder of the offered notes to receive payments of principal and interest to the extent of any payment by the note insurer under the note policy.

         Claims under the note policy constitute direct, unsecured and unsubordinated obligations of the note insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the note insurer for borrowed money. Claims against the note insurer under the note policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the note insurer. The terms of the note policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the offered notes. The note policy is governed by the laws of the State of New York.

         The note policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                THE NOTE INSURER

General

         Financial Security Assurance Inc. accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note insurer and its affiliates set forth under this heading. In addition, Financial Security Assurance Inc. makes no representation regarding the notes or the advisability of investing in the notes.

         Financial Security Assurance Inc. (the "note insurer" or "FSA") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

         FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deduction or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA underwriting criteria.

         FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings") Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

         The principal executive offices of FSA are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

Ratings

         FSA's insurance financial strength is rated "Aaa" by Moody's. FSA's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. FSA's insurance financial strength is rated "AAA" by Fitch Ratings. FSA's claims-paying ability is rated "AAA" by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" herein.

Capitalization

         The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2002 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                  June 30, 2002
                                                                  (In thousands)
                                                                    (Unaudited)
Deferred Premium Revenue (net of                                 ---------------
   prepaid reinsurance premiums) ............................         $ 744,499
                                                                   ------------
Surplus Notes (long-term debt) ..............................           144,000
                                                                   ------------
Minority Interest ...........................................            50,372
                                                                   ------------
Shareholder's Equity:
                                                                   ------------
   Common Stock .............................................            15,000
                                                                   ------------
   Additional Paid-In Capital ...............................           797,656
                                                                   ------------
   Accumulated Other Comprehensive                                       81,597
                                                                   ------------
      Income (net of deferred income taxes) .................
   Accumulated Earnings .....................................           922,760
                                                                   ------------
Total Shareholder's Equity ..................................         1,817,013
                                                                   ------------

                                                                   ============
Total Deferred Premium Revenue (net), Surplus Notes                  $2,755,884
(long-term debt), Minority Interest and Shareholder's Equity       ============


         For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated herein by reference. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Insurance Regulation

         FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                             REPORTS TO NOTEHOLDERS

         Unless and until definitive offered notes are issued (which will occur only under the limited circumstances described in the accompanying prospectus), Wells Fargo, as indenture trustee, will provide monthly and annual statements concerning the trust and the offered notes to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the offered notes. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered notes may be obtained by contacting the servicer at United Fidelity Bank, fsb, 18 N.W. Fourth Street, P.O. Box 1347, Evansville, Indiana 47706-1347 (telephone (812) 424-0921).

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Set forth below is a summary of certain U.S. federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold offered notes as part of a position in a straddle or as part of a hedging or conversion transaction or as part of an integrated transaction for U.S. federal income tax purposes, and investors that do not invest in the notes as part of the initial distribution thereof. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations promulgated by the U.S. Department of Treasury ("Treasury"). You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the offered notes.

         Characterization of the Offered Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the offered notes. A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service (the "IRS") and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Krieg DeVault LLP, special tax counsel to the seller, the offered notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust. This opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation.

         Classification of the Trust. In the opinion of Krieg DeVault LLP, special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

Discount and Premium

         For federal income tax reporting purposes, it is anticipated that the offered notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at 1.5% ABS, and there will be no extensions of maturity for any receivable. However, no representation is made as to the rate, if any, at which the receivables will prepay.

         Treasury has issued regulations under Sections 1271 and 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the offered notes. Prospective purchasers of the offered notes are advised to consult with their tax advisors concerning the tax treatment of such offered notes.

         Certain classes of the offered notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of offered notes will be treated as holding offered notes with amortizable bond premium will depend on such noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. A holder may elect to amortize such premium using a constant yield method over the term of the notes, and reduce the amount of interest income that is required to be included in such holder's income for each accrual period by the portion of premium allocable to such period based on the yield to maturity of the notes. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of offered notes.

Gain or Loss on Disposition

         If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. Similarly, when you receive a principal payment with respect to a note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss will generally be a long-term capital gain or loss if you held the note for more than one year and to the extent that any gain is attributable to accrued but unpaid interest, it will generally be characterized as ordinary income.

Backup Withholding and Information Reporting

         Payments of interest and principal, as well as payments of proceeds from the sale of offered notes, may be subject to the "backup withholding tax" under Section 3406 of the Code if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), the backup withholding rate has been reduced to match reductions in income tax rates starting in 2001. Under pre-2001 Act law, the backup withholding rate was 31%. The 2001 Act changes this rate to a rate equal to the fourth lowest tax rate imposed on single return filers. The resulting backup withholding rates under the 2001 Act are as follows: 30% in 2002-2003; 29% in 2004-2005; and 28% in 2006-2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         We will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the offered notes.

State and Local Taxation

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the offered notes under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences of the purchase, ownership and disposition of the offered notes.

                              ERISA CONSIDERATIONS

         Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the offered notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Code (a "Benefit Plan"). A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA prohibits parties in interest or disqualified persons ("Parties in Interest") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor has issued a regulation (29 CFR
Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. This regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, the seller believes that the offered notes should not be treated as "equity interests" for purposes of the regulation. Accordingly, the seller believes that the acquisition of the offered notes by benefit plan investors should not cause the assets of the trust to be treated as Benefit Plan assets for purposes of Title I of ERISA. However, the offered notes may not be purchased with the assets of a Benefit Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

         (1) has investment or administrative discretion with respect to such Benefit Plan assets;

         (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or

         (3)      is an employer maintaining or contributing to such Benefit
                  Plan.

         Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of the offered notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions ("PTCE"):

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers."

         Each purchaser or transferee of an offered note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

         For additional information regarding treatment of the offered notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

                                     RATINGS

         It is a condition to the issuance of the Class A-1 Notes that they be rated "A-1+" by S&P and "P1" by Moody's. It is a condition to the issuance of the Class A-2 Notes and the Class A-3 Notes that they each be rated "AAA" by S&P and "Aaa" by Moody's. The rating by S&P of the Class A-1 Notes will be issued without regard to the issuance of the note policy by the note insurer. The ratings issued by Moody's of each class of offered notes and the ratings by S&P of the Class A-2 and A-3 Notes will be based primarily on the issuance of the note policy by the note insurer.

         We cannot assure you that the rating agencies will not lower or withdraw the ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of timely payment of accrued interest on each distribution date, and ultimate payment of principal on the applicable final maturity dates. The ratings assigned to the offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that holders of the offered notes might suffer a lower than anticipated yield.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement for the sale of the offered notes, dated , 2002, the seller has agreed to cause the trust to sell, and the underwriter has agreed to purchase, the following principal amounts of the offered notes:


Principal amount of Class A-1 Notes               $10,000,000

Principal amount of Class A-2 Notes               $27,000,000

Principal amount of Class A-3 Notes               $12,000,000
                                                  -----------

                  Total                           $49,000,000

         In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the offered notes if any of the offered notes are purchased.

         We have been advised by the underwriter that the underwriter proposes initially to offer the offered notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriter may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of offered notes shall be as follows:

                              Underwriting
                                Discount             Selling        Reallowance
                                   and             Concessions          Not
                               Commissions        Not to Exceed      To Exceed
Class A-1 Notes. . . . . . .               %                   %              %
Class A-2 Notes. . . . . . .               %                   %              %
Class A-3 Notes. . . . . . .               %                   %              %

         The seller and the Bank have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriter to bid for and purchase the securities. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If the underwriter creates a short position in the securities in connection with this offering (i.e., the underwriter sells more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing securities in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the securities. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

         The offered notes are new issues of securities and there currently is no secondary market for the offered notes. The underwriter expects to make a market in the offered notes but will not be obligated to do so. We cannot assure you that a secondary market for the securities will develop. If a secondary market for the offered notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your offered notes.

         In the ordinary course of their businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking and other advisory or commercial relationships with the seller, the Bank and their affiliates.

         We will receive the proceeds listed below from the sale of the offered notes, after payment of the underwriting discounts and commissions listed below
and estimated expenses of $             :

                                                         Proceeds to Seller as %
                                                         of the principal amount
                                    Proceeds to Seller    of the offered notes
                                    ------------------    --------------------
    Class A-1 Notes. . . . . . .                     %                       %
    Class A-2 Notes. . . . . . .                     %                       %
    Class A-3 Notes. . . . . . .                     %                       %

                                 LEGAL OPINIONS

         Certain legal matters relating to the offered notes will be passed upon for the seller and the trust by Krieg DeVault LLP, Indianapolis, Indiana. Certain federal income tax consequences with respect to the offered notes will be passed upon for the trust by Krieg DeVault LLP. Certain matters relating to the offered notes will be passed on for the underwriter by Sidley Austin Brown & Wood LLP. Certain legal matters relating to Delaware law will be passed upon for the seller and the trust by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters will be passed upon for FSA by Brian H. Mellstrom, Assistant General Counsel to FSA.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the prospectus under "Where You Can Find More Information," the consolidated financial statements of Financial Security Assurance Inc. and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd., are hereby incorporated by reference in this prospectus supplement:

         o Annual Report on Form 10-K for the year ended December 31, 2001;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

         We will provide you with copies of these reports, at no charge, if you write to us at: United Fidelity Bank, fsb, 18 NW Fourth Street, Evansville, IN 47708.

         All financial statements of Financial Security Assurance, Inc. and subsidiaries included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

                            INDEX OF PRINCIPAL TERMS

         We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

TERM                                                                      PAGE

2001 Act..................................................................S-64
ABS.......................................................................S-32
Additional Funds Available................................................S-44
Amount Available..........................................................S-44
Available Funds...........................................................S-45
Benefit Plan..............................................................S-66
Class A Noteholder's Principal Carryover Shortfall........................S-45
Class A Noteholders' Principal Distributable Amount.......................S-45
Class A Notes..............................................................S-2
Class A Percentage........................................................S-45
Class A-1 Interest Carryover Shortfall....................................S-46
Class A-1 Interest Distributable Amount...................................S-46
Class A-1 Monthly Interest Distributable Amount...........................S-46
Class A-2 Interest Carryover Shortfall....................................S-46
Class A-2 Interest Distributable Amount...................................S-46
Class A-2 Monthly Interest Distributable Amount...........................S-46
Class A-3 Interest Carryover Shortfall....................................S-46
Class A-3 Interest Distributable Amount...................................S-46
Class A-3 Monthly Interest Distributable Amount...........................S-47
Class B Interest Carryover Shortfall......................................S-47
Class B Interest Distributable Amount.....................................S-47
Class B Monthly Interest Distributable Amount.............................S-47
Class B Noteholder's Principal Carryover Shortfall........................S-47
Class B Noteholders' Principal Distributable Amount.......................S-47
Class B Notes..............................................................S-2
Class B Percentage........................................................S-47
Code......................................................................S-63
Collection Period.........................................................S-47
Cram Down Loss............................................................S-47
Deficiency Claim Amount...................................................S-48
ERISA......................................................................S-8
Federal Tax Status.........................................................S-7
FSA.......................................................................S-60
Holdings..................................................................S-60
insurance agreement indenture cross defaults..............................S-52
Insurer Optional Deposit..................................................S-48
IRS.......................................................................S-63
Liquidation Proceeds......................................................S-48
majority noteholders......................................................S-11
Mandatory Prepayment Amount...............................................S-58
Modified Scheduled Receivable Payment.....................................S-48
Moody's....................................................................S-8
note insurer..............................................................S-60

note insurer default......................................................S-54
notes......................................................................S-2
offered notes..............................................................S-2
Order.....................................................................S-59
OTS.......................................................................S-13
Parties in Interest.......................................................S-66
Policy Claim Amount.......................................................S-48
Pool Balance..............................................................S-48
Principal Balance.........................................................S-49
PTCE......................................................................S-66
Receipt...................................................................S-59
Received..................................................................S-59
Recoveries................................................................S-49
S&P........................................................................S-8
Scheduled Payments........................................................S-58
Scheduled Receivable Payments.............................................S-49
servicer...................................................................S-7
simple interest method....................................................S-19
Spread Account Release Amount.............................................S-50
subordinate notes..........................................................S-2
Total Principal Distributable Amount......................................S-50
Treasury..................................................................S-63
Wells Fargo...............................................................S-26

PROSPECTUS
                     United Fidelity Auto Receivables Trusts
                               Asset Backed Notes

                          United Fidelity Finance, LLC,
                                    as seller

                           United Fidelity Bank, fsb,
                           as originator and servicer
The trusts--

         o A new trust will be formed to issue each series of asset backed securities.

         o The primary assets of each trust will be a pool of new and used automobile retail installment sale and installment loan contracts secured by new and used vehicles.

         o Each trust will hold security or ownership interests in the vehicles financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

         o If specified in the related prospectus supplement, the trust will own funds on deposit in a pre-funding account which will be used to purchase additional receivables during the period specified in the related prospectus supplement.

The offered securities--

         o will represent beneficial interests in or obligations of the related trust;

         o        will be paid only from the assets of the related trust;

         o will be rated by one or more nationally recognized rating agencies on the related closing date;

         o        may benefit from one or more forms of credit enhancement; and

         o will be issued as part of a designated series, which will include one or more classes of notes.

         Consider carefully the risk factors beginning on page 8 in this prospectus.

         A security is not a deposit, and neither the securities nor the underlying automobile receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

         The securities of a given series represent beneficial interests in or obligations of the related trust only. Such securities do not represent obligations of or interests in, and are not guaranteed or insured by, United Fidelity Finance, LLC, United Fidelity Bank, fsb or any of their affiliates.

         This prospectus may be used to offer and sell any series of securities only if accompanied by the related prospectus supplement.

                           -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           -------------------------

                The date of this Prospectus is February 26, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of securities, including:

o        the timing of interest and principal payments;

o        the priority of interest and principal payments;

o        financial and other information about the receivables;

o        information about credit enhancement for each class;

o        the ratings of each class; and

o        the method for selling the securities.

         If the descriptions of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the securities in any state where the offer is not permitted.

         We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

         In this prospectus and in any related prospectus supplement, "we" refers to the seller, United Fidelity Finance, LLC, and "you" refers to any prospective investor in the securities.

                                                TABLE OF CONTENTS
SUMMARY OF TERMS..................................................................................................1

RISK FACTORS......................................................................................................8
         If the Trust Does Not Have a Perfected Security Interest in a Financed Vehicle, It May
                  Not Be Able to Collect on the Receivable........................................................8
         Insolvency of the Bank or the Seller Could Result in Delays in Payments or Losses on
                  Your Notes......................................................................................8
         The Bank and its Affiliates Have Limited Obligations to Make Payments to the Trusts.....................10
         Each Trust Will Have Limited Assets.....................................................................10
         Payments on Some Securities May Be Subordinated to Payments on Other Securities.........................10
         Rapid Prepayments May Reduce Your Anticipated Yield.....................................................11
         Indirect Exercise of Rights Due to Book-Entry Registration..............................................12
         Pre-Funding May Reduce Your Anticipated Yield...........................................................12
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................12

THE TRUSTS.......................................................................................................13

THE RECEIVABLES POOLS............................................................................................15

ORIGINATION, UNDERWRITING AND SERVICING PROCEDURES...............................................................16

WEIGHTED AVERAGE LIFE OF THE SECURITIES..........................................................................21

POOL FACTORS AND OTHER POOL INFORMATION..........................................................................22

USE OF PROCEEDS..................................................................................................22

UNITED FIDELITY BANK, FSB AND AFFILIATES.........................................................................22
         United Fidelity Bank, fsb...............................................................................22
         United Fidelity Finance, LLC............................................................................22

DESCRIPTION OF THE SECURITIES....................................................................................23

DESCRIPTION OF THE AGREEMENTS....................................................................................27

THE INDENTURE....................................................................................................39

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.........................................................................45

FEDERAL INCOME TAX CONSEQUENCES..................................................................................52

FASITs   ........................................................................................................56

CERTAIN STATE TAX CONSEQUENCES...................................................................................57

ERISA CONSIDERATIONS.............................................................................................58

UNDERWRITING.....................................................................................................59

LEGAL MATTERS....................................................................................................60

WHERE YOU CAN FIND MORE INFORMATION..............................................................................61

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

o The definitions of and references to capitalized terms used in this prospectus can be found on the pages indicated in the "Index of Principal Terms" on page 62 of this prospectus.

Issuer

         The issuer with respect to any series of notes will be a trust. The issuer will be formed under a trust agreement between the seller and the owner trustee.

Originator and Servicer

         Except as otherwise provided in the related prospectus supplement, United Fidelity Bank, fsb (the "Bank" or the "Originator") will be the servicer of each trust. The servicer's principal executive offices are located at 18 NW Fourth Street, P.O. Box 1347, Evansville, Indiana 47706-1347, and its telephone number is (812) 424-0921. The related prospectus supplement may provide for a third-party servicer or other type of servicing arrangement which, under certain circumstances described in such related prospectus supplement, would allow a stand-in servicer or back-up servicer to assume the duties and obligations of the servicer of the related trust.

Seller

         United Fidelity Finance, LLC will be the seller in connection with each trust. The seller's principal executive offices are located at 18 NW Fourth Street, P.O. Box 1347, Evansville, Indiana 47706-1347, and its telephone number is (812) 424-0921. The seller will acquire without recourse all the right, title and interest of the Bank in and to the receivables pursuant to the applicable purchase agreement. The seller will sell all of its right, title and interest in and to the receivables to the trust pursuant to a sale and servicing agreement.

Owner Trustee

         The owner trustee will be specified in the related prospectus supplement.

Indenture Trustee, Trust Collateral Agent and Collateral Agent

         The indenture trustee, trust collateral agent and collateral agent with respect to any series of securities that includes one or more classes of notes will be specified in the related prospectus supplement.

The Notes

         A series of securities issued by a trust will include one or more classes of notes. Each class of notes of a series will be issued under an indenture between the applicable trust and the related indenture trustee. We will specify in the related prospectus supplement which class or classes of notes will be offered in connection with the issuance of a series.

         Generally, each class of notes will have a stated note principal balance specified in the related prospectus supplement and the notes will accrue interest on the stated note principal balance at a specified rate. Each class of notes may have a different interest rate, which may be fixed, variable, adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes or the method for determining such interest rate in the related prospectus supplement. In the related prospectus supplement we will specify the timing and amount of principal payments or the method for determining the timing and amount of principal payments of each class of notes.

         If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

         o        timing and/or priority of payments;

         o        seniority and/or allocation of payments and losses;

         o        calculation and rate of interest;

         o        amount of payments of principal or interest;

         o dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; and

         o        any combination of the above.

The Certificates

         A series of securities issued by a trust may include one or more classes of certificates. We will issue each class of certificates of a series pursuant to the related trust agreement. The certificates are not being offered for sale by this prospectus and any related prospectus supplement.

Strip Securities

         If provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

         o interest payments with disproportionate, nominal or no principal payments; or

         o principal payments with disproportionate, nominal or no interest payments.

Book Entry Securities

         Unless the prospectus supplement specifies otherwise, we expect that the securities will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one security of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive definitive securities only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement. See "Description of the Securities - Definitive Securities."

Prepayment of Securities Due to Purchase

         To the extent provided in the related prospectus supplement, the servicer or another entity will be entitled to purchase the receivables from a trust or to cause such receivables to be purchased by another entity when the outstanding principal balance of the receivables or a class of securities has declined below a specified level. Unless the prospectus supplement specifies otherwise, if the receivables to be purchased by the Bank, as servicer, are less than thirty days delinquent, the purchase price for the receivables will be the principal balance. However, unless the related prospectus supplement specifies otherwise, if the receivables are more than thirty days delinquent, the purchase price will be the lesser of the estimated fair market value of the receivables or the principal balance of the receivables plus accrued and unpaid interest. If the servicer or any such other entity exercises any such option to purchase the receivables, the trust will prepay the outstanding securities. Unless the related prospectus supplement specifies otherwise, the servicer will not be entitled to repurchase the receivables pursuant to the above provisions, unless the repurchase price paid by the servicer is sufficient to prepay in full the outstanding principal, plus accrued and unpaid interest on the outstanding securities. See "Description of the Agreements - Termination." In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account for the purchase of receivables for a specified funding period after the closing date, one or more classes of securities may be subject to a partial prepayment of principal following the end of the funding period, in the manner and to the extent specified in the related prospectus supplement. See "Description of the Agreements - Accounts - Pre-Funding Account."

The Trust Property

         Unless the related prospectus supplement specifies otherwise, the property of each trust will include:

         o a pool of simple interest installment sale and installment loan contracts secured by new and used vehicles;

         o certain amounts received from the receivables on or after the cutoff date or cutoff dates specified in the related prospectus supplement;

         o assignment of the security interests in the vehicles financed through the receivables;

         o any right to recourse the Bank has against the dealers who sold the financed vehicles;

         o proceeds from claims on certain insurance policies covering the vehicles or the obligors;

         o        the loan files;

         o certain rights under the related purchase agreement to cause the Bank to repurchase receivables affected materially and adversely by breaches of the representations and warranties of the Bank; and

         o        all proceeds of the above.

         The property of each trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related collection account and any pre-funding account, spread account (or cash collateral account), payment account, capitalized interest account or any other account identified in the applicable prospectus supplement. See "Description of the Agreements - Accounts."

         The receivables arise, or will arise, from:

         (1) motor vehicle installment sale contracts that were originated by dealers for assignment to the Bank; or

         (2) motor vehicle loan contracts that were solicited by dealers for origination by the Bank.

         On the closing date with respect to each series, the Bank will sell the receivables with respect to that series without recourse to its subsidiary, United Fidelity Finance, LLC. Then, the seller will transfer those receivables to the related trust on that closing date.

         Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. The Bank or the seller is or will be the registered lienholder on the certificate of title of each of the financed vehicles.

         The receivables for each receivables pool will be selected from the automobile loan receivable portfolio of the seller based on the criteria specified in the related sale and servicing agreement and described in this prospectus under "The Receivables Pools," "Description of the Agreements - Sale and Assignment of Receivables" and "- Sale and Assignment of Subsequent Receivables," and in the related prospectus supplement under "The Receivables Pool."

         On the date a series of securities is issued, the seller will convey receivables to the related trust in the aggregate principal amount provided in the related prospectus supplement.

Pre-Funded Receivables

         With respect to any series of securities, if included in the related prospectus supplement, the trust will agree to purchase additional receivables from the seller following the date on which the trust is established and the related securities are issued. See "Description of the Agreements - Accounts - Pre-Funding Account." We will describe any such pre-funding arrangement in the related prospectus supplement.

Credit Enhancement

         A trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of securities to the extent described in the related prospectus supplement:

         o subordination of one or more other classes of securities of the same series;

         o        spread accounts (or cash collateral accounts);

         o        yield supplement accounts;

         o        insurance policies;

         o        surety bonds;

         o        letters of credit;

         o        credit or liquidity facilities;

         o        over-collateralization;

         o        guaranteed investment contracts;

         o        swaps or other interest rate protection agreements;

         o        repurchase obligations;

         o other agreements providing third-party payments or other support;

         o        cash deposits; or

         o        any other arrangements described in the prospectus supplement.

         We will describe any form of credit enhancement, including any limitations and exclusions from coverage, with respect to a trust or class or classes of securities in the related prospectus supplement.

Transfer and Servicing Agreements

         The Bank will sell the receivables to the seller without recourse, pursuant to the related purchase agreement among the Bank and the seller. The seller will sell the receivables to the related trust pursuant to the related sale and servicing agreement. If the trust will issue one or more classes of notes, the trust will pledge the receivables and the trust's property to the indenture trustee as collateral for repayment of the notes. In addition, the servicer will agree in the related sale and servicing agreement to service, maintain custody of and make collections on the related receivables.

Repurchase of Receivables by the Bank or the Servicer

         The Bank must repurchase from the trust any receivable in which the interest of such trust or indenture trustee, holders of securities issued by the trust, or the note insurer, if any, is materially and adversely affected by a breach of any representation or warranty made by the Bank in the related purchase agreement, unless such breach is cured in a timely manner following the discovery by or notice to the Bank.

         In addition, the servicer must purchase any receivable if:

         (1) among other things, without being ordered to do so by a bankruptcy court or otherwise being mandated by law, the servicer:

                  o reduces the rate of interest under the related receivable contract;

                  o changes the amount of the scheduled monthly payments or the amount financed; or

                  o fails to maintain a perfected security interest in the related financed vehicle;

         and

         (2) the interest of the securityholders in such receivable is materially and adversely affected by such action or failure to act of the servicer.

         The servicer will receive a monthly fee for servicing the receivables of each trust. The monthly servicing fee will be equal to the product of the monthly servicing fee and the aggregate principal balance of the receivables pool as of the first day of the related collection period. In addition, the servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. The servicer may also receive investment earnings from certain accounts and other cash flows with respect to a trust. See "Description of the Agreements -- Servicing Compensation."

Certain Legal Aspects of the Receivables; Repurchase Obligations

         In connection with the sale of receivables by the Bank to the seller, by the seller to a trust, and, in the case of a series of notes issued by the trust, the pledge of the receivables and the trust's property to the indenture trustee, security interests in the related financed vehicles will be assigned by the Bank to the seller, by the seller to the trust and, if applicable, by the trust to the indenture trustee. However, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the seller or to the trust, or the grant to the indenture trustee. In the absence of such amendments, the trust or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states.

         Unless otherwise specified in the related prospectus supplement, the Bank must repurchase from a trust any receivable sold to such trust as to which all action necessary to secure a first priority perfected security interest in the related financed vehicle in the name of the Bank or the seller has not been taken as of the date such receivable is purchased by such trust, if:

         (1) such breach materially and adversely affects the interest of the related securityholders in such receivable; and

         (2) such breach is not cured by the last day of the first full collection period following the discovery by or notice to the Bank of such breach.

         If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the financed vehicle. If the trust or the indenture trustee has a perfected security interest in the financed vehicle, the trust or the indenture trustee will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests. However, a trust or indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of financed vehicles due to liens for unpaid taxes by the related obligor, or through fraud or negligence of a third party. Neither of the seller or the Bank will be required to repurchase a receivable with respect to which a trust or indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle after the closing date as a result of any such mechanic's lien, tax lien or the fraud or negligence of a third party.

         Creditors such as the Bank are required to comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer debt such as the receivables. Certain of these laws provide that an assignee of such a receivable (such as a trust or an indenture trustee) is liable to the related obligor for any violation of such laws by the creditor. Unless otherwise specified in the related prospectus supplement, the Bank must repurchase from the trust any receivable that fails to comply with the requirements of such consumer protection laws on the closing date if:

         (1) such failure materially and adversely affects the interests of the related securityholders in such receivable; and

         (2) such breach is not cured by the last day of the first full collection period following the discovery by or notice to the Bank of such breach.

         The Bank must repurchase or make an indemnity payment in respect of any such receivable for which there is an uncured breach on or before the date that such breach is required to be cured. See "Certain Legal Aspects of the Receivables."

Tax Considerations

         Special federal tax counsel to such trust identified in the related prospectus supplement will deliver an opinion to the effect that:

         o any notes of such series will, except as otherwise provided in the related prospectus supplement, be characterized as debt; and

         o such trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

         See "Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a trust and the related securities.

ERISA Considerations

         Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and unless otherwise provided therein, any securities that meet certain U. S. Department of Labor requirements are eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notes that are treated as indebtedness under applicable local law and which have no substantial equity features may be acquired by such employee benefit plans, if certain representations are made on behalf of such plans. The related prospectus supplement will indicate if we do not believe a class of securities is eligible for purchase by such plans. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Ratings

         As described in the related prospectus supplement, the securities must be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the securities because a rating does not comment as to market price or suitability for a particular investor. Ratings of securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If there is a note insurer, the ratings will be based primarily on the issuance of the policy by the note insurer. For more detailed information regarding the ratings assigned to any class of securities of a particular series, see "Summary of Terms -- Ratings" and "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below before purchasing any securities of any series.

If the Trust Does Not Have a Perfected Security Interest in a Financed Vehicle, It May Not Be Able to Collect on the Receivable

         Simultaneously with each sale of receivables, the Bank will assign to the seller, the seller will assign to the related trust, and, in the case of a series of notes issued by the trust, the trust will pledge to the indenture trustee, security interests in the related financed vehicles. Due to administrative burden and expense, however, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the seller, the trust or the indenture trustee. In the absence of such amendments, a trust or the indenture trustee may not have a perfected security interest in such financed vehicles in some states.

         If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on such financed vehicle in the event of a default by the obligor. As such, the trust or the indenture trustee may be adversely affected by such failure. If the trust's or the indenture trustee's security interest in a financed vehicle is perfected, the trust or the indenture trustee will have a prior claim over subsequent purchasers of such financed vehicle and holders of subsequently perfected security interests. However, the trust or the indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of such financed vehicle, due to liens for taxes unpaid by the related obligor or through the fraud or negligence of a third party. Neither the seller or the Bank will have any obligation to repurchase a receivable in respect of which a trust or the indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle as the result of any such mechanic's lien, tax lien or fraud or negligence occurring after the date such security interest was conveyed to the trust or the indenture trustee. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" and "--Consumer Protection Laws."

Insolvency of the Bank or the Seller Could Result in Delays in Payments or Losses on Your Notes

         The Bank's transfer of receivables to the seller is structured to be a sale by the Bank without recourse of all of its right, title and interest in and to the receivables to the seller. The Bank and the seller will agree to treat such transfer as a sale. If the Bank were to become insolvent, the FDIC, as receiver or conservator of the Bank, might take the position that the transfer of receivables did not constitute a "sale," but rather was a "loan" or other contractual obligation of the Bank to the seller secured by the receivables. If this recharacterization were upheld, the seller and, as a consequence, the applicable trust would be creditors of the Bank. Pursuant to the purchase agreement, the Bank will grant the seller a security interest in the receivables and will take certain actions so that if the seller were held to be a creditor of the Bank, it will have a perfected security interest in the receivables as security for any constructive "loan" or other contractual obligation to the Bank. This security interest granted to the seller will, in turn, be assigned by the seller to the related trust and by the related trust to the indenture trustee.

         Under the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the FDIC, as conservator or receiver of the Bank, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. To the extent that:

         o the Bank granted a security interest in the receivables to the seller that was assigned to the issuer and then to the indenture trustee;

         o the security interest was validly perfected before the Bank's insolvency;

         o the security interest was not taken or granted in contemplation of the Bank's insolvency or with the intent to hinder, delay or defraud the Bank's creditors;

         o        the purchase agreement is continuously a record of the Bank;

         o the agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business; and

         o the indenture trustee is the secured party and is not an insider or affiliate of the Bank, such valid perfected security interest of the indenture trustee would be enforceable (to the extent of the issuer's "actual direct compensatory damages") notwithstanding the insolvency of the Bank and the subsequent repudiation or disaffirmation of the purchase agreement by the FDIC as conservator or receiver of the Bank.

         Accordingly, payments to the related trust with respect to the receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to the Bank as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur.

         Effective from September 11, 2000, the FDIC has adopted a rule, "Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation" (the "Rule"). According to the FDIC, the Rule does not represent a change in the law with respect to securitizations. If the Bank's transfer of receivables satisfies the requirements of the Rule then, not withstanding the FDIC's rights described above, the FDIC would not seek to reclaim, recover or recharacterize the receivables as property of the Bank or of the Bank's receivership. The Bank believes that the transfers of the receivables will comply in all material respects with the Rule's requirements.

         Nevertheless,

         o the FDIC, as conservator or receiver of the Bank, still retains the right (i) to enforce the purchase agreement, the sale and servicing agreement and the other documents to which the Bank is a party (the "Basic Documents") notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any Basic Documents that impose continuing obligations or duties on the Bank in conservatorship or receivership;

         o there is a statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver of the Bank;

         o the FDIC, as conservator or receiver of the Bank, still retains the right to obtain a stay, for a period of up to 90 days, in any judicial action or proceeding to which the Bank is a party; and

         o the FDIC, as conservator or receiver for the Bank, still retains the right to require the indenture trustee or the owner trustee, as the case may be, to establish its right to the receivables by submitting to and completing the claims procedure established by FIRREA.

         A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding period, and to repudiate any servicing obligations of the Bank. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

         The seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller, as debtor-in-possession, may argue that the sale of the receivables by the seller was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the noteholders or certificateholders.

The Bank and its Affiliates Have Limited Obligations to Make Payments to the Trusts

         Generally, neither of the seller or the Bank will be obligated to make any payments to a trust in respect of the related securities or receivables. The limited circumstances under which the Bank will be required to make payments to a trust relate to the Bank's obligation to repurchase from the trust any receivables with respect to which the Bank has breached any representations and warranties made in the purchase agreements and such breach materially and adversely affects the trust's interest in such receivable. In addition, the Bank, as servicer, may be required to purchase receivables from a trust under certain circumstances set forth in the sale and servicing agreement. See "Description of the Agreements -- Sale and Assignment of Receivables" and "--Servicing Procedures."

Each Trust Will Have Limited Assets

         None of the trusts will have significant assets or sources of funds other than the related receivables and, to the extent provided in the related prospectus supplement, a pre-funding account, spread account, yield supplement account or other form of credit enhancement. The securities of each series will represent obligations of or interests in the related trust only and will not represent obligations of or interests in, or be insured or guaranteed by, any of the lien holders named on the certificates of title, the applicable trustees or any other entity. Consequently, you must rely for repayment upon payments on the related receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related prospectus supplement.

Payments on Some Securities May Be Subordinated to Payments on Other Securities

         To the extent specified in the related prospectus supplement, payments or distributions on certain classes of securities may be subordinated to payments or distributions on other classes of securities.

Rapid Prepayments May Reduce Your Anticipated Yield

         Any of the receivables can be prepaid at any time by the related obligor. With respect to any receivable, the term prepayment includes prepayments in full, partial prepayments and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's single insurance policy, and purchase amounts with respect to certain other receivables repurchased by the Bank as a result of a breach of a representation or warranty. The rate of prepayments on the receivables may be influenced by many economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the appropriate lienholder. The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. If the receivables prepay more rapidly than expected, your anticipated yield may be reduced. See "Weighted Average Life of the Securities." In addition, if so provided in the related prospectus supplement, the servicer or another entity may be entitled to purchase the receivables of a given receivables pool under the circumstances described in such prospectus supplement which may further reduce your anticipated yield. See "Description of the Agreements - Termination."

         The extent to which the actual yield of a security may vary from your anticipated yield will depend, among other things, upon:

         o the degree to which it is purchased at a premium or a discount; and

         o the degree to which the timing of payments to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, modifications and repurchases of receivables, and to the application, if any, of amounts on deposit in the spread account in excess of the required spread amount and amounts remaining in the pre-funding account at the end of the funding period to prepay one or more classes of the securities. In the case of any security purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments to the holders of such security (including, without limitation, principal prepayments on the receivables) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any security purchased at a premium, the risk that a faster than anticipated rate of principal payments to the holders of such security (including, without limitation, principal prepayments on the receivables) could result in an actual yield to such investor that is lower than the anticipated yield.

         In addition, a series of securities may include one or more classes of interest-only or other strip securities entitled to:

         o interest payments with disproportionate nominal or no principal payments; or

         o principal payments with disproportionate, nominal or no interest payments.

         Such strip securities may be more sensitive than other classes of securities of such series to the rate of payment on the related receivables. If you wish to invest in any such class of securities, you should carefully consider the information provided with respect to such strip securities under "Risk Factors" and elsewhere in the related prospectus supplement.

Indirect Exercise of Rights Due to Book-Entry Registration

         Unless otherwise specified in the related prospectus supplement, each class of the securities of a given series initially will be represented by one or more certificates registered in the name of Cede & Co., or any other nominee of The Depository Trust Company ("DTC") set forth in the related prospectus supplement, and will not be registered in the names of the holders of such securities or their nominees. Because of this, unless and until definitive securities for such series are issued, you will not be recognized by the trustee as securityholders as such term is used in this prospectus. As such, until definitive securities are issued, beneficial owners of the securities will be able to exercise the rights of securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration" and "-- Definitive Securities."

Pre-Funding May Reduce Your Anticipated Yield

         If the related prospectus supplement provides for the sale and purchase of receivables during a funding period after the closing date using a pre-funded amount, the seller or the trust will deposit the pre-funded amount specified in such prospectus supplement into the pre-funding account on the closing date. During the funding period and until such amounts are applied by the trustee to purchase subsequent receivables, amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment income with respect to such investments (net of any related investment expenses) will be distributed on each payment date during the funding period as part of the available funds for the preceding calendar month. We expect that the investment income earned on amounts on deposit in the pre-funding account will be less than the interest accrued at the interest rate or pass-through rate applicable to the portion of the securities represented by the pre-funded amount.

         If the principal amount of receivables originated or acquired by the Bank during a funding period and possessing the required attributes to transfer to a trust is less than the pre-funded amount, the seller may have insufficient eligible receivables to subsequently transfer to a trust. To the extent that the entire pre-funded amount has not been applied to the subsequent purchase of receivables by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a full or partial prepayment of principal to holders of one or more classes of the related series of securities following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Such prepayment may reduce the security holder's outstanding principal balance and anticipated yield. See "Summary of Terms--Pre-Funded Receivables" and "Description of the Agreements - Sale and Assignment of Subsequent Receivables."

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, an obligor who enters military service after the origination of such obligor's receivable (including an obligor who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. Application of the relief act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. To the extent the related securities are not insured by a policy or in the event of a default by the note insurer under a policy insuring the related securities, any shortfalls in interest collections resulting from the application of the relief act would result in a reduction of the amounts available for distribution to the holders of the related securities, and would not be covered by advances or any form of third-party credit support. In addition, the relief act imposes limitations that would impair the ability of the servicer to institute any civil actions against the obligor during the obligor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                                   THE TRUSTS

         Each series of securities will be issued by a separate trust established by the seller pursuant to a trust agreement for the transactions described in this prospectus and in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the property of each trust will include:

         o certain retail installment sale contracts between the dealers and the obligors of the financed vehicles or any other person who owes payments on the receivables and all monies received after the initial cut-off date for the initial receivables or the related subsequent cut-off dates for any subsequent receivables;

         o the security interests in the financed vehicles granted by obligors pursuant to the receivables, and any other interest of the Bank in the financed vehicles, including the certificates of title and other evidence of ownership for the financed vehicles;

         o any proceeds from claims on any physical damage, credit life or disability, GAP or other insurance policies maintained by the obligors covering the financed vehicles or the obligors and any proceeds from the liquidation of the receivables or financed vehicles;

         o all property (including the right to receive future liquidation proceeds) that secures a receivable and that has been acquired by or on behalf of the trust pursuant to the liquidation of the receivable;

         o the sale and servicing agreement, the purchase agreement and each transfer agreement for subsequent receivables to the extent each relates to the receivables, or the receivable files or the financed vehicles, including the right of the seller to cause the originator to repurchase the receivables and/or to obtain indemnification for third party claims;

         o        dealer recourse relating to the receivables;

         o certain rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the receivables or otherwise covering an obligor or a financed vehicle;

         o all amounts and property from time to time held in or credited to any of the trust accounts and any lock-box account established by the servicer, if applicable (to the extent the amounts and property in the lock-box account relate to the receivables);

         o the receivable files and all other documents that the originator keeps on file in accordance with its customary procedures relating to the receivables or the obligors or financed vehicles; and

         o        the proceeds of any and all of the foregoing.

         The receivables in each receivables pool were or will be either (a) originated by dealers for assignment to the Bank or (b) solicited by dealers for origination by the Bank. Immediately after the origination or other acquisition of the receivables by the Bank, the Bank sells the receivables to the seller in the ordinary course of business. Either the Bank or the Bank's predecessor (the "Named Lienholders") will be the registered lienholder listed on the certificates of title of the financed vehicles. The receivables will continue to be serviced by the Bank as the initial servicer under each sale and servicing agreement.

         On the applicable closing date, the Bank will sell to the seller, pursuant to one or more related purchase agreements, receivables in the aggregate principal amount specified in the related prospectus supplement. On such closing date, the seller will convey such receivables to the related trust. To the extent provided in the related prospectus supplement, the Bank will be required to convey additional receivables to the seller and the seller will be required to convey additional receivables to the trust after the closing date. In such a case, the trust will purchase such additional receivables with amounts on deposit in the pre-funding account. See "Description of the Agreements - Sale and Assignment of Subsequent Receivables" in this prospectus.

         The Bank and the seller will not convey to a trust any contract with a dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a pre-funding account, spread account, yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a trust or may be held by the applicable trustee for the benefit of holders of the related securities.

         If the protection provided to the securityholders by the subordination, if any, of one or more classes of securities of such series and by any spread account, yield supplement account or other available form of credit enhancement for such series is insufficient, the securityholders will have to look to payments by or on behalf of obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of principal of and interest on the related securities. In such event, certain factors, such as the trust or the indenture trustee not having perfected security interests in all of the financed vehicles, may limit the ability of a trust to liquidate the collateral securing the related receivables or may limit the amount realized to less than the amount due under such receivable. Securityholders may not receive timely payment on, or may incur losses on their investment in, such securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See "Description of the Agreements - Credit Enhancement" and "Certain Legal Aspects of the Receivables."

The Owner Trustee and the Indenture Trustee

         The owner trustee for each trust and, if the trust issues notes, the indenture trustee for the series of notes, will be specified in the related prospectus supplement. The liability of the indenture trustee in connection with the issuance and sale of the related securities is limited solely to the express obligations of such trustee set forth in the related sale and servicing agreement and, if applicable, in the related indenture.

         A trustee may resign at any time. The servicer may remove an owner trustee, and the note insurer or, unless otherwise specified in the related prospectus supplement, the servicer may remove an indenture trustee, if such trustee ceases to be eligible to continue as trustee under the sale and servicing agreement or, if applicable, under the indenture, or if such trustee becomes insolvent. If the trustee resigns or if the servicer or the note insurer removes a trustee, the servicer will be obligated to appoint a successor to such trustee. The note insurer must consent to any such appointment of a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                              THE RECEIVABLES POOLS

General

         The receivables in each receivables pool were or will be acquired by the Bank from dealers or originated by the Bank through dealers in the ordinary course of business. On the applicable closing date, the receivables in each receivables pool will be conveyed to the seller without recourse. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

         The receivables to be sold to each trust will be selected from the portfolio of motor vehicle loan receivables for inclusion in a receivables pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each receivable:

         o        is secured by a new or used vehicle;

         o provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

         o        is a simple interest receivable; and

         o satisfies the other criteria, if any, set forth in the related prospectus supplement.

         No selection procedures believed by the Bank or the seller to be adverse to securityholders were or will be used in selecting the receivables.

               ORIGINATION, UNDERWRITING AND SERVICING PROCEDURES

         The following is a description of the origination, underwriting and servicing of the Bank's portfolio of motor vehicle loans as of the date of this prospectus. The information relates only to motor vehicle loans acquired by the Bank through a network of automobile dealerships it has developed, and does not describe the origination, underwriting and servicing of other types of loans originated by other departments of the Bank (such as commercial loans, mortgage loans, unsecured loans and other loan arrangements).

Origination Procedures

         The Bank originates receivables by purchasing a retail installment sales contract from a dealer pursuant to a dealer agreement between the originator and the dealer. The dealer agreements provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the receivable or the creditworthiness of the obligor under the receivable. The originators offer risk-based pricing programs to dealers to cover various levels of obligor risk.

Underwriting Procedures

         Receivables that are directly originated by the Bank and its affiliates or purchased from a dealer pursuant to a dealer agreement with the Bank will have been originated in accordance with the Bank's established underwriting policies and procedures.

         The Bank's policies and procedures are intended to assess the applicant's ability and willingness to repay the amounts due on the receivable and to establish the adequacy of the financed vehicle as collateral. The underwriting policies and procedures are intended to guide and complement, but not replace, the judgment of the credit underwriter in reviewing a credit application. Exceptions to underwriting guidelines are permitted within certain established parameters.

         The credit underwriting process requires applicants to complete an application on a form which generally includes such information as the applicant's income, residential status, indebtedness, credit and employment history and other personal information. The dealer will forward the information for review and credit evaluation to the Bank's central operations center. Upon receipt of an application, the Bank personnel will enter all application data into a centralized computer system, known as the Fair, Isaac & Co. CreditDesk system, that automatically obtains an independent credit bureau report and then "scores" the application with the use of a Fair, Isaac & Co. credit scorecard. The Bank uses the scorecard to review an application and establish the probability that the proposed loan contract will be paid in accordance with its terms. The credit scores are then ranked according to credit risk, which is the likelihood that the account will be delinquent or subject to repossession. The Bank also evaluates the application against the "cutoff score" it has established as the minimum acceptable score to finance a loan contract, which may be revised from time to time as changes occur in economic conditions and the Bank portfolio.

         Account officers must review the credit scores, credit quality factors, statistical information, debt to income analysis and the credit bureau report in order to make a credit decision. Creditworthiness is evaluated based on, among other things, credit history, stability of employment, residential status, debt-to-income ratios, numerical credit scoring models, and any other evidence in the credit report which the account officer deems appropriate. Collateral eligibility criteria - including maximum loan to value percentages - must also be satisfied. The Bank assesses credit history based on the type and mix of references; the existence of retail revolving charge or installment credit, line of credit or installment loans, finance company installment loans, or mortgages; age of accounts; account utilization based on a comparison of the outstanding balance reported on revolving accounts to the account limits; and any other evidence in the credit report of the applicant's ability and willingness to manage increasing financial responsibilities based on payment and borrowing practices. The account officer weighs all of these factors together in reaching a judgment regarding the sufficiency of an applicant's credit experience, and documents his or her analysis of these factors in the CreditDesk System. The credit scorecard used by the Bank is based on general industry standards and does not necessarily reflect the experience of the Bank.

         The allowance advance amount for new and used vehicles is a percentage of dealer invoice or retail value from an approved guide book (Black Book Official New Car Invoice Guide, Black Book Official Used Car Market Guide, Weekly National Automobile Dealers Association Used Car Guide, or NADA e-Valuator software) plus tax, license fees, registration, warranty and service, credit life and accident and health insurance, contract, life, gap insurance coverage and certain other rebatable insurance products. The Bank also sets maximum dollar advances for gap insurance coverage and warranty and service contracts. The approved maximum advance percentage is based upon an applicant's credit bureau score and generally ranges from 100% to 120%. The standard maximum term for a receivable also varies based on the model year of the vehicle and the applicant's bureau score.

         When all data is appropriately entered into the CreditDesk system, the system then sends the results of this computer-based evaluation to a Bank underwriter for credit evaluation and final review. After analysis of the above factors and consideration of the credit score, an account officer with appropriate lending authority will enter the credit decision into the CreditDesk system and, subsequently, notify the dealer by automated fax and/or phone. Requests exceeding the officer's lending limit are returned to an officer with a lending or approval limit sufficient to approve the request. An individual with appropriate authority is required to approve and justify exceptions to lending policies and procedures in writing.

         If a prospective customer is accepted, the dealer will prepare the necessary paperwork to finance the vehicle being purchased by the customer. Standard basic loan documentation consists of a motor vehicle sales contract or installment loan agreement between the dealer and the customer, the customer's credit application, and CreditDesk System evaluation, a copy of the title application, title, UCC lien statement, agreement to provide insurance form, copies of any credit, GAP or warranty insurance agreements between the customer and the dealer and, for new vehicles, a dealer/factory or "NADA e-Valuator" invoice. The originator books the title lien statement receivable only after receiving all satisfactorily completed required forms.

Subsequent Receivables

         Subsequent receivables may be originated at a later date using credit criteria different from those which were applied to any initial receivables and may be of a different credit quality.

Servicing Procedures

         Under a sale and servicing agreement, the Bank or other entity specified in the prospectus supplement will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the receivables. The servicer is permitted to delegate any and all of its servicing duties to other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

         The servicer has established procedures with respect to the collection of delinquent accounts. The commencement of such efforts in the case of a given account is governed by an obligor's payment history profile. The Bank's current practice is to begin collection activities with respect to delinquent receivables on the eleventh day following the due date for a delinquent payment which is the first day following the grace period. The Bank considers a payment past due and delinquent when the customer fails to pay $5.00 (or more) less than the scheduled payment on its due date. During this period collection personnel contact delinquent obligors using manual phone calls. Field collection activity generally commences if the account remains delinquent 60 days after the due date. Vehicles are repossessed after other collection activities have been exhausted.

         Receivables that are 60 to 90 days past due are designated for repossession by the collections department. Prior to an account being designated for repossession, pre-repossession notices are mailed to the obligor(s). During this period, a pre-repossession account review is completed and the request for repossession action is approved by the Collection Department supervisor. Repossessions are handled locally by independent contractors and are normally completed by the time a receivable becomes 90 days past due. Once repossession is assigned, the collections department follows up with the contractors for vehicle pick-up. After the motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to dealers.

Charge-Off Policy

         Receivables will be charged off in the month they are more than 120 days delinquent or, if earlier, when the vehicle has been repossessed and sold. If the location of the vehicle and the customer is unknown, the account will be considered a skip and must be charged off after all efforts to locate the customer and/or recover the collateral have been exhausted in no case later than the month in which the account becomes 120 days delinquent. If an obligor has filed for bankruptcy, the collections department will, on notification of the bankruptcy, determine if the obligor wishes to return the vehicle or resume payments. All communications regarding the obligor's intent are made through either the obligor's attorney or the bankruptcy trustee. If the obligor wishes to keep the vehicle, the collections department will determine whether the receivable is well collateralized and the obligor has the willingness and ability to resume payment. Regardless of collateral status, for chapter 7 or chapter 13 obligors, the loan generally is charged-off upon notification of discharge of the bankruptcy or when the account becomes 120 days past due.

         Charge-offs may also occur due to insurance losses or due to destruction of a vehicle which is not covered by insurance. An insurance loss occurs when the settlement amount from the insurance company on a destroyed vehicle is less than the actual payoff quoted by the Bank. As the lienholder, on a retail account, the Bank will accept all fair and reasonable settlements for total loss claims and must release the title of the vehicle to the insurance company. If a vehicle is damaged without insurance coverage, the account may be charged-off depending on whether the costs of repair or refurbishment exceed the projected net proceeds from the sale of the repaired vehicle.

         Charge-offs are reviewed by appropriate personnel in the collections department, the Senior Vice President of consumer lending and the President. The accounting entry of the charge-off is made by moving the charged-off loans from the normal performing loan system into the loan charge-off system. The Bank analyzes the loss to determine the best method of recovery. This could include a monthly payment arrangement, settlement, repossession, or a combination thereof. Customers are contacted by telephone and written correspondence. If in-house attempts are determined to be impractical or uneconomical to pursue, accounts are then referred to outside collection agencies or outside counsel for further collection activity. Accounts are actively pursued by outside agencies until paid, settled or determined to be not collectable.

Extensions

         The Bank has specified extension policies designed to comply with Federal Financial Institutions Examination Council ("FFIEC") guidelines concerning extensions, deferrals and rewrites. The Bank offers extensions to borrowers in situations where the borrower is temporarily unable to keep the loan current due to a temporary financial situation. At the discretion of collections department management, but subject to guidelines, the Bank may extend the loan contract if the customer pays accrued interest from the last payment date. Accrued interest is paid by the customer at the time an extension is granted and processed. The accrued interest charged is credited to the loan. Payment of interest may be deferred until the next payment is made but interest is never waived. When this occurs, the customer's final payment will increase as a result of the change in amortization sequence. Waivers of extension fees and deferral of interest must be approved by a manager in the collections department.

Insurance

         Each receivable requires the obligor to obtain and maintain collision and comprehensive insurance on each motor vehicle. As a prerequisite to acquiring a loan, the obligor must provide the originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the servicer has the right, but is not obligated, to declare the receivable in default. If the outstanding principal balance of a receivable is $1,000 or more, the servicer may also purchase an insurance policy covering damage to the vehicle and charge the obligor for the amount of the premium by (i) billing the customer at that time,
(ii) amortizing such premium over the term of the loan contract with interest or
(iii) collecting it at the end of the loan term with interest. The servicer is not obligated, however, to purchase such insurance. In the event that an obligor's insurance coverage lapses after the receivable is sold to any issuer, then the Bank may force place insurance for the account of the Obligor. The Bank will retain for its own account the incremental balances due and the servicer will apply collections from the obligor pro rata based on the monthly payment due to the trust on the receivable and the monthly amount owed to the servicer in respect of such insurance, unless otherwise provided in the prospectus supplement.

Allocation of Payments

         The receivables will be simple interest receivables. Simple interest receivables provide for equal monthly payments that are applied, first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         In the event of the liquidation of a receivable or the repossession of a financed vehicle, amounts recovered are applied first to the expenses of repossession and then to unpaid principal and interest and any related payment or other fee (in the manner described in this prospectus or the related prospectus supplement).

Delinquencies, Repossessions and Net Losses

         Certain information concerning the experience of the Bank pertaining to delinquencies, repossessions and net losses with respect to new and used vehicles (including receivables previously sold by the Bank but which the Bank continues to service) will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience with respect to any receivables pool will be comparable to prior experience or to such information.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the securities of any series generally will be influenced by the rate at which the principal balances of the underlying receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's single interest insurance policies, and the purchase amount of receivables repurchased by the Bank due to a breach of a representation or warranty or purchased by the servicer for administrative purposes. Obligors may prepay the receivables at any time without penalty.

         The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the servicer on behalf of such lienholder). The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. A series of securities which includes notes may require, to the extent specified in the related prospectus supplement, principal payments at a rate faster than the rate at which principal payments on the receivables are received. Such accelerated payments, if any, will be made from the excess cash flows expected to come from the receivables and this feature should shorten the average life of some or all of the securities of such series.

         In addition, under certain circumstances, the Bank will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from a trust as a result of breaches of certain covenants. In each case, the Bank will repurchase such receivables pursuant to the related sale and servicing agreements. See "Description of Agreements - Sale and Assignment of Receivables," "- Servicing Procedures," and "- Termination" regarding the option of the servicer or any other entity to purchase or cause the receivables to be purchased from a trust.

         Further, the rate of prepayment on one or more classes of securities may be increased if there is a failure to acquire subsequent receivables and funds remain in the pre-funding account at the end of the funding period which are applied to prepay such classes of securities.

         A series of securities may include one or more classes of strip notes that may be entitled to interest payments with disproportionate, nominal or no principal payments or principal payments with disproportionate, nominal or no interest payments ("Strip Securities"). Such Strip Securities may be more sensitive than certain other classes of securities of the same series to the rate of payment of the related receivables. Prospective investors in any such Strip Securities should consider carefully the information regarding such securities in the related prospectus supplement.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the securities of a series on any payment date since such amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities or particular classes of securities.

                     POOL FACTORS AND OTHER POOL INFORMATION

         The "Pool Factor" for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of securities and which will indicate the remaining aggregate principal balance of such class of securities, as of the applicable payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial aggregate principal balance of such class of securities. Each Pool Factor will be 1.0000000 as of the related closing date and thereafter will decline to reflect reductions in the applicable aggregate principal balance of the notes. A securityholder's portion of the aggregate outstanding aggregate principal balance of the notes will equal the product of (1) the original denomination of such securityholder's security and (2) the applicable Pool Factor at the time of determination for such class of securities.

         Unless otherwise provided in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning payments received on the receivables, the aggregate principal balance of the receivables pool and each Pool Factor. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities - Statements to Securityholders."

                                 USE OF PROCEEDS

         Unless otherwise provided in the related prospectus supplement, the seller will apply the net proceeds from the sale of the securities to the purchase of the receivables from the Bank and, if so provided in the related prospectus supplement, to fund the pre-funding account. The seller will also use the portion of such proceeds paid to them to purchase receivables from the Bank and for general corporate purposes. The Bank will use such proceeds for general corporate purposes.

                    UNITED FIDELITY BANK, FSB AND AFFILIATES

United Fidelity Bank, fsb

         The Bank, a federal savings bank, was organized in 1914 and had approximately $155 million in assets as of December 31, 2001. It is engaged in the businesses of making residential mortgage, home equity and consumer loans, and in accepting deposits (primarily from customers located in southern Indiana). The Bank is a wholly-owned subsidiary of Fidelity Federal Bancorp, an Indiana corporation and a registered savings and loan holding company, with its principal office in Evansville, Indiana. The Bank is subject to regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation.

United Fidelity Finance, LLC

         United Fidelity Finance, LLC is a special purpose, bankruptcy remote, wholly-owned subsidiary of the Bank, formed on November 13, 2001 as a Delaware limited liability company and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts from the Bank, reselling such receivables and conducting activities incidental thereto.

                          DESCRIPTION OF THE SECURITIES

General

         With respect to each trust that issues notes and certificates, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture and one or more classes of certificates of the related series will be issued pursuant to the terms of a trust agreement. A form of each of the indenture and the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only. The statements made under this caption are summaries only. For a more detailed description of the securities, you should read the indenture or the trust agreement, as applicable.

Payments of Principal and Interest

         The timing and priority of payments of principal and interest, distributions, seniority, allocations of losses, interest rate, pass-through rate and amount of or method of determining payments of or distributions with respect to principal and interest on each class of securities of a series will be described in the related prospectus supplement. Payments or distributions on the securities will be made on the payment dates specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series of securities may include one or more classes of Strip Securities entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of securities may have a different interest rate or pass-through rate, which may be a fixed, variable or adjustable rate (and which may be zero for certain classes of Strip Securities) or any combination of the foregoing. The related prospectus supplement will specify the interest rate and/or pass-through rate for each class of securities of a series or the method for determining such rates.

         To the extent specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal and/or interest payment schedules or provisions for minimum mandatory payments, as set forth in such prospectus supplement.

         In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of securities will be made on a pro rata basis among all holders of securities of such class.

Book-Entry Registration

         Unless otherwise specified in the related prospectus supplement, each class of securities initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related prospectus supplement, the nominee of DTC will be Cede & Co. Accordingly, such nominee is expected to be the holder of record of the securities of each series, except for securities, if any, retained by the seller or the Bank. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from the participating members of DTC, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures. Beneficial owners of the securities ("Security Owners") will not be recognized as "securityholders" by the related trustee and/or, if applicable the indenture trustee, and Security Owners will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for the DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Unless otherwise specified in the related prospectus supplement, Security Owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through DTC participants and indirect participants. In addition, all Security Owners will receive all distributions of principal and interest from the related trustee through DTC participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the related trustee to DTC's nominee. DTC will then forward such payments to the DTC participants, which thereafter will forward them to indirect participants or Security Owners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. DTC participants and indirect participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical securities representing the securities, the DTC rules provide a mechanism by which DTC participants and indirect participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate representing such securities.

         DTC has advised the seller that it will take any action permitted to be taken by a Security Owner under the applicable sale and servicing agreement and the indenture only at the direction of one or more DTC participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

         Except as required by law, neither the trustee nor the indenture trustee, if applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

         Unless otherwise stated in the related prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to security holders or their respective nominees, rather than to DTC or its nominee, only if

         o the related trustee or, if applicable, the indenture trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and such trustees are unable to locate a qualified successor;

         o the trustee or, if applicable, the indenture trustee elects to terminate the book-entry system through DTC; or

         o after the occurrence of a default by the servicer under the applicable sale and servicing agreement, Security Owners representing at least a majority of the outstanding principal amount of the securities of such series, advise the related trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee will be required to notify the related Security Owners, through DTC participants, of the availability of definitive securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee or indenture trustee will issue definitive securities to the related Security Owners. Payments on the related definitive securities will be made thereafter by the related trustee directly to the holders in whose name the related definitive securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related sale and servicing agreement and the indenture, if applicable. Payments will be made by check mailed to the address of such holders as they appear on the register specified in the related agreements; however, the final payment on any securities (whether definitive securities or securities registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such securities at the office or agency specified in the notice of final payment to securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the related trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Securityholders

         With respect to each series of securities, on or prior to each payment date, the servicer (to the extent applicable to such securityholder) will prepare and forward to the related trustee and, if applicable, the indenture trustee to be included with the payment to each securityholder of record a statement setting forth for the related collection period the following information (and any other information specified in the related prospectus supplement):

         o the amount of the payment allocable to principal of each class of securities of such series;

         o the amount of the payment allocable to interest on each class of securities of such series;

         o the amount of the servicing fee paid to the servicer with respect to the related collection period;

         o the aggregate principal balance of the notes and the pool factor for each class of securities of such series as of the payment date after giving effect to all payments under clause
                  (1) above on such date;

         o the balance of any spread account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following payment date;

         o with respect to any series of securities as to which a pre-funding account has been established, for payment dates during the funding period, the remaining pre-funded amount; and

         o with respect to any series of securities as to which a pre-funding account has been established, for the payment date that falls on or immediately after the end of the funding period, the amount, if any, of the pre-funded amount that has not been used to purchase subsequent receivables.

         In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the related trustee, or the originator on its behalf, or indenture trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered securityholder a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

List of Securityholders

         Unless otherwise specified in the related prospectus supplement, each trustee, within 15 days after receipt of written request of the servicer, will provide the servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of securities. In the case of a trust which issues notes, three or more noteholders may submit a request, in writing to the indenture trustee, to obtain a list of the names and addresses of the noteholders of record as of the most recent record date for the purpose of communicating with other noteholders with respect to their rights under the indenture. Any such request must be accompanied by the form of proxy which such noteholders wish to solicit. The indenture trustee must either (1) provide such list within five days or (2) notify the soliciting noteholders of the expected cost of the requested solicitation, which the indenture trustee will make on their behalf.

                          DESCRIPTION OF THE AGREEMENTS

         The following summary describes certain terms of (1) each purchase agreement pursuant to which the seller will purchase receivables from the Bank and (2) each trust agreement pursuant to which a trust will be created and (3) each sale and servicing agreement pursuant to which a trust will purchase receivables from the seller and the servicer will agree to service such receivables and pursuant to which securities may be issued (collectively, the "Agreements"). If the trust also issues a series of notes, the notes will be issued pursuant to an indenture. See "The Indenture" in this prospectus. Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary of the Agreements is not complete and is qualified, in its entirety, by reference to all of the provisions of those documents. For a more detailed description of the agreements, you should read the Agreements and the related prospectus supplement.

Sale and Assignment of Receivables

         On the related closing date:

         o the Bank will sell and assign to the seller pursuant to one or more related purchase agreements, without recourse, its entire right in the related receivables, including its security interests in the related financed vehicles and its rights to receive all payments on, or proceeds with respect to, the receivables to the extent paid after the related cut-off date;

         o the seller will sell and assign to the related trust pursuant to the applicable sale and servicing agreement, without recourse, (a) its entire right in such receivables, including the security interests in the financed vehicles, and (b) if so provided in the related prospectus supplement, the applicable pre-funded amount; and

         o in the case of a series of notes issued by a trust, the trust will pledge its entire right in such receivables and the other property of the trust as collateral for repayment of the notes.

         Each receivable will be identified in a schedule appearing as an exhibit to the related sale and servicing agreement. Concurrently with the sale and assignment of the receivables and, if applicable, the pre-funded amount to the related trust, the trustee or indenture trustee will execute, authenticate and deliver the related series of securities to the seller, or the trust, as applicable, in exchange for such receivables and such pre-funded amount, if any. The related prospectus supplement will specify whether the property of a trust will include the pre-funded amount and, if so, the terms, conditions and manner under which subsequent receivables will be sold and assigned by the seller to the related trust and, if applicable, the related indenture trustee.

         In each purchase agreement, the Bank will represent and warrant to the seller, among other things, that:

         o the information provided to the seller as required under the purchase agreement with respect to the related receivables is correct in all material respects;

         o the obligor on each such receivable has obtained or agreed to obtain and maintain physical damage insurance covering the financed vehicle in accordance with the Bank's normal requirements;

         o at the closing date, with respect to receivables conveyed to a trust on the closing date, and on the applicable subsequent transfer date with respect to any subsequent receivables, the receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the seller, and no offsets, defenses or counterclaims against the seller or the Bank have been asserted or threatened with respect to the related receivables;

         o at the closing date or subsequent transfer date, as applicable, each of the related receivables is secured by a first priority perfected security interest in the related financed vehicle in favor of the Bank (or one of the other Named Lienholders) or all necessary action has been taken by the Bank, or one of the other Named Lienholders, to secure such a first perfected security interest; and

         o each of the related receivables, at the time it was originated, complied and, at the closing date or subsequent transfer date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         As of the last day of any collection period following the discovery by or notice to the Bank of a breach of any such representation or warranty that materially and adversely affects the interests of the seller or its assignee or the indenture trustee, any securityholder or the note insurer in a receivable (or as of the last day of the preceding collection period, if the Bank so elects), the Bank, unless it has cured such breach, will repurchase the receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus accrued interest on such amount at the contract rate of such receivable to the date of purchase, and such receivable will be considered a purchased receivable as of the purchase date. In each sale and servicing agreement, the seller will assign certain rights under the related purchase agreement to the related trust, and in each indenture, the trust will assign such rights under the related purchase agreement to the related indenture trustee. Such rights include the right to cause the Bank to repurchase receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of the Bank pursuant to each sale and servicing agreement or indenture will constitute the sole remedy available to the related securityholders or applicable trustee for any uncured breach of a representation or warranty.

Sale and Assignment of Subsequent Receivables

         If the related prospectus supplement provides that the property of a trust will include a pre-funding account, the Bank will be obligated to sell and assign to the seller pursuant to the related purchase agreement and the seller will be obligated to sell and assign to the related trust pursuant to the related sale and servicing agreement, subsequent receivables from time to time during the funding period in an aggregate outstanding principal amount approximately equal to the pre-funded amount. If the trust issues a series of notes, the trust will pledge its right in such subsequent receivables to the indenture trustee as collateral for payment of the notes. The related trust will be obligated pursuant to the related sale and servicing agreement to purchase all such subsequent receivables from the seller, and, as applicable, the related indenture trustee will be obligated pursuant to the related indenture to accept the pledge of such subsequent receivables from the trust, subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others:

         o each such subsequent receivable shall satisfy the eligibility criteria specified in the related sale and servicing agreement and shall not have been selected from among the eligible receivables in a manner that the Bank or the seller deems adverse to the interests of the related securityholders;

         o as of the applicable cutoff date for such subsequent receivables, all of the receivables in the related trust, including the subsequent receivables to be conveyed to the trust as of such date, must satisfy the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement;

         o any required deposit to any spread account or other similar account must have been made; and

         o the Bank must execute and deliver to the seller, the seller must execute and deliver to such trust, and, if applicable, the trust must execute and deliver to the indenture trustee, a written assignment conveying such subsequent receivables to the seller, the related trust and the indenture trustee, respectively.

         In addition, the conveyance of subsequent receivables to a trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

         o the seller must deliver certain opinions of counsel to the related owner trustee and, if applicable, the indenture trustee with respect to the validity of the conveyance of such subsequent receivables to the trust and, if applicable, the indenture trustee;

         o the applicable trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the receivables in the related receivables pool, including all such subsequent receivables, satisfied the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement; and

         o each of the rating agencies must have notified the seller in writing that, following the conveyance of the subsequent receivables to the trust and, if applicable, the pledge of the subsequent receivables to the indenture trustee, each class of securities of the related series will have the same rating assigned to it by such rating agency that it had on the related closing date.

         If any such conditions precedent or conditions subsequent are not met with respect to any subsequent receivables within the time period specified in the related prospectus supplement, the Bank will be required under the related sale and servicing agreement to repurchase such subsequent receivables from the related trust, at a purchase price equal to the related purchase amounts therefor.

Accounts

         Collection Account. With respect to each trust, the servicer will establish and maintain a collection account with and in the name of the related trust on behalf of the related securityholders and note insurer, if any, into which all payments made on or in respect of the related receivables will be deposited (as described in this prospectus) and from which all payments or distributions with respect to the related securities will be made. The amounts on deposit in the collection account will be invested by the applicable trustee in eligible investments.

         Pre-Funding Account. If so provided in the related prospectus supplement, the servicer or other entity provided for in the related prospectus supplement will establish and maintain a pre-funding account in the name of the related owner trustee (or, in the case of a series of securities which includes notes, the indenture trustee) on behalf of the related securityholders and note insurer, if any, into which the seller or the trust, as applicable, will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trust to purchase subsequent receivables from the seller from time to time during the funding period. The amounts on deposit in the pre-funding account during the funding period will be invested by the applicable trustee in eligible investments in the manner described in the sale and servicing agreement. Any investment income, net of any related investment expenses, received on the eligible investments during a collection period will be deposited into the note distribution account on each distribution date and applied in accordance with the applicable priority of distributions. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a trust, including any spread account, capitalized interest account, payment account or yield supplement account, will be described in the related prospectus supplement.

         For each series of securities, funds in the collection account, pre-funding account and any other trust accounts identified as such in the related prospectus supplement will be invested in eligible investments as provided in the related sale and servicing agreement or, the indenture, and any related investment income will be distributed as described in this prospectus and in the related prospectus supplement. Eligible investments generally will be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities. Except as may be otherwise indicated in the applicable prospectus supplement, eligible investments will include:

         o direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC") (but only if with respect to FNMA and FHLMC such obligations are rated AAA by S&P and Aaa by Moody's), or any instrumentality of the United States of America;

         o demand and time deposits in or similar obligations of any depository institution or trust company (including the trustees or any agent of the trustees, acting in their respective commercial capacities) having an approved rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1+ by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("S&P") (an "Approved Rating") or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

         o repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal);

         o short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

         o commercial paper having an Approved Rating at the time of such investment;

         o a guaranteed investment contract issued by any insurance company or other corporation acceptable to the rating agencies;

         o interests in any money market fund having a rating of Aaa by Moody's or AAAm or AAAm-G (without an "r" script) by S&P; and

         o any other investment approved in advance in writing by the rating agencies.

         Except as otherwise described in this prospectus or in the related prospectus supplement, eligible investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each sale and servicing agreement and indenture will generally permit the investment of funds in any spread account or similar type of credit enhancement account to be invested in eligible investments without the limitation that such eligible investments mature not later than the business day prior to the next succeeding distribution date if
(1) the servicer obtains a liquidity facility or similar arrangement with respect to such spread account or other account and (2) each rating agency that initially rated the related securities confirms in writing that the ratings of such securities will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

         Except as may otherwise be provided in the related prospectus supplement, the accounts established on behalf of the trusts will be maintained as eligible deposit accounts. Eligible deposit account means a segregated account with an eligible institution.

         Eligible institution means, with respect to a trust,

         o an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long term debt obligations of which institution are rated AA- or higher by S&P and Aa2 or higher by Moody's and in the highest short term rating category by each of the rating agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
                  (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,
                  (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
                  (iv) a principal subsidiary of a bank holding company, or (v) approved by the note insurer and each of the rating agencies by written notice to the trust collateral agent and the collateral agent; or

         o a chartered depository institution acceptable to each rating agency and the note insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables and, consistent with the related sale and servicing agreement, will follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any receivables with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing such receivables at a public or private sale, or take any other action permitted by applicable law.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a receivable to remain outstanding on the latest final scheduled payment date of any class of securities with respect to a series of securities specified in the related prospectus supplement, the servicer will purchase such receivable as of the last day of the collection period preceding such final scheduled payment date. The servicer's purchase obligation will constitute the sole remedy available to the related securityholders or applicable trustee for any such modification of a receivable.

Collections

         Unless otherwise provided in the related prospectus supplement, with respect to each trust, the servicer will deposit all payments (from whatever source) on and all proceeds of the related receivables collected during a collection period into the related collection account not later than two business days after receipt thereof. However, at any time that and for so long as (1) the Bank is the servicer, (2) no servicer default under the sale and servicing agreement shall have occurred and be continuing with respect to the servicer and (3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until on or before the applicable payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amounts with respect to receivables purchased by the servicer.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee with respect to each trust, at a rate equal to one percent (1.00%) per annum, payable monthly at one-twelfth the annual rate, of the related aggregate principal balance of the receivables pool as of the beginning of the related collection period. Unless otherwise provided in the related prospectus supplement, the servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from each trust for certain liabilities.

         The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The servicing fee will also compensate the servicer for administering the related receivables pool, including accounting for collections and furnishing monthly and annual statements to the related trustee with respect to distributions, and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables pool.

Payments and Distributions

         With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest (or, where applicable, of interest only or principal only) on each class of securities entitled thereto will be made by the related trustee to the related securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of securities will be set forth in the related prospectus supplement.

         With respect to each trust, collections on or with respect to the related receivables will be deposited into the related collection account for distribution to the related securityholders on each payment date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a spread account, yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, payments in respect of principal of a class of securities of a series will be subordinate to payments in respect of interest on such class, and payments in respect of one or more classes of securities of a series may be subordinate to payments in respect of other classes of securities. Payments of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a collection period or, to the extent provided in the related prospectus supplement, may be made on an accelerated basis subject to the availability of excess cash flow from the receivables.

Credit Enhancement

         The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, spread accounts, cash collateral accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The existence of a spread account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, securityholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of securityholders of other series.

         Spread Account. If so provided in the related prospectus supplement, pursuant to the related sale and servicing agreement or indenture, if applicable, the seller or the trust, as applicable, will cause the applicable trustee to establish a spread account for a series or class or classes of securities, which will be maintained with such trustee. To the extent provided in the related prospectus supplement, a spread account may be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related series has a funding period, may also be funded on each subsequent transfer date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased or reinstated on each payment date, to the extent described in the related prospectus supplement, by the deposit thereto of the amount of collections on the related receivables remaining on such payment date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such spread account, either to holders of the notes covered thereby or to the seller or to any other entity.

Evidence of Compliance

         Each sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the related trustee a statement as to compliance by the servicer during the preceding twelve months with certain standards relating to the servicing of the receivables.

         Each sale and servicing agreement will also provide for delivery to the related trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under such agreements throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed or will agree to give each trustee notice of the occurrence of certain servicer defaults under the related sale and servicing agreement.

         Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee at the corporate trust office for such trustee specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

         Except as otherwise provided in the related prospectus supplement, each sale and servicing agreement will provide that the Bank, or other entity acting as servicer as described in the related prospectus supplement, may not resign from its obligations and duties as servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related trustee or a successor servicer has assumed the Bank's (or such other entity's) servicing obligations and duties under the related sale and servicing agreement.

         Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action pursuant to the related sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such agreements and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each sale and servicing agreement, any entity into which the Bank, or other entity acting as servicer as described in the related prospectus supplement, may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Bank or such other entity is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of the Bank or such other entity, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under such agreements.

Servicer Defaults

         The following information assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the note insurer will control the exercise of rights and remedies of the noteholders unless the note insurer is in default under the policy. Unless otherwise provided in the related prospectus supplement, servicer defaults under each sale and servicing agreement will consist of:

         o any failure by the servicer (i) to deliver to the trust collateral agent for deposit, to any trust account or the spread account any amount required to be delivered or deposited by the servicer that continues unremedied for a period of five business days or (ii) to deliver to the trust collateral agent or the note insurer the servicer's certificate on the related determination date that continues unremedied for a period of two business days or the servicer's annual compliance certificate or annual accountant's report, in each case, required pursuant to the terms of the applicable sale and servicing agreement, shall not have been delivered within five (5) days after the date the statement or report, as the case may be, is required to be delivered;

         o failure on the part of the servicer to repurchase a receivable in accordance with the applicable sale and servicing agreement or purchase agreement, which failure continues unremedied for a period of two business days;

         o failure on the part of the servicer to observe its covenants and agreements with respect to mergers, consolidations or assumptions as provided in the applicable sale and servicing agreement;

         o failure on the part of the servicer to observe or to perform any other covenants or agreements of the servicer set forth in the notes or the certificate or in the sale and servicing agreement or any other transaction document, which failure (i) materially and adversely affects the rights of noteholders or the note insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given (a) to the servicer by the note insurer or the trust collateral agent, or (b) to the servicer and to the trust collateral agent and the note insurer, as applicable, by the noteholders evidencing not less than 25% of the aggregate principal balance of the notes;

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations;

         o failure of any representation, warranty or statement of the servicer or, for so long as the subservicer is obligated to perform as the servicer, the Bank or the seller made in the sale and servicing agreement and, with respect to the Bank and the seller, the purchase agreement, any transfer agreement or in each case any certificate, report or other writing delivered pursuant thereto to be correct as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuer, the note insurer or the noteholders and, within 30 days after written notice thereof shall have been given (i) to the Bank, the servicer or the seller (as the case may be) by the trust collateral agent or the note insurer or
                  (ii) to the Bank, the servicer or the seller (as the case may be), and to the trust collateral agent and the note insurer by the noteholders evidencing not less than 25% of the aggregate principal balance of the notes;

         o an insurance agreement event of default has occurred pursuant to the related insurance agreement;

         o        a claim is made under the related note policy;

         o so long as an insurer default shall not have occurred and be continuing, the note insurer shall not have delivered a servicer extension notice pursuant to the related sale and servicing agreement; or

         o the occurrence of a "servicer default" under and as defined in any related sale and servicing agreement, pooling and servicing agreement or any similar agreement with respect to which (i) the Bank or any of its affiliates is designated as servicer, subservicer, master servicer or any similar capacity (irrespective of whether it is then acting in such capacity) and (ii) the note insurer has issued a financial guaranty insurance policy relating to one or more classes of securities issued under or otherwise relating to such agreement.

Rights Upon Servicer Default

         The following information assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the note insurer will control the exercise of rights and remedies of the noteholders unless the note insurer is in default under the policy. Unless otherwise provided in the related prospectus supplement, upon the occurrence of a servicer default, the trust collateral agent shall

         o at the direction of the note insurer, in its sole and absolute discretion, so long as a note insurer default shall not have occurred and be continuing;

         o at the direction of the majority noteholders if a note insurer default has occurred and is continuing, by notice given in writing to the servicer, as the case may be, (and to the trust collateral agent if given by the noteholders or the note insurer); or

         o if applicable, upon the note insurer's failure to deliver an extension notice to the subservicer pursuant to the related sale and servicing agreement, terminate all of the rights and obligations of the servicer, under the applicable sale and servicing agreement.

         On or after the receipt by the servicer, of such written notice (unless otherwise directed by the note insurer and subject to the sale and servicing agreement), all authority and power of the servicer, under the sale and servicing agreement, whether with respect to the notes or the receivables or otherwise, shall, without further action, pass to and be vested in such successor servicer, as may be appointed under the sale and servicing agreement; and, without limitation, such successor servicer, is authorized and empowered to execute and deliver, on behalf of its predecessor, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the receivables and related documents, or otherwise.

         The related prospectus supplement may provide for stand-in servicers or back-up servicers who may, under certain circumstances provided for in such related prospectus supplement, assume the duties and obligations of the servicer under the related sale and servicing agreement.

Waiver of Past Defaults

         Unless otherwise provided in the related prospectus supplement, the note insurer or (if a note insurer default has occurred and is continuing) the holders of securities evidencing not less than a majority of the related aggregate principal balance of the notes may, on behalf of all such securityholders, with the consent of the related note insurer, if any, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any trust account in accordance with the sale and servicing agreement. No such waiver will impair the securityholders' rights with respect to subsequent servicer defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, the sale and servicing agreement may be amended from time to time by the trust and the collateral agent, the Bank, the seller, the servicer, the trust collateral agent and the collateral agent:

         o if there is a note insurer, so long as no note insurer default has occurred and is continuing, with the prior written consent of the note insurer, if any; and

         o if there is no note insurer or a note insurer default has occurred and is continuing with the consent of the majority of the related aggregate principal amount of the notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, or modifying in any manner the rights of the holders of notes.

         No such amendment, however, shall:

         o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or payments that shall be required to be made on any note or certificate or change the note rate or certificate rate without the consent of each noteholder and certificateholder affected thereby;

         o reduce the percentage of the note balance required to consent to any such amendment, without the consent of the holders of all notes then outstanding or eliminate the right of the noteholder or the certificateholder to consent to any change affecting the noteholder or the certificateholder without the consent of the noteholder or the certificateholder, as applicable; or

         o result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies without the consent of all the noteholders.

         The sale and servicing agreement may be amended from time to time by the trust, the Bank, the seller, the servicer, the trust collateral agent and the collateral agent, with the prior written consent of the note insurer (so long as no note insurer default has occurred and is continuing), for any of the following purposes:

         o to correct or amplify the description of any property at any time conveyed to the related trust, or better to assure, convey and confirm such property;

         o to add to the covenants of the Bank, the seller or the servicer, for the benefit of the holders of the notes and the note insurer; or

         o to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the sale and servicing agreement; provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the holders of the notes, as evidenced by written confirmation that such amendment would not result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies.

Termination

         Unless otherwise specified in the related prospectus supplement, the obligations of the servicer, the seller, the trust and the related indenture trustee pursuant to the applicable sale and servicing agreement or indenture, if applicable, will terminate upon the earliest to occur of:

         o the maturity or other liquidation of the last receivable in the related receivables pool and the disposition of any amounts received upon liquidation of any such remaining receivables; and

         o the payment to the related securityholders of all amounts required to be paid to them pursuant to the applicable sale and servicing agreement and, in the case of a series of notes issued by a trust, the indenture plus, if applicable, termination and surrender of policy and payment of amounts due to the note insurer.

         Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each trust or to cause such trust to sell all remaining receivables in the related receivables pool as of the end of any collection period, if the aggregate principal balance of the receivables pool or a specified class of securities as of the end of the related collection period would be less than or equal to the level set forth in the related prospectus supplement. For receivables that are less than thirty days delinquent, the purchase price for such a purchase will be the outstanding principal balance of the receivables. For receivables thirty days or more delinquent, the purchase price for such a purchase will be the lower of:

         o        the estimated fair market value of the receivables; and

         o the outstanding aggregate principal balance of the receivables plus accrued and unpaid interest on such amount.

         Unless the related prospectus supplement specifies otherwise, the servicer will not be entitled to repurchase the receivables pursuant to the above provisions unless the repurchase price paid by the servicer is sufficient to prepay in full the outstanding principal plus accrued and unpaid interest on the outstanding securities and to pay all amounts due to the note insurer, the indenture trustee, the trust collateral agent and the collateral agent.

Administration

         The Bank will be the administrator of each trust and will agree, to the extent provided in the sale and servicing agreement, to provide the notices and certain reports and to perform other administrative obligations of the trust and the owner trustee required by the Agreements.

                                  THE INDENTURE

         The following summary describes certain terms of each indenture pursuant to which a trust will issue a series of notes, if any. The summary assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the note insurer will control the exercise of the rights and remedies of the noteholders unless the note insurer is in default under the policy. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary is not complete. For a more detailed description of the indenture, you should read the indenture and the related prospectus supplement.

Default under the Indenture

         With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an indenture default under the related indenture will occur if:

         o there is a default in the payment of any interest on the notes when the same becomes due and payable and such default has continued for five days;

         o there is a default in the payment of the principal of or any installment of the principal of the notes on the applicable stated final maturity date;

         o so long as a note insurer default shall not have occurred and be continuing, an insurance agreement indenture cross default (as defined in the related prospectus supplement) shall have occurred;

         o so long as a note insurer default shall have occurred and be continuing, a default in the observance or performance of any covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture, in any other transaction document or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same has been made, and such default (i) materially and adversely affects the noteholders or the note insurer and (ii) continues or is not cured for a period of 30 days;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust (a "Trust Bankruptcy Event") occur;

         o the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; or

         o the trust or the seller being treated as an investment company under the Investment Company Act of 1940.

         The applicable prospectus supplement with respect to a series that includes notes may specify additional events that result in an indenture default.

         Either the note insurer or, unless otherwise specified in the related prospectus supplement, the noteholders may declare an indenture default. The note insurer will control the remedy for an indenture default, unless the note insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable.

         Except as otherwise provided in the related prospectus supplement, if an indenture default occurs and the note insurer is not in default under the Policy, the note insurer will have the right to control the remedy. The note insurer may, at its discretion under certain circumstances, require the indenture trustee to liquidate the property of the trust, in whole or in part, on any date following the acceleration of the notes due to such indenture default. Such liquidation will cause a full or partial redemption of the notes. However, unless otherwise specified in the related prospectus supplement, the note insurer may not cause the indenture trustee to liquidate the property of the trust if the liquidation proceeds would not be enough to pay all outstanding principal and accrued interest on the notes, unless the indenture default arose from

         o a default in the payment of any interest on the notes when the same becomes due and payable and such default has continued for five days;

         o a default in the payment of the principal of or any installment of the principal of the notes on the applicable stated final maturity date;

         o so long as a note insurer default shall not have occurred and be continuing, an insurance agreement indenture cross default (as defined in the related prospectus supplement) shall have occurred; provided, however, that the occurrence of an insurance agreement indenture cross default may not form the basis of an event of default unless the note insurer shall, upon prior written notice to the rating agencies, have delivered to the issuer and the indenture trustee and not rescinded a written notice specifying that such insurance agreement indenture cross default constitutes an event of default under this indenture;

         o the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

         o the trust or the seller being treated as an investment company under the Investment Company Act of 1940;

         o so long as a note insurer default shall have occurred and be continuing and with the consent of the majority noteholders, a default in the observance or performance of any covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture, in any other transaction document or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall (i) materially and adversely affect the noteholders or the note insurer and (ii) continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of a majority of the related aggregate principal balance of the notes or the note insurer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

         o a Trust Bankruptcy Event and the majority noteholders consent thereto;

         Unless otherwise provided in the related prospectus supplement, if an indenture default occurs and the note insurer is in default under the policy, the holders of at least one-half (1/2) of the aggregate principal balance of the notes then outstanding (voting as a single class) will have the right to control the remedies available under the indenture with respect to such default, including the right to direct the indenture trustee to liquidate the property of the trust.

         Unless otherwise specified in the related prospectus supplement, following an indenture default and acceleration of the notes, the trust collateral agent will continue to submit claims under the policy for any shortfalls in amounts needed to make payments on the notes, unless the party controlling the remedies liquidates the property of the trust. If the note insurer or the noteholders elect to liquidate the trust property, the policy should be available to cover losses resulting from the liquidation of the trust assets.

Upon such a payment following a liquidation of all of the trust's assets, the policy will be terminated and the note insurer will have no further obligation to make any additional payment under the policy.

Certain Covenants

         Unless otherwise specified in the related prospectus supplement, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         o such entity expressly assumes, by execution of a supplemental indenture, the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every obligation of the trust under the indenture;

         o no indenture default shall have occurred and be continuing immediately after such merger or consolidation;

         o the indenture trustee has been advised that the rating of the securities of such series then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation;

         o the indenture trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any of its noteholders;

         o any action necessary to maintain the security interests created by the indenture shall have been taken;

         o so long as a note insurer default has not occurred and is continuing, the note insurer shall receive twenty business days prior notice and provide its approval;

         o the surviving entity has a net worth at least equal to the trust; and

         o the indenture trustee and the note insurer have received an officer's certificate and an opinion of counsel stating that all conditions provided in the indenture relating to the transaction have been met.

         Each trust will not, among other things:

         o except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements or certain related documents with respect to such trust, sell, transfer, exchange or otherwise dispose of any of the assets of such trust;

         o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon such trust;

         o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby;

         o except as otherwise permitted under the indenture, dissolve or liquidate in whole or in part or merge or consolidate until the notes are repaid or will be repaid as a result thereof;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise impair the assets of such trust or the proceeds thereof;

         o amend, modify or fail to comply with the provisions of the related agreements; or

         o engage in any business or activity other than as permitted by the trust agreement.

Annual Compliance Statement

         Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

         An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

         Unless otherwise provided in the related prospectus supplement, the trust and the indenture trustee may, with (a) prior notice to the rating agencies and (b) the consent of the holders of notes of the related series evidencing not less than 51% of the outstanding principal balance of such notes, acting as a single class and with the consent of the note insurer execute a supplemental indenture to add to or change in any manner the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

         Unless otherwise specified in the related prospectus supplement, the indenture may not be amended (without the consent of all of the noteholders) to:

         o change the due date of any installment of principal of or interest on any outstanding note or reduce the principal amount, the interest rate on or the redemption price with respect thereto or change the method, place, or currency of payment;

         o impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding notes of such series which is required for any such indenture supplement or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or defaults thereunder;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the applicable trust, the seller or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding amount of such series which is required to direct the indenture trustee to sell or liquidate the receivables;

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture trustee with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture trustee;

         o modify any provision of the indenture relating to supplemental indentures with the consent of the noteholders, except to increase any percentage specified therein or to provide that certain additional provisions of the indenture or the Basic Documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

         o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any distribution date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

         o modify any restrictions on and procedures for resale and other transfers for resale and other transfers of the notes to reflect any change in applicable law or regulations (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         Unless otherwise provided in the applicable prospectus supplement, the related trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the note insurer (unless a note insurer default shall have occurred and be continuing) and prior notice to the rating agencies for the following purposes:

         o to correct or amplify the description of any property at any time subject to the indenture, or better to convey to the related indenture trustee any property subject or required to be subjected to the lien of the related indenture, or to subject to the lien of the related indenture additional property;

         o to evidence the succession, in compliance with the applicable provisions of the related indenture, of another person to the trust, and the assumption by any successor of the related trust included in the related indenture and the notes;

         o to add to the covenants of the related trust, for the benefit of the noteholder, or to surrender any right or power herein conferred upon the related trust;

         o to convey, transfer, assign, mortgage or pledge any property to or with the related indenture trustee;

         o to cure any ambiguity, to correct or supplement any provision of the related indenture or in any related supplemental indenture which may be inconsistent with any other provision of the related indenture or in any related supplemental indenture or to make any other provisions with respect to matters or questions arising under the related indenture or in any related supplemental indenture; provided that any such action shall not adversely affect in any material respect the interests of the noteholders, as evidenced by satisfaction of any applicable rating agency condition with respect to such related supplemental indenture;

         o to evidence and provide for the acceptance of the appointment under the related indenture by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the related indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the related indenture; or

         o to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act ("TIA") or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the TIA.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

         Installment sale contracts such as those included in the receivables evidence the credit sale of vehicles by dealers to obligors. Those contracts and the installment loan and security agreements that make up the balance of the receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where the Bank currently acquires or originates receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. With respect to the receivables, the lien is or will be perfected in the name of one of the Named Lienholders.

         Pursuant to each purchase agreement, the Bank will sell the receivables along with its security interests in the financed vehicles to the seller. Pursuant to each sale and servicing agreement, the seller will sell the receivables along with its security interests in the financed vehicles to the related trust. In the case of a series of notes issued by a trust, pursuant to each indenture, the trust will grant the indenture trustee a security interest in its assets, including the receivables and its security interest in the financed vehicles. Because of the administrative burden and expense, neither the seller nor the applicable trustee will amend any certificate of title to identify itself as the secured party.

         In most states, an assignment in the form of a sale or pledge such as that under the sale and servicing agreements or the indenture is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In many states in which the receivables were originated, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. The Permanent Editorial Board for the UCC has adopted an official comment to the UCC that provides that this rule also applies to a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the Permanent Editorial Board commentary does not have the force of law, such comments are typically given substantial weight by the courts.

         The other states in which the receivables were originated have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment described above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

         By not identifying the trust or the indenture trustee as the secured party on the certificate of title, the security interest of the trust or the indenture trustee in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named Lienholders, or administrative error by state or local agencies, the notation of a Named Lienholder's lien on the certificates should be sufficient to protect the trust or the indenture trustee against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related sale and servicing agreements and would create an obligation of the Bank to repurchase the related receivable, unless such breach were cured in a timely manner. See "Description of the Agreements - Sale and Assignment of Receivables."

         Under the laws of most states, including most of the states in which the receivables have been or will be originated, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Since the Bank (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the servicer will retain possession of the certificates of title issued by most states in which receivables were or will be originated, the servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of the Bank's (or one of the other Named Lienholders') lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a financed vehicle. In some states, a perfected security interest in a financed vehicle may take priority over liens for repairs.

         The Bank will represent and warrant in each sale and servicing agreement that, as of the date of issuance of the securities, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustee, the indenture trustee or the securityholders in the event such a lien arises.

Repossession

         In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

         In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Some jurisdictions provide for a similar right following repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws may include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, the trustee or the indenture trustee, as holder of the receivables, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all dealers prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all used vehicle dealers furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the dealer. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Bank's representations and warranties under each purchase agreement and would create an obligation of the Bank to repurchase the receivable unless such breach were cured in a timely manner. See "Description of the Agreements - Sale and Assignment of Receivables."

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         The Bank will represent and warrant in each purchase agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's or the indenture trustee's interest in a receivable, such violation would constitute a breach of the Bank's representations and warranties under the purchase agreement and would create an obligation of the Bank to repurchase such receivable unless the breach were cured. See "Description of the Agreements - Sale and Assignment of Receivables."

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Certain Matters Relating to Conservatorship and Receivership

         The Bank's transfer of receivables to the seller is structured to be a sale by the Bank of all of its right, title and interest in and to the receivables to the seller. The Bank and the seller will agree to treat such transfer as a sale. If the Bank were to become insolvent, the FDIC, as receiver or conservator of the Bank, might take the position that the transfer of receivables did not constitute a "sale," but rather was a "loan" or other contractual obligation of the Bank to the seller secured by the receivables. If this recharacterization were upheld, the seller and, as a consequence, the applicable trust would be creditors of the Bank. Pursuant to the purchase agreement, the Bank will grant the seller a security interest in the receivables and will take certain actions so that if the seller were held to be a creditor of the Bank, it will have a perfected security interest in the receivables as security for any constructive "loan" or other contractual obligation to the Bank. This security interest granted to the seller will, in turn, be assigned by the seller to the related trust and by the related trust to the indenture trustee.

         Under the FDIA, as amended by FIRREA, the FDIC, as conservator or receiver of the Bank, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. To the extent that:

         o the Bank granted a security interest in the receivables to the seller that was assigned to the issuer and then to the indenture trustee;

         o the security interest was validly perfected before the Bank's insolvency;

         o the security interest was not taken or granted in contemplation of the Bank's insolvency or with the intent to hinder, delay or defraud the Bank's creditors;

         o the purchase agreement between the Bank and the seller is continuously a record of the Bank;

         o the agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business; and

         o the indenture trustee is the secured party and is not an insider or affiliate of the Bank, such valid perfected security interest of the indenture trustee would be enforceable (to the extent of the issuer's "actual direct compensatory damages") notwithstanding the insolvency of the Bank and the subsequent repudiation or disaffirmation of the purchase agreement by the FDIC as conservator or receiver of the Bank. Accordingly, payments to the related trust with respect to the receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to the Bank as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur.

         The FDIA does not define "actual direct compensatory damages." The staff of the FDIC takes the position that such damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC's interpretation, noteholders would receive interest only through the date on which the FDIC is appointed conservator or receiver of the Bank. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as conservator or receiver, noteholders may not receive the full amount of interest owing to them. In addition, there is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of the bonds as of the date of repudiation. Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

         Effective from September 11, 2000, the FDIC has adopted a rule, "Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation" (the "Rule"). According to the FDIC, the Rule does not represent a change in the law with respect to securitizations. If the Bank's transfer of receivables satisfies the requirements of the Rule then, not withstanding the FDIC's rights described above, the FDIC would not seek to reclaim, recover or recharacterize the receivables as property of the Bank or of the Bank's receivership. The Bank believes that the transfers of the receivables will comply in all material respects with the Rule's requirements. Those requirements include, among other things, that:

         o the Bank will receive adequate consideration for the transfer of the receivables;

         o the transfer will meet all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition;

         o the Bank will not, as of the date of transfer of the receivables, be insolvent or on the verge of insolvency and will not be rendered insolvent or on the verge of insolvency by reason thereof;

         o        the transfer will not be made in contemplation of insolvency;

         o the transfer will be made in good faith and without the intent to hinder, delay or defraud the Bank's creditors; and

         o the transfer will not otherwise be a fraudulent transfer under applicable law.

         Nevertheless,

         o the FDIC, as conservator or receiver of the Bank, still retains the right (i) to enforce the Basic Documents notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any Basic Documents that impose continuing obligations or duties on the Bank in conservatorship or receivership;

         o there is a statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver of the Bank;

         o the FDIC, as conservator or receiver of the Bank, still retains the right to obtain a stay, for a period of up to 90 days, in any judicial action or proceeding to which the Bank is a party; and

         o the FDIC, as conservator or receiver for the Bank, still retains the right to require the indenture trustee or the owner trustee, as the case may be, to establish its right to the receivables by submitting to and completing the claims procedure established by FIRREA.

         In addition, while the Bank is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the related trust may not have a perfected interest in such collections and, in such event, the related trust may suffer a loss of all or part of such collections which may result in a loss to securityholders.

         A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding period, and to repudiate any servicing obligations of the Bank. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

Certain Bankruptcy Considerations Regarding the Seller

         The seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller, as debtor-in-possession, may argue that the sale of the receivables by the seller was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the noteholders.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, its does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or administrative authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below. Such opinions, however, are not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust and the notes and the related terms, parties and documents applicable to such trust.

Tax Characterization of the Trust

         Federal tax counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all of the certificates of which are retained by seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificate holder.

         A trust which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series (including any class of notes treated as equity for federal income tax purposes). Federal tax counsel will deliver its opinion that a trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel's opinion will also conclude that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the related receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make distributions on the securities, and the Security Owners could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal tax counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of such short-term note may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Non-U.S. Holders. Interest payments made (or accrued) to non-U.S. holders ("Non-U.S. Holders") such as a noteholder who is a nonresident alien, foreign corporation or other holder who is a non-U.S. person (hereinafter referred to as either "Non-U.S. Person" or "Non-U.S. Persons") generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person (1) is not (i) actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates); (ii) a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code; or (iii) a banking institution extending credit pursuant to a loan agreement in the ordinary course of its business and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN (or other appropriate Form W-8) or substitute form provided by the Non-U.S. Person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. Special rules apply to certain Non-U.S. Holders that are pass-through entities.

         If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will be exempt from U.S. withholding tax (provided the appropriate documentation is submitted) but will be subject to U.S. federal income tax on interest income on a net income basis in the same manner as if it were a U.S. person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

         New withholding regulations require that, in the case of notes held by a foreign partnership, (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including, if applicable, a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

         Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold an amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         No information reporting or backup withholding will be required with respect to payments made by the trust to a Non-U.S. Holder if such noteholder (or appropriate person as authorized by the Regulations) provides the appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address to the entity otherwise required to withhold U.S. federal income taxes and such entity does not have actual knowledge or reason to know that the beneficial owner is a U.S. person.

         Backup withholding and information reporting will also not apply if payments of principal, interest or premium (if any) on a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such custodian, nominee, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, if such custodian, nominee, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting unless: (1) such custodian, nominee, agent or broker has documentary evidence in its record that the beneficial owner is a Non-U.S. Person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Payment of principal, interest or premium (if any) on a note paid to a beneficial owner of a note by a U.S. office of a custodian, nominee, or the payment by the U.S. office of a broker of the proceeds of the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address to the entity otherwise required to withhold U.S. federal income taxes and such entity does not have actual knowledge or reason to know that the beneficial owner is a U.S. person.

         Under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), the backup withholding rate has been reduced to match reductions in income tax rates starting in 2001. Under pre-2001 Act law, the backup withholding rate was 31%. The 2001 Act changes this rate to a rate equal to the fourth lowest tax rate imposed on single return filers. The resulting backup withholding rates under the 2001 Act are as follows: 30.5% through 2001; 30% in 2002-2003; 29% in 2004-2005; and 28% in 2006-2010. For payments made after 2010, the backup withholding rate will be increased to 31%.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. If so treated, the trust should be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income." Income to Non-U.S. Persons generally would be subject to U.S. federal income tax and U.S. federal withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In addition, other taxpayers may have differences in the timing of reporting a loss or the character of such income or loss as ordinary or capital.

                                     FASITs

         The Small Business and Job Protection Act of 196 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity became effective on September 1, 1997, but many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to U.S. federal entity level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for U.S. federal income tax purposes. The prospectus supplement for a trust that elects FASIT treatment will provide additional information on the FASIT provisions. Also, FASIT election may be made with respect to a trust in connection with the issuance of future series of its securities, upon satisfaction of certain conditions, delivery by the trust of appropriate legal opinions and a determination by the trust that such election will have no adverse impact on holders of any then existing classes of securities of the trust.

         The federal and state tax discussions set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                         CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulations"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. To the extent that the notes are treated as indebtedness under applicable local law and do not have substantial equity features, their acquisition would not be considered the acquisition of an "equity interest" in the related trust. The likely treatment in this context of notes of a given series will be discussed in the related prospectus supplement.

         Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A Benefit Plan fiduciary considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         On the terms and conditions set forth in an underwriting agreement with respect to a given series, the seller will agree to cause the related trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of securities of the related series set forth therein that are offered hereby and by the related prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the securities described therein that are offered hereby and by the related prospectus supplement if any of such securities are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain securities dealers participating in the offering of such securities or (2) specify that the related securities being offered hereby and by the related prospectus supplement are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such securities, such public offering prices and such concessions may be changed.

         Each underwriting agreement will provide that the Bank and the seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in the related accounts in eligible investments acquired from such underwriters.

         Pursuant to each underwriting agreement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes of securities of such series.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and the servicer by Krieg DeVault LLP, Indianapolis, Indiana, or such other firm as shall be identified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for each trust by Krieg DeVault LLP or such other firm as shall be identified in the related prospectus supplement. Certain matters relating to the securities of any trust will be passed upon for the underwriters of such securities by Sidley Austin Brown & Wood LLP, New York, New York, or such other firm identified in the related prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         The seller, as originator of each trust, filed a registration statement relating to the securities with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information about the securities.

         The servicer will file with the SEC all required periodic and special SEC reports and other information about any trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that the seller files with it, which means that the seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the seller files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust, including our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we terminate offering the securities.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: United Fidelity Bank, fsb, 18 N.W. Fourth Street, P. O. Box 1347, Evansville, IN 47706, Attention: Mark Isaac (telephone: (812) 424-0921).

                            INDEX OF PRINCIPAL TERMS

         We set forth below is a list of terms used in this prospectus and the pages on which you may find the definitions of such terms.

TERM                                                                     PAGE

2001 Act...................................................................S-55
Agreements.................................................................S-27
Approved Rating............................................................S-30
Bank........................................................................S-1
Basic Documents.............................................................S-9
Benefit Plan...............................................................S-58
Code.......................................................................S-41
DTC........................................................................S-12
ERISA.......................................................................S-7
FASIT......................................................................S-56
FASIT Provisions...........................................................S-56
FDIA........................................................................S-8
FFIEC......................................................................S-19
FHLMC......................................................................S-30
FIRREA......................................................................S-8
FNMA.......................................................................S-30
FTC Rule...................................................................S-47
IRS........................................................................S-52
Moody's....................................................................S-30
Named Lienholders..........................................................S-13
Non-U.S. Holders...........................................................S-53
Non-U.S. Person............................................................S-53
Notice of Default..........................................................S-40
OID........................................................................S-53
OID Regulations............................................................S-53
Originator..................................................................S-1
OTS........................................................................S-22
Plan Assets Regulations....................................................S-58
Pool Factor................................................................S-22
Rule..................................................................S-9, S-49
S&P........................................................................S-30
SEC........................................................................S-61
Security Owners............................................................S-24
Strip Securities...........................................................S-21
TIA........................................................................S-44
Trust Bankruptcy Event.....................................................S-39
UCC........................................................................S-24

                              Prospectus Supplement






                           UNITED FIDELITY AUTO TRUSTS
                                     Issuer


                    Asset-Backed Notes $10,000,000 Class A-1
                    Asset-Backed Notes $27,000,000 Class A-2
                    Asset-Backed Notes $12,000,000 Class A-3


                          UNITED FIDELITY FINANCE, LLC
                                     Seller

                            UNITED FIDELITY BANK, fsb
                                    Servicer

                           CITY SECURITIES CORPORATION
                                   Underwriter







You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.


We are not offering these offered notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.


All dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these offered notes will deliver a prospectus supplement and prospectus until 90 days after the effective date of this registration statement.